                                                                   EXHIBIT 10.12

                                                                  EXECUTION COPY
================================================================================



                                 $408,000,000



                               CREDIT AGREEMENT


                                  dated as of


                               December 9, 1996


                                     among


                                Brylane, L.P.,


                          The Lenders Listed Herein,


                  Morgan Guaranty Trust Company of New York,
                            as Administrative Agent


                                      and


                      Merrill Lynch Capital Corporation,
                            as Documentation Agent



================================================================================


                                                         [CS&M Ref No. 1385-309]

                               TABLE OF CONTENTS

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                                   ARTICLE I

                                  DEFINITIONS


SECTION 1.01.  Definitions..............................................     2
SECTION 1.02.  Accounting Terms and Determinations......................    32
SECTION 1.03.  Types of Borrowings......................................    32

                                  ARTICLE II

                                  THE CREDITS

SECTION 2.01.  Commitments to Lend......................................    33
SECTION 2.02.  Method of Borrowing......................................    34
SECTION 2.03.  Notes....................................................    36
SECTION 2.04.  Interest Rate Elections..................................    37
SECTION 2.05.  Interest Rates...........................................    39
SECTION 2.06.  Commitment Fees..........................................    41
SECTION 2.07.  Termination or Reduction of
                 Commitments............................................    42
SECTION 2.08.  Mandatory Repayments and Prepayments.....................    42
SECTION 2.09.  Optional Prepayments.....................................    46
SECTION 2.10.  General Provisions as to Payments........................    47
SECTION 2.11.  Funding Losses...........................................    48
SECTION 2.12.  Computation of Interest and Fees.........................    48
SECTION 2.13.  Letters of Credit........................................    48

                                  ARTICLE III

                                  CONDITIONS

SECTION 3.01.  Effectiveness............................................    54
SECTION 3.02.  Each Credit Event........................................    59
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                                      -i-
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                                  ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES


SECTION 4.01.  Existence and Power......................................    60
SECTION 4.02.  Corporate and Governmental
                Authorization; No Contravention.........................    60
SECTION 4.03.  Binding Effect...........................................    61
SECTION 4.04.  Financial Information; Title to
                Properties..............................................    61
SECTION 4.05.  Litigation...............................................    62
SECTION 4.06.  Compliance with ERISA....................................    62
SECTION 4.07.  Taxes....................................................    63
SECTION 4.08.  Subsidiaries.............................................    63
SECTION 4.09.  Not an Investment Company................................    63
SECTION 4.10.  Compliance with Laws.....................................    64
SECTION 4.11.  Agreements...............................................    64
SECTION 4.12.  Federal Reserve Regulations..............................    64
SECTION 4.13.  Disclosure...............................................    64
SECTION 4.14.  Governmental Approvals...................................    65
SECTION 4.15.  Security Interests.......................................    65
SECTION 4.16.  Employment and Management Agreements.....................    66
SECTION 4.17.  Capitalization...........................................    66
SECTION 4.18.  Environmental Matters....................................    66

                                   ARTICLE V

                                   COVENANTS

SECTION 5.01.  Information..............................................    67
SECTION 5.02.  Payment of Obligations...................................    70
SECTION 5.03.  Maintenance of Property; Insurance;
                Casualty and Condemnation...............................    71
SECTION 5.04.  Conduct of Business and Maintenance
                of Existence............................................    72
SECTION 5.05.  Compliance with Laws.....................................    73
SECTION 5.06.  Inspection of Property, Books and
                Records.................................................    73
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                                     -ii-
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SECTION 5.07.  Fiscal Year..............................................    74
SECTION 5.08.  Further Assurances.......................................    74
SECTION 5.09.  Subsidiaries; Partnerships...............................    74
SECTION 5.10.  Amendment of Certain Documents...........................    75
SECTION 5.11.  Debt; Preferred Stock; Rate
                Protection Agreements...................................    75
SECTION 5.12.  Restricted Payments......................................    78
SECTION 5.13.  Mergers, Consolidations,
                Acquisitions and Sales of Assets........................    80
SECTION 5.14.  Transactions with Affiliates.............................    81
SECTION 5.15.  Sale and Lease-Back Transactions.........................    82
SECTION 5.16.  Investments..............................................    82
SECTION 5.17.  Negative Pledge..........................................    83

SECTION 5.18.  Use of Proceeds and Letters of
                Credit..................................................    85
SECTION 5.19.  Grants of Negative Pledges or
                Dividend Restrictions...................................    85
SECTION 5.20.  Changes in Accounting....................................    85
SECTION 5.21.  Fixed Charge Coverage Ratio..............................    85
SECTION 5.22.  Minimum Adjusted Net Worth...............................    86
SECTION 5.23.  Debt Coverage Ratio......................................    86
SECTION 5.24.  Capital Expenditures.....................................    86

                                  ARTICLE VI

                                   DEFAULTS

SECTION 6.01.  Events of Default........................................    87
SECTION 6.02.  Notice of Default........................................    91


                                  ARTICLE VII

                  THE AGENT, SECURITY AGENT AND ISSUING BANKS

SECTION 7.01.  Appointment and Authorization............................    91
SECTION 7.02.  Agent and Affiliates.....................................    91
SECTION 7.03.  Action by Agent..........................................    91
SECTION 7.04.  Consultation with Experts................................    92
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                                     -iii-
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SECTION 7.05.  Liability of Agent.......................................    92
SECTION 7.06.  Indemnification..........................................    92
SECTION 7.07.  Credit Decision..........................................    92
SECTION 7.08.  Successor Agent..........................................    93
SECTION 7.09.  Agents Fees..............................................    93
SECTION 7.10.  Sub-Agents...............................................    93

                                 ARTICLE VIII

                            CHANGE IN CIRCUMSTANCES

SECTION 8.01.  Basis for Determining Interest Rate
                Inadequate or Unfair....................................    94
SECTION 8.02.  Illegality...............................................    94
SECTION 8.03.  Increased Cost and Reduced Return........................    95
SECTION 8.04.  Base Rate Loans Substituted for
                Affected Fixed Rate Loans...............................    97
SECTION 8.05.  Replacement of Lenders...................................    97
SECTION 8.06.  Taxes....................................................    98

                                  ARTICLE IX

                            CONVERSION OF BORROWER

SECTION 9.01.  General..................................................   101
SECTION 9.02.  New Corporate Borrower...................................   101
SECTION 9.03.  Holding Company Structure................................   103
SECTION 9.04.  Liquidation..............................................   104
SECTION 9.05.  Post-Conversion Actions..................................   104

                                   ARTICLE X

                                 MISCELLANEOUS

SECTION 10.01. Notices..................................................   105
SECTION 10.02. No Waivers...............................................   105
SECTION 10.03. Expenses; Documentary Taxes;
                Indemnification.........................................   105
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                                     -iv-
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SECTION 10.04.   Sharing of Set-Offs....................................   106
SECTION 10.05.   Amendments and Waivers.................................   107
SECTION 10.06.   Successors and Assigns.................................   108
SECTION 10.07.   Collateral.............................................   110
SECTION 10.08.   Waiver of Trial by Jury................................   110
SECTION 10.09.   New York Law...........................................   110
SECTION 10.10.   Counterparts; Integration..............................   111
SECTION 10.11.   Limitation on Recourse.................................   111
SECTION 10.12.   Interest Rate Limitation...............................   111


Exhibit A -      Note
Exhibit B -      Form of Borrowing Base Certificate
Exhibit C -      Guarantee Agreement
Exhibit D -      Pledge Agreement
Exhibit E -      Security Agreement
Exhibit F -      Trademark Collateral Agreement
Exhibit G -      Forms of Opinions of Borrower's Counsel
Exhibit H -      Form of Perfection Certificate
Exhibit I -      Form of Issuing Bank Agreement

Schedule 1     -    Commitments
Schedule 2     -    Mortgaged Properties
Schedule 4.08  -    Subsidiaries
Schedule 4.16  -    Employment and Management Agreements
Schedule 5.14  -    Certain Fees
Schedule 5.17  -    Certain Liens
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                                      -v-

                               CREDIT AGREEMENT


                    AGREEMENT dated as of December 9, 1996, among BRYLANE, L.P., the LENDERS listed on the signature pages hereof, MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Administrative Agent, and MERRILL LYNCH CAPITAL CORPORATION, as Documentation Agent.


                             Preliminary Statement
                             ---------------------

          The Borrower (such term, and all other capitalized terms in this preliminary statement, being used as herein after defined) has entered into the Asset Purchase Agreements pursuant to which the Borrower has agreed to undertake the Acquisition. In connection therewith, the Borrower has requested the Lenders, subject to the terms and conditions of this Agreement, to extend credit to the Borrower, in the aggregate principal amount of up to $408,000,000, in the form of (i) Term Loans to be made by the Lenders on the Effective Date in an aggregate principal amount not in excess of $283,000,000, (ii) Revolving Loans to be made by the Lenders from time to time during the Revolving Loan Availability Period in an aggregate principal amount at any time outstanding not in excess of $125,000,000 (subject to certain limitations specified herein) and
(iii) Letters of Credit to be issued by the Issuing Banks from time to time during the Revolving Loan Availability Period in an aggregate amount at any time outstanding not in excess of $75,000,000 (subject to certain limitations specified herein); provided that the sum of Revolving Loans and Letters of
                   --------
Credit shall not exceed $125,000,000. The proceeds of the Term Loans shall be used by the Borrower to finance a portion of the Acquisition and to refinance certain existing Debt. The proceeds of the Revolving Loans shall be used by the Borrower for general corporate purposes, including to finance the working capital requirements of the Borrower. Letters of Credit shall be issued only for general corporate purposes in the ordinary course of business of the Borrower.

          Accordingly, the parties hereto agree as follows:


                                   ARTICLE I

                                  DEFINITIONS


          SECTION 1.01.  Definitions.  The following terms, as used herein, have
                         ------------
the following meanings:

          "Acquisition" means the purchase by the Borrower of substantially all the assets (excluding cash and certain accounts receivable) of Chadwick's, Inc. and its subsidiary, CDM Corp., pursuant to the Asset Purchase Agreements.

          "Adjusted EBITDA" means, for any period, the sum of (a) Consolidated Net Income for such period, excluding extraordinary or nonrecurring gains or losses, plus (b) depreciation, amortization (including amortization of deferred financing costs and of the initial write-up of inventories resulting from the acquisition of a business, including the Acquisition) and interest expense deducted in determining such Consolidated Net Income, plus (c) income taxes deducted in determining such Consolidated Net Income.

          "Adjusted London Interbank Offered Rate" has the meaning set forth in
Section 2.05(b).

          "Administrative Questionnaire" means, with respect to each Lender, the administrative questionnaire in the form submitted to such Lender by the Agent and submitted to the Agent (with a copy to the Borrower) duly completed by such Lender.

          "Affiliate" means any Person (other than a Subsidiary) directly or indirectly controlling, controlled by or under common control with the Borrower. As used in this definition, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. For purposes of this Agreement and the other Loan Documents, any Person that directly or indirectly owns a 10% or greater ownership interest in the Borrower (or, following a Conversion, 10% or more of the regularly voting common equity securities of the Borrower or its Parent Corporation, as applicable), together with its affiliates, shall be deemed to be an Affiliate of the Borrower.

          "Agent" means Morgan Guaranty Trust Company of New York in its capacity as administrative agent for the Lenders hereunder, and its successors in such capacity.

          "Applicable Lending Office" means, with respect to any Lender, (i) in the case of its Domestic Loans, its Domestic Lending Office and (ii) in the case of its Euro-Dollar Loans, its Euro-Dollar Lending Office.

          "Applicable Percentage" of any Lender means the percentage of the aggregate Revolving Commitments represented by such Lender's Revolving Commitment.

          "Asset Purchase Agreements" means, collectively, (i) the Asset Purchase Agreement, dated as of October 18, 1996, among The TJX Companies, Inc., Chadwick's, Inc. and the Borrower, and (ii) the Asset Purchase Agreement, dated as of October 18, 1996, between CDM Corp. and the Borrower.

          "Asset Sale Prepayment Event" means any sale, assignment, transfer or other disposition of, or casualty to or condemnation of, any assets or properties of the Borrower or any Subsidiary, other than (a) sales of inventory and used or surplus equipment in the ordinary course of business, (b) sales of credit card receivables pursuant to the Credit Card Agreement and (c) any other event that would constitute an "Asset Sale Prepayment Event" if the Borrower intends to reinvest the Net Cash Proceeds therefrom in capital assets within six months after receipt of such Net Cash Proceeds (any such event described in this clause (c) being referred to as a "Reinvestment Event"); provided that (i) if the Net Cash Proceeds from any
                       --------
Reinvestment Event, plus the Net Cash Proceeds from any previous Reinvestment Event that have not yet been reinvested in capital assets, exceed $15,000,000, then an "Asset Sale Prepayment Event" shall be deemed to have occurred with Net Cash Proceeds equal to such excess, and (ii) if the Net Cash Proceeds from any Reinvestment Event have not been fully reinvested in capital assets by the date that is six months after the receipt of such Net Cash Proceeds, an "Asset Sale Prepayment Event" shall be deemed to have occurred on such date with Net Cash Proceeds equal to the Net Cash Proceeds from such Reinvestment Event (excluding any excess portion thereof referred to in clause (i) above) minus the reinvested portion; provided further that, if a Reinvestment Event constitutes a casualty
         -------- -------
or condemnation, then (A) clause (i) above shall not apply to Net Cash Proceeds therefrom consisting of insurance proceeds or condemnation awards and (B) the six-month period referred to in clause (ii) above shall be extended for such period of time as the Borrower is actively and diligently engaged in the repair or replacement of the affected asset or property.

          "Assignee" has the meaning set forth in Section 10.06(c).

          "Base Rate" means, for any day, a rate per annum equal to the higher of (i) the Prime Rate for such day and (ii) the sum of 1/2 of 1% plus the Federal Funds Rate for such day.

          "Base Rate Loan" means at any time a loan out standing hereunder which bears interest at such time at a rate based on the Base Rate pursuant to a Notice of Borrow-ing or Notice of Interest Rate Election (or in the case of the Borrower's failure to timely provide such a notice) or pursuant to Article VIII.

          "Base Rate Margin" means (a) with respect to any Tranche B Term Loan that is a Base Rate Loan, the applicable Tranche B Margin, and (b) with respect to any other Base Rate Loan outstanding on any day: (i) 1.00% if such day is prior to the Pricing Adjustment Date, and (ii) if such day is on or after the Pricing Adjustment Date:

               (A) 0.00%, if such day falls within a Level I Pricing Period;

               (B) 0.25%, if such day falls within a Level II Pricing Period;

               (C) 0.50%, if such day falls within a Level III Pricing Period;

               (D) 0.75%, if such day falls within a Level IV Pricing Period; or

               (E) 1.00%, if such day falls within a Level V Pricing Period.

          "Borrower" means Brylane, L.P., a Delaware limited partnership, and its successors (including any successor contemplated by Article IX).

          "Borrowing" has the meaning set forth in Section 1.03.

          "Borrowing Base" means, at any time, an amount equal to the sum of (a) 70% of the excess of (i) the book value of the Borrower's inventory as of such date, minus (ii) the book value of any such inventory that is classified for purposes of the Borrower's financial statements as slow-moving or obsolete inventory, plus (b) 50% of the excess of (i) the book value (net of accumulated depreciation) of the Borrower's property, plant and equipment as of such date minus (ii) the aggregate outstanding principal amount of Capital Financing Debt as of such date. The Borrowing Base at any time shall be determined by reference to the most recent Borrowing Base Certificate delivered to the Agent, absent any error in such Borrowing Base Certificate.

          "Borrowing Base Certificate" means a certificate in the form of Exhibit B hereto, duly completed and executed by the chief financial officer, chief accounting officer or treasurer of the Borrower.

          "Capital Expenditures" means, with respect to any period, (a) the additions to property, plant and equipment and other capital expenditures of the Borrower and its Consolidated Subsidiaries for such period, as the same are (or would be) set forth, in accordance with generally accepted accounting principles, in a consolidated statement of cash flow of the Borrower for such period, and (b) any other additions to assets or expenditures of the Borrower and its Consolidated Subsidiaries during such period financed with Capital Financing Debt, whether or not such other additions to assets or expenditures are (or would be) set forth in such statement of cash flow (but without duplication of amounts described in clause (a) above); provided that Permitted
                                                       --------
Acquisitions shall not constitute "Capital Expenditures" for purposes of this Agreement.

          "Capital Financing Debt" means (a) Debt (including obligations under capital leases) incurred to finance the acquisition, construction, improvement or lease of property, plant or equipment or other capital assets; provided that
                                                                  --------
such Debt is incurred at the time of or within 90 days after such acquisition or lease, or during or within 90 days after the substantial completion of such construction or improvement; and (b) any Debt incurred to refinance Debt described in clause (a) above, provided that the principal amount of such refinancing Debt does not exceed the principal amount of Debt being refinanced.

          "Cash Available for Principal Payments" means, for any period, Consolidated Net Income for such period, plus, without duplication, (a)
                                         ----
depreciation, amortization (including amortization of the initial write-up of inventories resulting from the acquisition of a business, including pursuant to the Acquisition) and other noncash items deducted in determining such Consolidated Net Income, (b) the amount, if any, by which Net Working Investment decreased during such period and (c) the amount, if any, of cash received by the Borrower and its Subsidiaries during such period (net of any expenses attributable thereto not deducted in determining such Consolidated Net Income) pursuant to transactions not in the ordinary course of business, to the extent receipt of such cash is (x) not included in income in determining such Consolidated Net Income but to be included in income in a later period or periods and (y) not attributable to a Prepayment Event or Reinvestment Event, minus, without duplication, (i) the amount of any noncash items included in
-----
income in determining such Consolidated Net Income, (ii) the amount, if any, by which Net Working Investment increased during such period, (iii) the amount of Capital Expenditures made during such period (but excluding Capital Expenditures to the extent financed with Capital Financing Debt or financed with Net Cash Proceeds from a Reinvestment Event), (iv) to the extent not deducted in determining such Consolidated Net Income, the amount, if any, paid by the Borrower during such period as cash consideration for Permitted Acquisitions (provided that no deduction shall be permitted pursuant to this clause (iv) after the aggregate cumulative amount of cash consideration for Permitted Acquisitions equals $35,000,000), (v) the amount, if any, of items included in income in determining such Consolidated Net Income representing cash received and included in calculating "Cash Available for Principal Payments" in a previous period pursuant to clause (c) above, (vi) the amount, if any, by which deferred compensation decreased during such period, (vii) to the extent not deducted in determining such Consolidated Net Income, the amount of Tax Advances and Tax Distributions paid in cash during such period in compliance with Section 5.12, and (viii) in the case of the fiscal year ending on the Saturday closest to and January 31, 1998, to the extent not deducted in determining such Consolidated Net Income for such fiscal year, the aggregate amount, if any, paid by the Borrower during such fiscal year in cash in respect of post-closing purchase price adjustments and tax adjustments pursuant to the Asset Purchase Agreements; provided that, for purposes of the foregoing,
                           --------
Consolidated Net Income shall be determined without regard to any gains, losses, taxes or expenses resulting from or incurred in connection with a Prepayment Event or Reinvestment Event.

          A "Change of Control" shall be deemed to have occurred if (a) prior to a Conversion (i) any Person other than an affiliate of FS&Co. shall be a general partner in the Borrower, (ii) The Limited and its subsidiaries, as a group, shall own (beneficially and of record) and control partnership interests in the Borrower representing less than 15% of the ownership interests in the Borrower represented by all its outstanding partnership interests, (iii) FS&Co. and its affiliates, as a group, shall own (beneficially and of record) and control partnership interests in the Borrower representing less than 20% of the ownership interests in the Borrower represented by all its outstanding partnership interests, (iv) the Initial Control Group, as a group, shall own (beneficially and of record) and control partnership interests in the Borrower representing less than a majority of the ownership interests in the Borrower represented by all its outstanding partnership interests, (v) any person or group (within the meaning of Rule 13d-5 of the Securities and Exchange Commission as in effect on the date hereof) other than a Person or Persons in the Initial Control Group shall become the beneficial owner (within the meaning of Rule 13d-3 of such Commission as in effect on the date hereof) of partnership interests (including any options, warrants or rights to purchase, and any securities convertible into or exchangeable for, partnership interests) of the Borrower representing 20% or more of the ownership interests in the Borrower represented by all its outstanding partnership interests or (vi) less than a majority of the seats (other than vacant seats) on the board of representatives of the Borrower shall at any time be occupied by persons who were (x) designated by a Person or Persons in the Initial Control Group, or (y) appointed by persons so designated, or (b) after a Conversion (i) if the Borrower remains a partnership, any partnership interest in the Borrower shall be owned by any Person other than the Borrower's Parent Corporation and such Parent Corporation's wholly-owned subsidiaries, (ii) FS&Co. and its affiliates, as a group, shall own (beneficially and of record) and control voting securities of the Borrower (or its Parent Corporation, if applicable) representing less than 20% of the voting power represented by all outstanding securities of the Borrower (or its Parent Corporation, if applicable), (iii) the Initial Control Group, as a group, shall own (beneficially and of record) and control voting securities of the Borrower (or its Parent Corporation, if applicable) representing less than 40% of the voting power represented by all outstanding securities of the Borrower (or its Parent Corporation, if applicable), (iv) any person or group (within the meaning of Rule 13d-5 of the Securities and Exchange Commission as in effect on the date hereof) other than a Person or Persons in the Initial Control Group shall become the beneficial owner (within the meaning of Rule 13d-3 of such Commission as in effect on the date hereof) of voting securities (including any options, rights or warrants to purchase, and any securities convertible into or exchangeable for, voting securities) of the Borrower (or its Parent Corporation, if applicable) representing 20% or more of the voting power represented by all outstanding securities of the Borrower (or its Parent Corporation, if applicable), or (v) less than a majority of the seats (other than vacant seats) on the board of directors of the Borrower (or its Parent Corporation, if applicable) shall at any time be occupied by persons who were (x) nominated by a Person or Persons in the Initial Control Group, or (y) appointed by directors so nominated, or (c) at any time, whether prior to or after a Conversion, a "Change of Control", as defined in the Subordinated Debt Documents, shall occur; provided that an event described in clause (b)(ii) or (b)(iii) above shall
--------
not constitute a "Change of Control" if, after giving effect to such event and to any repayment of Debt effected in connection with such event, the Debt Coverage Ratio is equal to or less than 2.5:1.0.

          "Class" has the meaning set forth in Section 1.03.

          "Commitment" means, with respect to each Lender, its Tranche A Term Commitment, Tranche B Term Commitment or Revolving Loan Commitment or all such Commitments, as the context may require.

          "Consolidated Adjusted Net Worth" means at any date (a) the partners' capital (or, if the Borrower is a corporation, stockholders' equity) of the Borrower as of such date, adjusted to eliminate (i) the effects on Consolidated Net Income of the amortization of the initial write-up of inventories resulting from an acquisition of a business on or after the Effective Date, including the Acquisition, and (ii) any accounting adjustments resulting from a Conversion, minus (b) the amount, if any, of Tax Advances and Management Notes outstanding on such date, to the extent such outstanding Tax Advances and Management Notes are included in determining the amount referred to in clause (a) above.

          "Consolidated Net Income" means, for any period, the consolidated net income (or loss) of the Borrower and its Consolidated Subsidiaries for such period.

          "Consolidated Subsidiary" means at any date any Subsidiary or other entity the accounts of which would be consolidated with those of the Borrower in its consolidated financial statements if such statements were prepared as of such date.

          "Conversion" has the meaning set forth in Section 9.01.

          "Convertible Subordinated Debt" means Debt of the Borrower (and its Parent Corporation, if applicable) in the aggregate principal amount of $20,000,000 in respect of convertible subordinated notes issued as part of the consideration for the Acquisition, maturing 10 years after the Effective Date and convertible into limited partnership interests in the Borrower or, if a Conversion occurs, into shares of common stock of the Borrower or, if applicable, its Parent Corporation.

          "Credit Card Agreements" means (a) the Credit Card Processing Agreement in effect on the Effective Date between the Borrower and World Financial Network National Bank, as amended and in effect from time to time, (b) the Accounts Receivable Purchase Agreement in effect on the Effective Date between the Borrower and Alliance Data Systems Corporation, as amended and in effect from time to time, and (c) any successor, replacement or additional agreement providing for similar services and transactions.

          "Debt" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee which are capitalized in accordance with generally accepted accounting principles, (v) all obligations of such Person as an account party in respect of letters of credit and bankers' acceptances, (vi) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, and (vii) all Debt of others Guaranteed by such Person. The amount of any Debt described in clause
(vi) above shall be deemed to be limited to the fair market value of the assets on which a Lien has been granted to secure such Debt unless such Debt has been assumed or Guaranteed by such Person. The amount of any Debt described in clause
(vii) above shall be limited to the
maximum amount payable under the applicable Guarantee of such Person if such Guarantee contains limitations on the amount payable thereunder.

          "Debt Coverage Ratio" means, at any date, the ratio of (i) the consolidated Debt of the Borrower and its Consolidated Subsidiaries (excluding
(a) Letter of Credit Exposure and the amount of any other outstanding letters of credit, except to the extent such Letter of Credit Exposure and other outstanding letters of credit represent unreimbursed drawings thereunder; provided that amounts excluded under this clause (a) shall not exceed
--------
$75,000,000, and (b) contingent liabilities to repurchase accounts receivable pursuant to the Credit Card Agreements, to the extent such contingent liabilities constitute Debt), determined on a consolidated basis as of such date, divided by (ii) Adjusted EBITDA for the most recent period of four consecutive fiscal quarters of the Borrower ended on or prior to such date; provided that if the Acquisition or a Permitted Acquisition has occurred during
--------
the period since the commencement of the period of four consecutive fiscal quarters for which such Adjusted EBITDA has been determined and on or prior to such date of determination, then such Adjusted EBITDA shall be determined on a pro forma basis (i.e., based on the assumption that the Acquisition or such
                 ----
Permitted Acquisition, as the case may be, occurred on the first day of such period of four consecutive fiscal quarters) in accordance with generally accepted accounting principles.

          "Debt Prepayment Event" means the incurrence by the Borrower or any Subsidiary after the Effective Date of any Debt referred to in clause (iv) of
Section 5.11(a).

          "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

          "Descriptive Memorandum" means the Information Memorandum dated November 1996 prepared by J.P. Morgan Securities Inc., Merrill Lynch Capital Corporation and the Borrower in connection with the Financing Transactions.

          "Documentation Agent" means Merrill Lynch Capital Corporation in its capacity as documentation agent for the Lenders hereunder.

          "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.

          "Domestic Lending Office" means, as to each Lender, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office as such Lender may hereafter designate as its Domestic Lending Office by notice to the Borrower and the Agent.

          "Effective Date" means the date this Agreement becomes effective in accordance with Section 3.01.

          "Environmental and Safety Laws" means any and all applicable Federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, approvals, concessions, grants, franchises, licenses, agreements with Governmental Authorities or other governmental restrictions or requirements binding upon the Borrower or any of its Subsidiaries, as applicable, relating to the environment, or to employee health or safety as it pertains to the use or handling of or exposure to noxious odors or toxic, caustic or radioactive substances, materials or wastes (including, without limitation, petroleum or petroleum products, polychlorinated byphenyls
(PCBs), asbestos or asbestos containing materials) or to the preservation or reclamation of natural resources as a result of the actual or threatened emission, discharge or release of pollutants or contaminants into the environment including, without limitation, ambient air, surface water, groundwater, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of any such pollutants, contaminants, toxic, caustic or hazardous substances, materials or wastes or the clean-up or other remediation thereof, including the Hazardous Materials Transportation Act, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and Hazardous and Solid Waste Amendments of 1984, the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, the Clean Air Act of 1970, as amended, the Toxic Substances Control Act of 1976, the Occupational Safety and Health Act of 1970, as amended, the Emergency Planning and Community Right-to-Know Act of 1986, the Safe Drinking Water Act of 1974, as amended, and any similar or implementing state law, and all amendments or regulations promulgated hereunder.

          "Equity Prepayment Event" means the issuance of additional partnership interests or equity securities, or receipt of additional capital contributions, by the Borrower (or, after a Conversion, its Parent Corporation, if applicable), or any other equity investment in the Borrower (or, after a Conversion, its Parent Corporation, if applicable), in each case after the Effective Date; provided that (a) the foregoing shall not constitute "Equity Prepayment Events"
--------
to the extent attributable to equity investments by members of management of the Borrower (either made directly in the Borrower or indirectly by any partner in or stockholder of the Borrower from funds obtained, directly or indirectly, from such members of management) unless either (i) the aggregate Net Cash Proceeds therefrom exceed $2,500,000 during any fiscal year of the Borrower or (ii) after giving effect thereto the aggregate cumulative amount of Net Cash Proceeds therefrom since the Effective Date exceeds the sum of $1,000,000 plus the aggregate cumulative amount of Restricted Payments made since the

Effective Date pursuant to clause (e) of Section 5.12, in which case the foregoing shall constitute "Equity Prepayment Events" to the extent of any such excess referred to in clause (i) or (ii) above and (b) the foregoing shall not constitute an "Equity Prepayment Event" to the extent attributable to the issuance by VP Holding Corporation of preferred stock on or about the Effective Date and the investment of the proceeds thereof, directly or indirectly, in the Borrower.

          "Equity Prepayment Percentage" means, with respect to the Net Cash Proceeds of any Equity Prepayment Event, (i) 100%, if the Debt Coverage Ratio at the time of receipt of such Net Cash Proceeds (but calculated prior to giving effect to the receipt and application thereof) is greater than or equal to 4.0:1, (ii) 75%, if such Debt Coverage Ratio is greater than or equal to 3.0:1 but less than 4.0:1, (iii) 50%, if such Debt Coverage Ratio is greater than or equal to 2.0:1 but less than 3.0:1 or (iv) 0.0% if such Debt Coverage Ratio is less than 2.0:1.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          "ERISA Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under
Section 414 of the Internal Revenue Code.

          "Euro-Dollar Business Day" means any Domestic Business Day on which commercial banks are open for international business (including dealings in dollar deposits) in London.

          "Euro-Dollar Lending Office" means, as to each Lender, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Euro-Dollar Lending Office) or such other office, branch or affiliate of such Lender as it may hereafter designate as its Euro-Dollar Lending Office by notice to the Borrower and the Agent.

          "Euro-Dollar Loan" means at any time a loan outstanding hereunder which bears interest at such time at a rate based on the Adjusted London Interbank Offered Rate pursuant to a Notice of Borrowing or Notice of Interest Rate Election.

          "Euro-Dollar Margin" means (a) with respect to any Tranche B Term Loan that is a Euro-Dollar Loan, the applicable Tranche B Margin, and (b) with respect to any other Euro-Dollar Loan outstanding on any day (i) 2.00%, if such day is prior to the Pricing Adjustment Date, and (ii) if such day is on or after the Pricing Adjustment Date:

               (A) 1.00%, if such day falls within a Level I Pricing Period;

               (B) 1.25%, if such day falls within a Level II Pricing Period;

               (C) 1.50%, if such day falls within a Level III Pricing Period;

               (D) 1.75%, if such day falls within a Level IV Pricing Period; or

               (E) 2.00%, if such day falls within a Level V Pricing Period.

          "Euro-Dollar Reference Banks" means the principal London offices of [Midland Bank PLC, NationsBank of North Carolina, N.A.] and Morgan Guaranty Trust Company of New York.

          "Euro-Dollar Reserve Percentage" has the meaning set forth in Section 2.05(b).

          "Event of Default" has the meaning set forth in Section 6.01.

          "Excess Cash Flow" means, for any period, the excess, if any, of Cash Available for Principal Payments for such period over the sum of (a) principal payments made during such period in respect of Term Loans, but excluding (i) any such principal payments made pursuant to subsection (e) or (f) of Section 2.08 or clause (iv) of Section 5.11(a) plus (b) principal payments made during such period in respect of Capital Financing Debt (other than pursuant to a refinancing) and any Debt incurred in reliance upon clause (iv) of Section 5.11(a).

          "Existing Credit Agreement" means the Credit Agreement dated as of August 30, 1993, among the Borrower, certain banks and Morgan Guaranty Trust Company of New York, as agent, as amended and in effect immediately prior to the Effective Date.

          "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100th of l%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if such day is not a Domestic
                          --------
Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Morgan Guaranty Trust Company of New York on such day on such transactions as determined by the Agent.

          "Finance Corp." means Brylane Capital Corp., a Delaware corporation, and its successors.

          "Financing Transactions" means the transactions contemplated by the Loan Documents, including the borrowing of the Loans and the grant of security interests under the Security Documents.

          "Fixed Charge Coverage Ratio" means, for any period, the ratio of (a) the sum of (i) Adjusted EBITDA for such period plus (ii) rental expense deducted in determining Consolidated Net Income for such period divided by (b) the sum of rental expense and interest expense (excluding any portion of interest expense representing amortization of financing costs paid in a previous period) deducted in determining Consolidated Net Income for such period.

          "FS&Co." means Freeman Spogli & Co., a California general partnership.

          "Governmental Authority" means any federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

          "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for
       --------
collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

          "Guarantee Agreement" means the Guarantee Agreement among the Subsidiaries and the Agent, substantially in the form of Exhibit C hereto, as amended from time to time.

          "Incremental Capital Expenditures" means any Capital Expenditures made in reliance upon the proviso to Section 5.24.

          "Initial Control Group" means (i) FS&Co. and its affiliates and (ii) The Limited and its subsidiaries; provided that the Borrower and its
                                  --------
Subsidiaries shall not be considered to be affiliates of FS&Co. or subsidiaries of The Limited for purposes of identifying the "Initial Control Group".

          "Interest Period" means: (1) with respect to each Euro-Dollar Borrowing, the period commencing on the date of such Borrowing and ending one, two, three or six months thereafter, as the Borrower may elect in the applicable Notice of Borrowing or Notice of Interest Rate Election; provided that:
                                                         ---------

          (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

          (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day of a calendar month; and

          (c) if any Interest Period includes a date on which a payment of principal of the Loans of the applicable Class is required to be made under subsection (a), (b) or (c) of Section 2.08 but does not end on such date, then (i) the principal amount (if any) of each Euro-Dollar Loan required to be repaid on such date shall have an Interest Period ending on such date and (ii) the remainder (if any) of each such Euro-Dollar Loan shall have an Interest Period determined as set forth above; and

(2) with respect to each Base Rate Borrowing, the period commencing on the date of such Borrowing and ending on the next Quarterly Payment Date that occurs thereafter; provided that:
            --------

          (a) any Interest Period (other than an Interest Period determined pursuant to clause (b)(i) below) which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day; and

          (b) if any Interest Period includes a date on which a payment of principal of the Loans of the applicable Class is required to be made under subsection (a), (b) or (c) of Section 2.08 but does not end on such date, then (i) the principal amount (if any) of each Base Rate Loan required to be repaid on such date shall have an Interest Period ending on such date and (ii) the remainder (if any) of each such Base Rate Loan shall have an interest Period determined as set forth above.

          "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended, or any successor statute.

          "Investment" means any investment in any Person, whether by means of share purchase, capital contribution, loan, time deposit or otherwise.

          "Issuing Banks" means (i) The Bank of Nova Scotia and (ii) any other Lender that shall enter into an Issuing Bank Agreement as provided in Section 2.13(m), in each case in their capacities as the issuers of Letters of Credit, and their respective successors in such capacity.

          "Issuing Bank Agreement" has the meaning set forth in Section 2.13.

          "Lender" means each bank or other financial institution listed on the signature pages hereof, each Assignee which becomes a Lender pursuant to Section 10.06(c), and their respective successors.

          "Letter of Credit" means any letter of credit issued pursuant to
Section 2.13.

          "Letter of Credit Disbursement" means a payment or disbursement made by an Issuing Bank pursuant to a Letter of Credit.

          "Letter of Credit Exposure" means at any time the sum of (i) the aggregate undrawn amount of all outstanding Letters of Credit plus (ii) the aggregate amount of all Letter of Credit Disbursements not yet reimbursed by the Borrower as provided in Section 2.13. The Letter of Credit Exposure of any Lender at any time shall mean its Applicable Percentage of the aggregate Letter of Credit Exposure at such time.

          "Level I Pricing Period" means any period on or after the Pricing Adjustment Date during which the Pricing Ratio is less than or equal to 2.00:1 and no Event of Default has occurred and is continuing.

          "Level II Pricing Period" means any period on or after the Pricing Adjustment Date during which the Pricing Ratio is greater than 2.00:1 but less than or equal to 2.50:1 and no Event of Default has occurred and is continuing.

          "Level III Pricing Period" means any period on or after the Pricing Adjustment Date during which the Pricing

Ratio is greater than 2.50:1 but less than or equal to 3.00:1 and no Event of Default has occurred and is continuing.

          "Level IV Pricing Period" means any period on or after the Pricing Adjustment Date during which the Pricing Ratio is greater than 3.00:1 but less than or equal to 3.50:1 and no Event of Default has occurred and is continuing.

          "Level V Pricing Period" means any period on or after the Pricing Adjustment Date that is not a Level I Pricing Period, a Level II Pricing Period, a Level III Pricing Period or a Level IV Pricing Period.

          "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, the Borrower or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

          "Loan" means a Term Loan or a Revolving Loan, whether made as a Base Rate Loan or a Euro-Dollar Loan, and "Loans" means Term Loans or Revolving Loans or any combination of the foregoing.

          "Loan Documents" means this Agreement, the Notes, the Letters of Credit, the Guarantee Agreement, the Trademark Collateral Agreement and the Security Documents.

          "London Interbank Offered Rate" has the meaning set forth in Section 2.05(b).

          "Management Notes" means promissory notes payable to the Borrower from members of management of the Borrower and contributed to the Borrower as an equity investment in the Borrower; provided that the aggregate principal amount
                                   --------
of such promissory notes at any time outstanding shall not exceed $3,500,000.

          "Margin Stock" has the meaning given such term under Regulation U.

          "Material Adverse Effect" means (i) a materially adverse effect on the assets, financial condition or results of operations of the Borrower and its Consolidated Subsidiaries taken as a whole, (ii) material impairment of the ability of the Borrower or any Subsidiary to perform any material Obligations under the Loan Documents, or (iii) material impairment of the rights of or benefits available to the Lenders under any Loan Document.

          "Material Debt" means Debt of the Borrower and/or one or more of its Subsidiaries, arising in one or more related or unrelated transactions, in an aggregate principal amount exceeding $5,000,000.

          "Maximum Subordinated Debt Prepayment" means, with respect to any Equity Prepayment Event, (i) if the Equity Prepayment Percentage with respect thereto is 100%, then $0.00, (ii) if the Equity Prepayment Percentage with respect thereto is 75%, then an amount equal to 25% of the Equity Prepayment Percentage of the Net Cash Proceeds in respect of such Equity Prepayment Event,
(iii) if the Equity Prepayment Percentage with respect thereto is 50%, then an amount equal to 50% of the Equity Prepayment Percentage of the Net Cash Proceeds in respect of such Equity Prepayment Event, or (iv) if the Equity Prepayment Percentage with respect thereto is 0.0%, then $0.00; provided that, in the case
                                                     --------
of an Equity Prepayment Event occurring prior to the date that is 180 days after the Effective Date, "Maximum Subordinated Debt Prepayment" means an amount equal to 35% of the Net Cash Proceeds in respect of such Equity Prepayment Event.

          "Minimum Adjusted Net Worth" means, at any date, the sum of (a) $80,000,000, plus (b) 90% (or, if as of the end of the fiscal quarter for which an amount is being calculated for purposes of this clause (b) "Minimum Adjusted Net Worth" exceeds $150,000,000, then 50%) of the excess of (i) Consolidated Net Income in respect of each fiscal quarter of the Borrower ending after the Effective Date and prior to such date of determination (adjusted as provided below), minus (ii) as long as the Borrower is a partnership, the decrease in Consolidated Adjusted Net Worth attributable to Tax Advances and Tax Distributions made in respect of the Tax Distribution Amount for such fiscal quarter, plus (c) 90% of each increase in Consolidated Adjusted Net Worth attributable to the issuance of additional partnership interests or equity securities by, or capital contributions to, or other equity investments in, the Borrower after the Effective Date; provided
                                                                    --------
that (i) "Minimum Adjusted Net Worth" shall not decrease if the amount determined pursuant to clause (b) above in respect of any fiscal quarter is negative (and any such negative amount shall be disregarded in calculating "Minimum Adjusted Net Worth") and (ii) for purposes of clause (b) above, Consolidated Net Income shall be adjusted to eliminate the effects thereon of [the amortization of the initial write-up of inventories resulting from the Acquisition and] any accounting adjustments resulting from a Conversion.

          "Mortgage" means a mortgage, deed of trust or other security document granting a lien on a Mortgaged Property to secure the Obligations.

          "Mortgaged Property" means each real property and the improvements thereto identified on Schedule [ ].

          "Net Cash Proceeds" means, with respect to any Prepayment Event or Reinvestment Event or any other event requiring a calculation of "Net Cash Proceeds" hereunder, an amount equal to the cash proceeds (including insurance proceeds and condemnation awards) received by the Borrower and its Subsidiaries from or in respect of such event (including cash received as proceeds from any noncash consideration received in respect of any such event), less (i) any expenses reasonably incurred by the Borrower and its

Subsidiaries in respect of such event, (ii) in the case of an Asset Sale Prepayment Event or Reinvestment Event, amounts required to be applied to repay Debt (other than Loans or Subordinated Debt) associated with the assets or properties subject to such Event and reasonable reserves established in good faith by the Borrower to satisfy any indemnification obligations undertaken in connection with such Event or to pay other retained liabilities associated with such assets or properties, (iii) taxes paid or payable by the Borrower and its Subsidiaries (as determined reasonably and in good faith by the chief financial officer or chief accounting officer of the Borrower) in respect of such event and (iv) as long as the Borrower is a partnership, the increase, if any, in the Tax Distribution Amount attributable to such event (as determined reasonably and in good faith by the chief financial officer or chief accounting officer of the Borrower).

          "Net Working Investment" means, at any date (i) the consolidated current assets of the Borrower and its Consolidated Subsidiaries (excluding cash, Temporary Cash Investments and the unamortized portion of the initial write-up of inventories resulting from the Transactions) minus (ii) the consolidated current liabilities of the Borrower and its Consolidated Subsidiaries (excluding any current liabilities in respect of Debt), all determined as of such date. Net Working Investment at any date may be a positive or negative number. Net Working Investment increases when it becomes more positive or less negative and decreases when it become less positive or more negative.

          "Note" means a promissory note of the Borrower payable to a Lender, substantially in the form of Exhibit A hereto for the applicable Class, evidencing the obligation of the Borrower to repay the Loans made by such Lender of a particular Class, and "Notes" means any of or all such promissory notes issued hereunder.

          "Notice of Borrowing" has the meaning set forth in Section 2.02.

          "Notice of Interest Rate Election" has the meaning set forth in
Section 2.04.

          "Obligations" means (a) the due and punctual payment by the Borrower of (i) the principal of and interest on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the Borrower under Section
2.13 in respect of any Letter of Credit Disbursement, when and as due, including interest thereon, if any, (iii) all other monetary obligations of the Borrower to the Agent, the Security Agent, the Issuing Banks and the Lenders under this Agreement and the other Loan Documents to which the Borrower is or is to be a party and (iv) all monetary obligations of the Borrower under any Rate Protection Agreement entered into with a counterparty that was a Lender at the time such Rate Protection Agreement was entered into, (b) the due and punctual performance of all other obligations of the Borrower under this Agreement and the other Loan Documents and (c) the due and punctual payment and performance of all obligations of each Subsidiary under the Loan Documents to which it is or is to be a party.

          "Parent" means, with respect to any Lender, any Person controlling such Lender.

          "Parent Corporation" means any corporation that becomes the owner, directly or indirectly, of all the outstanding partnership interests of the Borrower pursuant to a Conversion.

          "Participant" has the meaning set forth in Section 10.06(b).

          "Partnership Agreement" means the partnership agreement of the Borrower, as amended from time to time.

          "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

          "Permitted Acquisition" means (a) any acquisition by the Borrower of assets or properties (other than Investments) to be utilized in the Borrower's business, or comprising a separate business of the same type conducted by the Borrower prior to such acquisition, excluding assets and properties acquired in the ordinary course of business or (b) any acquisition by the Borrower of all the outstanding capital stock of a corporation; provided that (i) no Default has
                                                --------
occurred and is continuing at the time of, or would result from, such acquisition, (ii) the consideration paid by the Borrower in connection with such acquisition consists entirely of cash or limited partnership interests in the Borrower (or common stock of the Borrower or its Parent Corporation, if applicable), or Permitted Preferred Stock, or warrants or options to acquire any such limited partnership interests (or common stock) or Permitted Preferred Stock, or a combination thereof, (iii) the aggregate cash consideration paid by the Borrower in connection with such acquisition and all previous acquisitions constituting "Permitted Acquisitions" does not exceed the sum of (A) $35,000,000 plus (B) the Net Cash Proceeds from Equity Prepayment Events previously received by the Borrower minus (C) the sum of the aggregate amount that the Borrower has expended to make Restricted Payments pursuant to clauses (f) and (g) of Section
5.12 plus the aggregate principal amount of Term Loans required to have been prepaid pursuant to subsection (e) of Section 2.08 in respect of such Net Cash Proceeds and pursuant to clause (g) of Section 5.12 in order to permit Restricted Payments thereunder, and (iv) if such acquisition is made pursuant to clause (b) above, then (A) substantially all the business of the acquired corporation is of the same type as the business conducted by the Borrower prior to such acquisition, (B) the acquired corporation does not have any Debt that will remain outstanding after giving effect to such acquisition (other than Debt that would be permitted under clause (vii) of

Section 5.11(a) if incurred by the Borrower at the time of such acquisition),
(C) such corporation does not have any subsidiaries (other than subsidiaries that are liquidated or merged into the Borrower within 90 days after such acquisition or that constitute Permitted Subsidiaries) and (D) such corporation is liquidated or merged into the Borrower within 90 days after such acquisition. Notwithstanding the foregoing, the Acquisition shall not be considered to be a "Permitted Acquisition".

          "Permitted Preferred Stock" means preferred stock issued by the Borrower (if it becomes a corporation pursuant to a Conversion) that (a) does not require payment of cash dividends, (b) is not subject to any mandatory redemption or repurchase requirements and (c) is not convertible or exchangeable (other than at the option of the Borrower or its Parent Corporation) into or for any other security other than limited partnership interests in the Borrower (or common stock of the Borrower or its Parent Corporation, if applicable) or other securities that would constitute "Permitted Preferred Stock" hereunder.

          "Permitted Subsidiary" means any Subsidiary that (i) is a Wholly Owned Consolidated Subsidiary and (ii) complies with the requirements set forth in
Section 5.04(c) or, in the case of Finance Corp., Section 5.04(b).

          "Person" means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

          "Plan" means at any time an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under
Section 412 of the Internal Revenue Code and is either (i) maintained by a member of the ERISA Group for employees of a member of the ERISA Group or (ii) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

          "Pledge Agreement" means the Pledge Agreement among the Borrower, such Subsidiaries as shall become parties thereto and the Security Agent, substantially in the form of Exhibit D hereto, as amended from time to time.

          "Prepayment Event" means an Asset Sale Prepayment Event, a Debt Prepayment Event or an Equity Prepayment Event.

          "Pricing Adjustment Date" means the day that is six months after the Effective Date.

          "Pricing Ratio" means, at any date, the ratio of (i) the consolidated Debt of the Borrower and its Consolidated Subsidiaries (excluding (a) the Letter of Credit Exposure and the amount of any other outstanding letters of credit, except to the extent such Letter of Credit Exposure and other outstanding letters of credit represent unreimbursed drawings thereunder; provided that
                                                              --------
amounts excluded under this clause (a) shall not exceed $75,000,000, and (b) contingent liabilities to repurchase accounts receivable pursuant to the Credit Card Agreements, to the extent such contingent liabilities constitute Debt), determined on a consolidated basis, divided by (ii) Adjusted EBITDA for the most recent period of four consecutive fiscal quarters of the Borrower for which financial statements have been delivered to the Agent; provided that, solely for
                                                       --------
purposes of this definition, the consolidated Debt of the Borrower and its Consolidated Subsidiaries shall be determined for purposes of clause (i) above on the basis of (a) Term Loans outstanding on the last day of the most recent fiscal quarter covered by the financial statements referred to in clause (ii) above, and (b) the daily average outstanding amount of all other Debt during such most recent period of four consecutive fiscal quarters; provided further that if the
                                            ----------------
Acquisition or a Permitted Acquisition has occurred during the period since the commencement of the period of four consecutive fiscal quarters for which such Adjusted EBITDA has been determined and on or prior to such date of determination, then such Adjusted EBITDA shall be determined on a pro forma basis (i.e., based on the assumption that the Acquisition or such Permitted
       ----
Acquisition, as the case may be, occurred on the first day of such period of four consecutive fiscal quarters) in accordance with generally accepted accounting principles. A change in the Pricing Ratio shall be effective on the date of receipt by the Agent of the Borrower's financial statements demonstrating such change.

          "Prime Rate" means the rate of interest publicly announced by Morgan Guaranty Trust Company of New York in New York City from time to time as its Prime Rate.

          "Quarterly Payment Date" means each day that is the last Euro-Dollar Business Day preceding the Saturday closest to January 31, April 30, July 31 and October 31, of each year.

          "Rate Protection Agreements" means interest rate protection agreements, foreign currency exchange agreements and other interest or exchange rate hedging, cap, collar or swap arrangements.

          "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

          "Reinvestment Event" has the meaning set forth in the definition of the term "Asset Sale Prepayment Event".

          "Reportable Event" means any reportable event as defined in Section 4043(b) of ERISA, or the regulations issued thereunder, with respect to a Plan (other than those excepted from such reporting requirements by virtue-thereof).

          "Required Lenders" means at any time Lenders with Loans, Letter of Credit Exposure and unused Commitments representing at least a majority of the sum of the aggregate principal amount of Loans outstanding and the aggregate amount of the Letter of Credit Exposure and unused Commitments at such time.

          "Restricted Payment" means (a) any Tax Advance, Tax Distribution or other distribution by the Borrower to any one or more of the partners in the Borrower or otherwise on account of any partnership interest in the Borrower,
(b) if the Borrower shall become a corporation, any dividend or other distribution on any shares of the Borrower's capital stock (except dividends payable solely in shares of its common stock or Permitted Preferred Stock), (c) any payment or other consideration on account of the purchase, redemption, retirement or acquisition of (i) any partnership interest in the Borrower, any shares of the Parent Corporation's capital stock or, if the Borrower becomes a corporation, any shares of the Borrower's capital stock or (ii) any option, warrant or other right to acquire any partnership interest in the Borrower, any shares of the Parent Corporation's capital stock or, if the Borrower becomes a corporation, any shares of the Borrower's capital stock, (d) any payment or prepayment of principal of or premium (if any) or interest on or any other amount in respect of any Subordinated Debt, or (e) any payment or other consideration on account of the prepayment, purchase, redemption, retirement, defeasance, acquisition, termination, cancellation or compromise of any Subordinated Debt.

          "Revolving Loan" means a loan made by a Lender pursuant to Section 2.01(c).

          "Revolving Loan Availability Period" means the period from and including the Effective Date to but excluding the Tranche A Maturity Date, or such earlier date as the Revolving Loan Commitments shall have expired or been terminated.

          "Revolving Loan Commitment" means, as to any Lender, the obligation of such Lender to make Revolving Loans to the Borrower and to acquire participations in Letters of Credit in an aggregate principal amount at any one time outstanding not exceeding the amount set forth opposite such Lender's name in Schedule 1 hereto under the caption "Revolving Loan Commitment", as the same may be reduced from time to time pursuant to Section 2.07 and subject to the limitations of Sections 2.01(c) and 2.13.

          "Security Agent" means Morgan Guaranty Trust Company of New York in its capacity as security agent under the Security Documents and its successors in such capacity.

          "Security Agreement" means the Security Agreement among the Borrower, its Subsidiaries and the Security Agent, substantially in the form of Exhibit E hereto, as amended from time to time.

          "Security Documents" means the Mortgages, the Pledge Agreement, the Security Agreement and all other security agreements, mortgages, deeds of trust and other documents and instruments executed and delivered pursuant to Section
5.08 in order to secure any Obligations.

          "Subordinated Debt" means the Convertible Subordinated Debt and Debt in respect of the Subordinated Notes or any Debt incurred in compliance with clause (ii) of Section 5.11(a) to refinance the Convertible Subordinated Debt or the Subordinated Notes.

          "Subordinated Debt Documents" means any indentures, notes or other agreements, instruments or securities evidencing or governing the terms of any Subordinated Debt, including any agreements or instruments pursuant to which any Subordinated Debt is guaranteed or secured.

          "Subordinated Debt Prepayment Amount" has the meaning set forth in
Section 2.08(e).

          "Subordinated Guarantee Agreement" means an agreement pursuant to which a Subsidiary Guarantees Subordinated Debt and which (i) is required by the terms of a Subordinated Debt Document, (ii) is subordinated to such Subsidiary's Debt in respect of the Obligations on the same terms that the Subordinated Debt is required to be subordinated, (iii) is unsecured and (iv) does not impose any additional covenants or other obligations (other than covenants and obligations already contained in the Subordinated Debt Documents which become applicable by virtue of such agreement) upon such Subsidiary.

          "Subordinated Notes" means the senior subordinated notes due September 1, 2003 jointly issued by the Borrower and Finance Corp. in the aggregate principal amount of $125,000,000.

          "Subsidiary" means any corporation or other entity (including any partnership) of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Borrower.

          "Tax Advance" means any loan made to a partner in the Borrower in accordance with Section 5.01(c) of the Partnership Agreement.

          "Tax Distribution" means any distribution made to a partner in the Borrower in accordance with Section 5.01(b) or (d) of the Partnership Agreement.

          "Tax Distribution Amount" means, in respect of any period during which the Borrower is a partnership, an amount equal to (a) the sum of the highest marginal Federal income tax rate and highest state and local income or franchise tax rate applicable to any corporate partner in the Borrower on its income from the Borrower for such period, expressed as a percentage, multiplied by (b) the Borrower's taxable income for such period; provided that
                                                                 --------
(i) the foregoing shall be determined giving effect to the deduction of state and local income and franchise taxes for purposes of determining Federal income taxes, (ii) the foregoing shall be determined giving effect to any carryforward of cumulative tax losses of the Borrower from any previous period (to the extent not previously utilized) since the organization of the Borrower and any investment tax credits and other tax credits generated by the Borrower and (iii) if the Borrower remains a partnership after a Conversion occurs, the tax rates determined pursuant to clause (a) above shall be based on the actual tax rates applicable to the Parent Corporation. The "Tax Distribution Amount" for any period may be estimated for any period, provided that such estimate is reasonably made by the Borrower's chief financial officer or chief accounting officer in good faith, but in the event that the Borrower files any Federal income tax return that is inconsistent with its estimate for any period (or in the event that it is subsequently determined that such estimate or the amounts reflected in any such Federal income tax return were incorrect) then an appropriate adjustment shall be made to the Tax Distribution Amount for the next succeeding period or periods to reflect such discrepancy. The "Tax Distribution Amount" also shall be increased by the amount of any Tax Distribution to be made in accordance with Section 5.01(d) of the Partnership Agreement.

          "Temporary Cash Investment" means any Investment in (i) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, (ii) commercial paper rated in the highest grade by a nationally recognized credit rating agency,
(iii) time deposits with, including certificates of deposit issued by, any office located in the United States of any bank or trust company which is organized under the laws of the United States or any state thereof and has capital, surplus and undivided profits aggregating at least $500,000,000, (iv) repurchase agreements with respect to securities described in clause (i) above entered into with an office of a bank or trust company meeting the criteria specified in clause (iii) above, or (v) any mutual fund managed by a reputable investment manager that invests substantially all of its assets in Investments of the type described in clauses
(i), (ii), (iii) or (iv) above; provided in each case that such Investment
                                --------
matures within one year from the date of acquisition thereof by the Borrower or a Subsidiary (except that an Investment described in clause (v) above need not satisfy the foregoing maturity requirement, but such Investment shall be subject to redemption on demand and the Investments made by such mutual fund shall satisfy the foregoing maturity requirement).

          "Term Commitment" means a Tranche A Term Commitment or a Tranche B Term Commitment.

          "Term Loan" means a Tranche A Term Loan or a Tranche B Term Loan.

          "Termination Date" means the last day of the Revolving Loan Availability Period or such earlier date as the Revolving Loan Commitments shall have expired or been terminated, all Revolving Loans have been repaid in full, all Letter of Credit Disbursements shall have been repaid in full, and all Letters of Credit shall have expired or been canceled.

          "The Limited" means The Limited, Inc., a Delaware corporation, and its successors.

          "Trademark Agreements" means, collectively, (i) the Trademark License Agreement and the Electronic Media Trademark License Agreement previously entered into among certain subsidiaries of The Limited as contemplated by the Transaction Agreement, the rights of the licensees under which have been assigned to the Borrower, as amended from time to time and (ii) each of (A) the Assignment and License of Trademarks Agreement among The TJX Companies, Inc.,

Chadwick's, Inc. and the Borrower, as amended from time to time, (B) the Trademarks License Agreement among The TJX Companies, Inc. and the Borrower, as amended from time to time, and (C) the Trademarks License Agreement among the TJX Companies, Inc. and Chadwick's Trade Name Sub, Inc., as amended from time to time, each to be entered into in connection with the Acquisition.

          "Trademark Collateral Agreement" means the Trademark Collateral Agreement among each of The Limited, certain subsidiaries thereof and the Security Agent, substantially in the form of Exhibit F hereto, as amended from time to time.

          "Tranche A Maturity Date" means the last Euro-Dollar Business Day preceding the Saturday closest to January 31, 2002.

          "Tranche A Term Commitment" means, as to any Lender, the obligation of such Lender to make Tranche A Term Loans to the Borrower in an aggregate principal amount not exceeding the amount set forth opposite such Lender's name in Schedule 1 hereto under the caption "Tranche A Term Commitment", as the same may be reduced from time to time pursuant to Section 2.07.

          "Tranche A Term Loan" means a loan made by a Lender pursuant to
Section 2.01(a).

          "Tranche B Margin" means (a) with respect to any Tranche B Term Loan that is a Base Rate Loan, 1.50%, and (b) with respect to any Tranche B Term Loan that is a Euro-Dollar Loan, 2.50%.

          "Tranche B Maturity Date" means the last Euro-Dollar Business Day of the month of February 2003.

          "Tranche B Term Commitment" means, as to any Lender, the obligation of such Lender to make Tranche B Term Loans to the Borrower in an aggregate principal amount not exceeding the amount set forth opposite such Lender's name in Schedule 1 hereto under the caption "Tranche B Term Commitment", as the same may be reduced from time to time pursuant to Section 2.07.

              "Tranche B Term Loan" means a loan made by a Lender pursuant to
Section 2.01(b).

          "Transaction Agreement" means the Transaction Agreement dated as of July 13, 1993, among VGP, VLP and certain subsidiaries of The Limited, as amended from time to time.

          "Transaction Documents" means (i) the Transaction Agreement, the Partnership Agreement, the Credit Card Agreements, the Asset Purchase Agreements and the Trademark Agreements and (ii) any and all contracts and agreements in effect on the Effective Date between the Borrower and any Subsidiary, on the one hand, and any Person in the Initial Control Group, on the other hand.

          "Transactions" means the Financing Transactions and the Acquisition.

          "Type" has the meaning set forth in Section 1.03.

          "Unfunded Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the present value of all vested benefits under such Plan exceeds (ii) the fair market value of all Plan assets, all determined as of the then most recent valuation date for such Plan based on the actuarial assumptions used to fund the Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or the Plan under Title IV of ERISA.

          "VGP" means VGP Corporation, a Delaware corporation, and its successors.

          "VLP" means VLP Corporation, a Delaware corporation, and its successors.

          "Wholly-Owned Consolidated Subsidiary" means any Consolidated Subsidiary all of the shares of capital stock or other ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by the Borrower.

          SECTION 1.02.  Accounting Terms and Determinations.  Unless otherwise
                         ------------------------------------
specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Borrower's independent public accountants) with the most recent audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries delivered to the Lenders; provided that, if the Borrower notifies the Agent that the
                --------
Borrower wishes to amend any covenant contained in Article V or the definition of "Pricing Ratio" to eliminate the effect of any change in generally accepted accounting principles on the operation of such covenant or such definition (or if the Agent notifies the Borrower that the Required Lenders wish to amend any such covenant or such definition for such purpose), then the Borrower's compliance with such covenant or the calculation of the Pricing Ratio, as applicable, shall be determined on the basis of generally accepted accounting principles in effect immediately before the relevant change in generally accepted accounting principles became effective, until either such notice is withdrawn or such amendment becomes effective in accordance with this Agreement.

          SECTION 1.03.  Types of Borrowings.  The term "Borrowing" refers to
                         --------------------
the portion of the aggregate principal amount of Loans of any Class outstanding hereunder which bears interest of a specific Type and for a specific

Interest Period (subject to clauses (1)(c), and (2)(b) of the definition of Interest Period) pursuant to a Notice of Borrowing or Notice of Interest Rate Election. Each Lender's ratable share of each Borrowing is referred to herein as a separate "Loan". Borrowings and Loans hereunder are distinguished by "Class" and by "Type". The "Class" of a Loan (or of a Commitment to make such a Loan or of a Borrowing comprising such Loans) refers to whether such Loan is a Tranche A Term Loan, a Tranche B Term Loan or a Revolving Loan, each of which constitutes a Class. The "Type" of a Loan refers to whether such Loan is a Base Rate Loan or a Euro-Dollar Loan. Borrowings and Loans may be identified by both Class and Type (e.g., a "Tranche A Euro-Dollar Loan" is a Loan which is both a Tranche A
      ----
Term Loan and a Euro-Dollar Loan).


                                  ARTICLE II

                                  THE CREDITS

          SECTION 2.01.  Commitments to Lend.  (a)  Tranche A Term Loans.  Each
                         --------------------       ---------------------
Lender having a Tranche A Term Loan Commitment severally agrees, on the terms and conditions set forth in this Agreement, to make a loan to the Borrower on the Effective Date in an aggregate principal amount not exceeding its Tranche A Term Commitment.

          (b)  Tranche B Term Loans.  Each Lender having a Tranche B Term Loan
               ---------------------
Commitment severally agrees, on the terms and conditions set forth in this Agreement, to make a loan to the Borrower on the Effective Date in an aggregate principal amount not exceeding its Tranche B Term Commitment.

          (c)  Revolving Loans.  Each Lender having a Revolving Loan
               ---------------
Commitment severally agrees, on the terms and conditions set forth in this Agreement, to make loans to the Borrower from time to time during the Revolving Loan Availability Period; provided that the aggregate principal
                          --------
amount of such Lender's loans at any one time outstanding shall not exceed the excess of (i) the lesser of its Revolving Loan Commitment or its Applicable Percentage of the Borrowing Base at such time, over (ii) its Letter of Credit Exposure at such time. Within the foregoing limit, the Borrower may borrow under this subsection (c), repay or (to the extent permitted by Section 2.09) prepay loans made under this subsection (c) and reborrow at any time during the Revolving Loan Availability Period under this subsection (c).

          (d)  Borrowings Ratable.  Each Borrowing under subsection (a), (b) or
               -------------------
(c) of this Section 2.01 shall be made from the Lenders ratably in proportion to their respective Commitments of the relevant Class.

          SECTION 2.02.  Method of Borrowing.  (a)  The Borrower shall give the
                         --------------------
Agent notice (a "Notice of Borrowing") not later than 10:00 A.M. (New York City time) on the date of any Base Rate Borrowing and not later than 10:00 A.M. (New York City time) at least three Euro-Dollar Business Days before each Euro-Dollar Borrowing, specifying:

          (i) the date of such Borrowing, which shall be a Domestic Business Day in the case of a Base Rate Borrowing or a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing;

          (ii) the aggregate amount of such Borrowing, which shall be $5,000,000 or a larger multiple of $1,000,000 (except that any Borrowing may be in the aggregate amount of the unused Commitment of the applicable Class);

          (iii) whether the Loans comprising such Borrowing are to be Base Rate Loans or Euro-Dollar Loans; and

          (iv) in the case of a Euro-Dollar Borrowing, the duration of the initial Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

          (b) Upon receipt of a Notice of Borrowing, the Agent shall promptly notify each Lender of the contents thereof and of such Lender's share of such Borrowing and such Notice of Borrowing shall not thereafter be revocable by the Borrower.

          (c) Not later than 12:00 Noon (New York City time) on the date of each Borrowing, each Lender shall (except as provided in subsection (d) of this Section) make available its share of such Borrowing, in Federal or other funds immediately available in New York City, to the Agent at its address specified in or pursuant to Section 10.01. Unless the Agent determines that any applicable condition specified in Article III has not been satisfied, the Agent will make the funds so received from the Lenders available to the Borrower at the Agent's aforesaid address.

          (d) If any Lender makes a new Loan hereunder on a day on which the Borrower is to repay all or any part of an outstanding Loan from such Lender, such Lender shall apply the proceeds of its new Loan to make such repayment and only an amount equal to the difference (if any) between the amount being borrowed and the amount being repaid shall be made available by such Lender to the Agent as provided in subsection (b), or remitted by the Borrower to the Agent as provided in Section 2.10, as the case may be.

          (e) If the Agent has not received from the Borrower the payment required by Section 2.13(g) by 12:30 P.M. (New York City time) on the date on which an Issuing Bank has notified the Borrower and the Agent that payment of a draft presented under any Letter of Credit will be made, as provided in Section 2.13(g), the Agent will promptly notify such Issuing Bank and each Lender of the Letter of Credit Disbursement and, in the case of each Lender, its Applicable Percentage of such Letter of Credit Disbursement. Not later than 2:00 P.M. (New York City time) on such date, each Lender shall make available such Lender's Applicable Percentage of such Letter of Credit Disbursement, in Federal or other funds immediately available in New York City, to the Agent at its address specified in or pursuant to Section 10.01, and the Agent will promptly make such funds available to the applicable Issuing Bank. The Agent will promptly remit to each Lender that shall have made such funds available its Applicable Percentage of any amounts subsequently received by the Agent from the Borrower in respect of such Letter of Credit Disbursement.

          (f) Unless the Agent shall have received notice from a Lender prior to the date of any Borrowing, or prior to the time of any required payment by such Lender in respect of a Letter of Credit Disbursement, that such Lender will not make available to the Agent such Lender's share of such Borrowing or payment, the Agent may assume that such Lender has made such share available to the Agent on the date of such Borrowing or payment in accordance with subsections (c) and (d) or (e), as applicable, of this Section 2.02 and the Agent may, in reliance upon such assumption, make available to the Borrower or an Issuing Bank, as applicable, on such date a corresponding amount. If and to the extent that such Lender shall not have so made such share available to the Agent, such Lender and the Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available by the Agent until the date such amount is repaid to the Agent, at (i) in the case of the Borrower, a rate per annum equal to the higher of the Federal Funds Rate and the interest rate applicable thereto pursuant to Section 2.05 or Section 2.13(g), as applicable, and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall repay to the Agent such corresponding amount in respect of a Borrowing, such amount so repaid shall constitute such Lender's Loan included in such Borrowing for purposes of this Agreement.

          SECTION 2.03.  Notes.  (a)  Each Lender's Tranche A Term Loans,
                         ------
Tranche B Term Loans and Revolving Loans shall be evidenced by a separate Note (in the form applicable to such Class) payable to the order of such Lender for the account of its Applicable Lending Office in an amount equal to (i) in the case of its Note evidencing Tranche A Term Loans or Tranche B Term Loans, the aggregate principal amount of Term Loans of such Class made by such Lender (or its predecessor in interest) on the Effective Date, or (ii) in the case of its Note evidencing Revolving Loans, the aggregate Commitment of such Lender of such Class.

          (b) Each Lender may, by notice to the Borrower and the Agent, request that its Loans of a particular Type and Class be evidenced by a separate Note. Each such Note shall be in substantially the form of Exhibit A hereto applicable to the relevant Class with appropriate modifications to reflect the fact that it evidences solely Loans of the relevant Type. Each reference in this Agreement to the "Note" or "Notes" of such Lender shall be deemed to refer to and include any or all of such Notes, as the context may require.

          (c) Upon receipt of each Lender's Note or Notes pursuant to Section 3.01(b), the Agent shall mail such Note or Notes to such Lender. Each Lender shall record the date and amount of each Loan made by it and the date and amount of each payment of principal made by the Borrower with respect thereto, and prior to any transfer of any of its Notes shall endorse on the schedule forming a part thereof appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding; provided that the failure of any
                                            --------
Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Notes. Each Lender is hereby irrevocably authorized by the Borrower so to endorse its Note and to attach to and make a part of its Note a continuation of any such schedule as and when required.

          SECTION 2.04.  Interest Rate Elections.  (a)  The initial Type of
                         ------------------------
Loans comprising each Borrowing, and the duration of the initial Interest Period applicable thereto if they are initially Euro-Dollar Loans, shall be as specified in the applicable Notice of Borrowing. Thereafter, the Borrower may from time to time elect to change or continue the Type of, or the duration of the Interest Period applicable to, the Loans included in any Borrowing (excluding overdue Loans and subject in each case to the provisions of the definition of Interest Period and Article VIII), as follows:

          (i) if such Loans are Base Rate Loans, the Borrower may elect to designate such Loans as Euro-Dollar Loans, may elect to continue such Loans as Base Rate Loans for an additional Interest Period, or may elect to designate such Loans as any combination of Base Rate Loans and Euro-Dollar Loans; and

          (ii) if such Loans are Euro-Dollar Loans, the Borrower may elect to designate such Loans as Base Rate Loans, may elect to continue such Loans as Euro-Dollar Loans for an additional Interest Period, or may elect to designate such Loans as any combination of Base Rate Loans and Euro-Dollar Loans.

Notwithstanding the foregoing, the Borrower may not elect an Interest Period for Euro-Dollar Loans of any Class unless (A) the aggregate outstanding principal amount of such Euro-Dollar Loans (including any such Euro-Dollar Loans of the same Class made pursuant to Section 2.01 on the date that such Interest Period is to begin) to which such Interest Period will apply is at least $5,000,000 and
(B) such election will not result in the total number of outstanding Euro-Dollar Borrowings exceeding 10 at any time.

          (b) Any election permitted by subsection (a) of this Section may become effective on any Euro-Dollar Business Day specified by the Borrower (the "Election Date"); provided that the Borrower may not specify an
                  --------

Election Date with respect to an outstanding Euro-Dollar Loan that is not the last day of the Interest Period therefor. Each such election shall be made by the Borrower by delivering a notice (a "Notice of Interest Rate Election") to the Agent not later than 10:00 A.M. (New York City time) at least one Domestic Business Day before the Election Date, if all the resulting Loans will be Base Rate Loans, and at least three Euro-Dollar Business Days before the Election Date, if the resulting Loans will include Euro-Dollar Loans. Each Notice of Interest Rate Election shall specify with respect to the outstanding Loans to which such notice applies:

          (i)    the Election Date;

          (ii) if the Type of Loan is to be changed, the new Type of Loan and, if such new Type is a Euro-Dollar Loan, the duration of the first Interest Period applicable thereto;

          (iii) if such Loans are Euro-Dollar Loans and the Type of such Loans is to be continued for an additional or different Interest Period, the duration of such additional or different Interest Period; and

          (iv) if such Loans are to be designated as a combination of Base Rate Loans and Euro-Dollar Loans, the information specified in clauses (i) through (iii) above as to each resulting Borrowing and the aggregate amount of each such Borrowing.

Each Interest Period specified in a Notice of Interest Rate Election shall comply with the provisions of the definition of Interest Period and the last sentence of subsection (a) of this Section.

          (c) Upon receipt of a Notice of Interest Rate Election, the Agent shall promptly notify each Lender of the contents thereof and of such Lender's share of such

Borrowing and such notice shall not thereafter be revocable by the Borrower.

          (d) If the Borrower (i) fails to deliver a timely Notice of Interest Rate Election to the Agent electing to continue or change the Type of, or the duration of the Interest Period applicable to, the Loans included in any Borrowing as provided in this Section and (ii) has not theretofore delivered a notice of prepayment relating to such Loans, then the Borrower shall be deemed to have given the Agent a Notice of Interest Rate Election electing to change the Type of such Loans to (or continue the Type thereof as) Base Rate Loans, with an Interest Period commencing on the last day of the then current Interest Period.

          SECTION 2.05.  Interest Rates.  (a)  Each Base Rate Loan shall bear
                         ---------------
interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the sum of the applicable Base Rate Margin at the time and the Base Rate for such day.
Such interest shall be payable for each Interest Period on the last day thereof. Any overdue principal of and, to the extent permitted by law, overdue interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the rate otherwise applicable to such Base Rate Loan for such day.

          (b) Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the applicable Euro-Dollar Margin at the time plus the applicable Adjusted London Interbank Offered Rate. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof.

          The "Adjusted London Interbank Offered Rate" applicable to any Interest Period means a rate per annum equal to the quotient obtained (rounded upwards, if necessary, to the next higher 1/100 of l%) by dividing (i) the applicable London Interbank Offered Rate by (ii) 1.00 minus the Euro-Dollar Reserve Percentage.

          The "London Interbank Offered Rate" applicable to any Interest Period means the average (rounded upwards, if necessary, to the next higher 1/16 of l%) of the respective rates per annum at which deposits in dollars are offered to each of the Euro-Dollar Reference Banks in the London interbank market at approximately 11:00 A.M. (London time) two Euro-Dollar Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of the Euro-Dollar Loan of such Euro-Dollar Reference Bank to which such Interest Period is to apply and for a period of time comparable to such Interest Period.

          "Euro-Dollar Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Lender to United States residents). The Adjusted London Interbank Offered Rate shall be adjusted automatically on and as of the effective date of any change in the Euro-Dollar Reserve Percentage.

          (c) Any overdue principal of and, to the extent permitted by law, overdue interest on any Euro-Dollar Loan shall bear interest, payable on demand, for each day from and including the date payment thereof was due to but excluding the date of actual payment, at a rate per annum equal to the sum of 2% plus the higher of (i) the sum of the applicable Euro-Dollar Margin at the time plus the Adjusted London Interbank Offered Rate applicable to such Loan and (ii) the applicable Euro-Dollar Margin at the time plus the quotient obtained (rounded upwards, if necessary, to the next higher 1/100 of l%) by dividing (x) the average (rounded upwards, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which one-day (or, if such amount due remains unpaid more than three Euro-Dollar Business Days, then for such other period of time not longer than three months as the Agent may select) deposits in dollars in an amount approximately equal to such overdue payment due to each of the Euro-Dollar Reference Banks are offered to such Euro-Dollar Reference Bank in the London interbank market for the applicable period determined as provided above by (y) 1.00 minus the Euro-Dollar Reserve Percentage (or, if the circumstances described in clause (a) or (b) of Section 8.01 shall exist, at a rate per annum equal to the sum of 2% plus the rate applicable to Base Rate Loans for such day).

          (e) The Agent shall determine each interest rate applicable to the Loans hereunder. The Agent shall give prompt notice to the Borrower and the participating Lenders by telecopy, telex or cable of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

          (f) Each Euro-Dollar Reference Bank agrees to use its best efforts to furnish quotations to the Agent as contemplated by this Section. If any Euro-Dollar Reference Bank does not furnish a timely quotation, the Agent shall determine the relevant interest rate on the basis of the quotation or quotations furnished by the remaining Euro-Dollar Reference Bank or Banks or, if none of such quotations is available on a timely basis, the provisions of Section 8.01 shall apply.

          SECTION 2.06.  Commitment Fees.  During the period from and including
                         ----------------
the date of execution and delivery of this Agreement to but excluding the last day of the

Revolving Loan Availability Period, the Borrower shall pay to the Agent for the account of the Lenders ratably in proportion to their Revolving Loan Commitments a commitment fee at the applicable rate specified below on the daily average amount by which the aggregate amount of the Revolving Loan Commitments exceeds the sum of the Letter of Credit Exposure and the aggregate outstanding principal amount of the Revolving Loans. Such commitment fee shall accrue at the rate of
(i) 0.25% per annum during any Level I Pricing Period, (ii) 0.375% per annum during any Level II Pricing Period, (iii) 0.4375% per annum during any Level III Pricing Period or (iv) 0.50% at all other times. If the rate at which the commitment fee accrues shall change, the daily average amount referred to above shall be determined separately for the periods before and after such change. During the period from and including the date of execution and delivery of this Agreement to but excluding the Effective Date or earlier termination of the Term Commitments, the Borrower shall pay to the Agent for the account of the Lenders ratably in proportion to their Term Commitments a commitment fee at the rate of 0.50% per annum on the amount of their respective Term Commitments. All such commitment fees shall accrue from and including the date of execution and delivery of this Agreement to but excluding, in the case of the Term Commitments, the Effective Date or earlier termination of the Term Commitments, or, in the case of the Revolving Loan Commitments, the last day of the Revolving Loan Availability Period. Accrued commitment fees under this paragraph shall be calculated by the Agent as of the Effective Date, as of each Quarterly Payment Date and as of the date of termination of the Revolving Loan Commitments in their entirety. The Agent shall make such calculation and notify the Borrower of the amount so calculated within three Domestic Business Days after each date as of which such calculation is so required, and such fees shall be payable by the Borrower upon receipt of such notice, except that commitment fees accrued prior to the Effective Date or any earlier termination of the Commitments shall be payable on such date.

          SECTION 2.07.  Termination or Reduction of Commitments.  (a)  During
                         ----------------------------------------
the Revolving Loan Availability Period, the Borrower may, upon at least three Domestic Business Days' notice to the Agent, (i) terminate the Revolving Loan Commitments at any time, if there is no Letter of Credit Exposure at such time and if no Revolving Loans are outstanding at such time, or (ii) ratably reduce from time to time by an aggregate amount of $5,000,000 or any larger multiple of $1,000,000 the aggregate amount of the Revolving Loan Commitments in excess of the sum of the Letter of Credit Exposure and the aggregate outstanding principal amount of the Revolving Loans; provided that the Borrower may not terminate or
                               --------
reduce the Revolving Loan Commitments pursuant to this subsection (a) at any time that any Term Loans remain outstanding.

          (b) After the Term Loans have been fully repaid, the Revolving Loan Commitments shall be ratably reduced at each time that a prepayment would have been required in respect of the Term Loans pursuant to subsection (e) or (f) of
Section 2.08 if Term Loans were then outstanding, by an amount equal to the prepayment that would have been so required.

          (c) The Term Commitments of each Class shall automatically terminate at the close of business on the Effective Date.

          SECTION 2.08.  Mandatory Repayments and Prepayments.  (a)  Subject to
                         -------------------------------------
adjustment as provided in subsection (j) of this Section, on each date specified below the Borrower shall repay (i) Tranche A Term Loans in the aggregate amount, if any, set forth under the caption "Tranche A Amount" opposite such date and
(ii) Tranche B Term Loans in the aggregate amount, if any, set forth under the caption "Tranche B Amount" opposite such date:

                            Tranche A Amount     Tranche B Amount
                            ----------------     ----------------
May 3, 1997                   $ 6,250,000         $   250,000
August 2, 1997                $ 6,250,000         $   250,000

                             Tranche A Amount    Tranche B Amount
                             ----------------    ----------------
November 1, 1997              $ 6,250,000         $   250,000
January 31, 1998              $ 6,250,000         $   250,000
May 2, 1998                   $10,000,000         $   250,000
August 1, 1998                $10,000,000         $   250,000
October 31, 1998              $10,000,000         $   250,000
January 30, 1999              $10,000,000         $   250,000
May 1, 1999                   $11,250,000         $   250,000
July 31, 1999                 $11,250,000         $   250,000
October 30, 1999              $11,250,000         $   250,000
January 29, 2000              $11,250,000         $   250,000
April 29, 2000                $12,500,000         $   250,000
July 29, 2000                 $12,500,000         $   250,000
October 28, 2000              $12,500,000         $   250,000
February 3, 2001              $12,500,000         $   250,000
May 5, 2001                   $13,250,000         $   250,000
August 4, 2001                $13,250,000         $   250,000
November 3, 2001              $13,250,000         $   250,000
February 2, 2002              $13,250,000         $   250,000
May 4, 2002                                       $11,000,000
August 3, 2002                                    $11,000,000
November 2, 2002                                  $11,000,000
February 1, 2003                                  $11,000,000
Tranche B Maturity Date                           $21,000,000

          (b) Any Tranche A Term Loans outstanding on the Tranche A Maturity Date shall be due and payable on such date, together with accrued interest thereon. Any Tranche B Term Loans outstanding on the Tranche B Maturity Date shall be due and payable on such date, together with accrued interest thereon.

          (c) Any Revolving Loans outstanding on the Termination Date shall be due and payable on such date, together with accrued interest thereon.

          (d) In the event and on each occasion that the sum of the Letter of Credit Exposure plus the aggregate outstanding principal amount of the Revolving Loans exceeds the lesser of the Borrowing Base or the sum of the Revolving Loan Commitments, the Borrower shall forthwith prepay

Revolving Loans (or, if no Revolving Loans are outstanding, provide cash collateral in respect of the Letter of Credit Exposure pursuant to Section 2.13(k) and thereupon such cash shall be deemed to reduce the Letter of Credit Exposure by an equivalent amount solely for purposes of this subsection) in an amount equal to such excess.

          (e) In the event and on each occasion after the Effective Date that a Prepayment Event occurs, the Borrower shall, promptly following (and in any event not later than the Domestic Business Day next following) the receipt of Net Cash Proceeds in respect of such Prepayment Event, prepay Term Loans as provided in subsection (i) of this Section in an aggregate principal amount equal to 100% of such Net Cash Proceeds, in the case of an Asset Sale Prepayment Event or Debt Prepayment Event, or the applicable Equity Prepayment Percentage of such Net Cash Proceeds, in the case of an Equity Prepayment Event; provided
                                                                      --------
that (i) no such prepayment shall be required in an aggregate principal amount less than $1,000,000 and any receipt of Net Cash Proceeds that would otherwise result in prepayment of a lesser amount shall cumulate until the aggregate amount of Net Cash Proceeds from Prepayment Events received and not yet applied hereunder equals or exceeds $1,000,000, at which time such prepayment shall be made, and (ii) in the case of an Equity Prepayment Event, if no Default has occurred and is continuing at the time, the Borrower may, at its option, elect by notice delivered to the Agent on or prior to the date that the prepayment in respect of such event would be required pursuant to the foregoing provisions of this subsection (e), to apply an amount specified in such notice (the amount so specified, the "Subordinated Debt Prepayment Amount") to purchase, redeem, prepay or acquire Subordinated Debt in accordance with clause (f) of Section 5.12; provided that the Subordinated Debt Prepayment Amount in respect of any
      --------
Equity Prepayment Event shall not exceed the Maximum Subordinated Debt Prepayment with respect thereto. If the Borrower delivers to the Agent a notice with respect to an Equity Prepayment Event as provided in clause (ii) above, then the prepayment of Term Loans required pursuant to this subsection (e) with respect to such event shall be reduced by the Subordinated Debt Prepayment Amount specified in such notice; provided that on the date 90
                                                 --------
days after the date that such prepayment would have been required the Borrower shall deliver to the Agent a certificate specifying the aggregate amount of Restricted Payments made pursuant to clause (f) of Section 5.12 in respect of the applicable Equity Prepayment Event and shall prepay Term Loans in an aggregate principal amount equal to the excess, if any, of the Subordinated Debt Prepayment Amount specified by the Borrower in its notice to the Agent referred to above over the aggregate amount of Restricted Payments so made.

          (f) As promptly as practicable but in any event within 90 days after the end of each fiscal year of the Borrower, commencing with the fiscal year ending on the Saturday closest to January 31, 1998, the Borrower shall prepay Term Loans as provided in subsection (i) of this Section in an aggregate principal amount equal to the Excess Cash Flow with respect to such fiscal year multiplied by (i) 67%, if the Debt Coverage Ratio as of the last day of such fiscal year was greater than or equal to 2.50:1 or (ii) 50%, if the Debt Coverage Ratio as of the last day of such fiscal year was less than 2.50:1 but greater than or equal to 2.00:1; provided that no prepayment shall be required
                                 --------
pursuant to this subsection (f) with respect to the Excess Cash Flow for any fiscal year if the Debt Coverage Ratio as of the last day of such fiscal year was less than 2.00:1. The Borrower shall deliver to the Agent at or prior to the time of each prepayment pursuant to this subsection (f) a certificate executed by the chief financial officer of the Borrower setting forth, in a form acceptable to the Agent, a reasonably detailed calculation of the amount of such prepayment.

          (g) On the date of each repayment or prepayment of Loans pursuant to this Section, the Borrower shall pay interest accrued on the principal amount repaid or prepaid to the day of repayment or prepayment. The repayments and prepayments of the Loans required by the respective subsec-tions of this Section and the optional prepayments permitted by Section 2.09 are separate and cumulative, so that any one such repayment or prepayment shall reduce any other repayment or prepayment only as and to the extent specified in subsection (j) of this Section.

          (h) Prior to the date of each mandatory repayment or prepayment pursuant to this Section, the Borrower shall, by notice to the Agent given not later than 11:00 A.M. (New York City time) on the third Euro-Dollar Business Day prior to the date of such repayment or prepayment, select which outstanding Borrowings of the required Class are to be repaid or prepaid (in accordance with subsection (i) of this Section, if applicable); provided that the Borrower shall
                                                --------
not elect to prepay any Euro-Dollar Borrowing if a Base Rate Borrowing of the required Class is outstanding. Upon receipt of such notice, the Agent shall promptly notify each Lender of the contents thereof and of such Lender's ratable share of such prepayment, and such notice shall not thereafter be revocable by the Borrower. Each such repayment or prepayment shall be applied to repay or prepay ratably the respective Loans included in the Borrowings so selected.

          (i) In the event of any mandatory prepayment of Term Loans pursuant to subsection (e) or (f) of this Section, or any optional prepayment of Term Loans pursuant to Section 2.09, at a time when Term Loans of both Classes remain outstanding, the Borrower shall select Borrowings to be prepaid so that the aggregate amount of each such prepayment is allocated between Borrowings of Tranche A Term Loans and Borrowings of Tranche B Term Loans pro rata based on the aggregate principal amount of outstanding Term Loans of each such Class; provided that any Lender holding a Tranche B Term Loan may elect, by notice to
--------
the Agent prior to the prepayment date, to decline all or any portion of any such prepayment of its Tranche B Term Loans (other than an optional prepayment of its Tranche B Term Loans pursuant to Section 2.09, which may not be declined), in which case the aggregate amount that would have been applied to prepay

Tranche B Term Loans but was so declined shall be applied to prepay Tranche A Term Loans.

          (j) Any mandatory prepayment of the Term Loans of either Class pursuant to subsection (e) or (f) of this Section, and any optional prepayment of the Term Loans of either Class pursuant to Section 2.09, shall be applied to reduce the remaining scheduled repayments of the Term Loans of such Class pursuant to subsection (a) of this Section pro rata, except as provided in clause (iv) of Section 5.11(a) with respect to a Debt Prepayment Event.

          SECTION 2.09.  Optional Prepayments.  (a)  Subject to subsection (b)
                         ---------------------
below, the Borrower may, upon at least one Domestic Business Day's notice to the Agent, in the case of Base Rate Borrowings, or three Euro-Dollar Business Days' notice to the Agent, in the case of Euro-Dollar Borrowings, prepay any Borrowing in whole at any time, or from time to time in part in amounts aggregating $5,000,000 or any larger multiple of $1,000,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such notice of prepayment shall specify which outstanding Borrowing is to be prepaid in connection therewith. Each such optional prepayment shall be applied to prepay ratably the Loans of the several Lenders included in such Borrowing.

          (b) Except as provided in Section 8.02, the Borrower may not voluntarily prepay all or any portion of the principal amount of any Euro-Dollar Borrowing prior to the end of the related Interest Period. Any prepayment of a Borrowing pursuant to this Section that includes Term Loans of either Class shall be subject to the requirements of subsection (i) of Section 2.08.

          (c) Upon receipt of a notice of prepayment pursuant to this Section, the Agent shall promptly notify each Lender of the contents thereof and of such Lender's ratable share of such prepayment and such notice shall not thereafter be revocable by the Borrower.

          SECTION 2.10.  General Provisions as to Payments.  (a)  The Borrower
                         ----------------------------------
shall make each payment of principal of, and interest on, the Loans and of fees hereunder, not later than 12:00 Noon (New York City time) on the date when due, in Federal or other funds immediately available in New York City, to the Agent at its address referred to in Section 10.01. The Agent will promptly distribute to each Lender its ratable share of each such payment received by the Agent for the account of the Lenders. Whenever any payment of principal of, or interest on, the Base Rate Loans or of fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the Euro-Dollar Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

          (b) Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Lenders hereunder that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent that the Borrower shall not have so made such payment, each Lender shall repay to the Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Agent, at the Federal Funds Rate.

          SECTION 2.11.  Funding Losses.  If any payment of principal with
                         ---------------
respect to any Euro-Dollar Loan (pursuant to Article II, VI or VIII or otherwise) is made on any day other than the last day of the Interest Period applicable thereto, or the end of an applicable period fixed pursuant to Section 2.05(c), or if the Borrower fails to borrow, continue or prepay any Euro-Dollar Loans after notice has been given to any Lender in accordance with Section 2.02,
2.04 or 2.08, the Borrower shall reimburse each Lender within 15 days after demand for any resulting loss or expense incurred by it (or by an existing or prospective Participant in the related Loan), including (without limitation)
any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment or failure to borrow, provided that such Lender shall have delivered to the
                   --------
Borrower a certificate as to the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error.

          SECTION 2.12.  Computation of Interest and Fees.  Interest based on
                         ---------------------------------
the Prime Rate hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All fees and other interest shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

          SECTION 2.13.  Letters of Credit.  (a)  The Borrower may request the
                         ------------------
issuance, extension or renewal of Letters of Credit, in a form reasonably acceptable to the Agent and the applicable Issuing Bank, appropriately completed, for the account of the Borrower, at any time and from time to time during the Revolving Loan Availability Period; provided that any Letter of
                                               --------
Credit shall be issued only if, and each request by the Borrower for the issuance of any Letter of Credit shall be deemed a representation and warranty of the Borrower that, immediately following the issuance of any such Letter of Credit, (i) the Letter of Credit Exposure shall not exceed $75,000,000, (ii) the sum of the Letter of Credit Exposure and the aggregate principal amount of outstanding Revolving Loans shall not exceed the then current Borrowing Base and (iii) the sum of the Letter of Credit Exposure and the aggregate principal amount of outstanding Revolving Loans shall not exceed the aggregate Revolving Loan Commitments at the time.

          (b) Each Letter of Credit shall expire at the close of business on the date that is five Domestic Business Days prior to the last day of the Revolving Loan Availability Period, unless such Letter of Credit expires by its terms (or is required by subsection (c) below to expire) on an earlier date. Each Letter of Credit shall provide for payments of drawings in dollars.

          (c) Each issuance of any Letter of Credit shall be made on at least three Domestic Business Days' prior written or telex notice (or such shorter notice as shall be acceptable to the applicable Issuing Bank) from the Borrower to the Agent (which shall give prompt notice thereof to each Lender) and the applicable Issuing Bank specifying the date of issuance, the date on which such Letter of Credit is to expire (which shall not be later than the earlier of (i) the date that is five Domestic Business Days prior to the last day of the Revolving Loan Availability Period, and (ii) subject to extension, 180 days, in the case of documentary or trade Letters of Credit, and one year, in the case of standby Letters of Credit, after the date of any such Letter of Credit, or, if such Letter of Credit provides that the expiry thereof may be accelerated upon an Event of Default with respect to the Borrower specified in clause (h) or (i) of Section 6.01, any later date permitted under clause (i) above), the amount of such Letter of Credit, the name and address of the beneficiary of such Letter of Credit, whether such Letter of Credit is a documentary or trade Letter of Credit or a standby Letter of Credit, and such other information as may be necessary or desirable to complete such Letter of Credit. Each Issuing Bank will give the Agent prompt notice of the issuance and amount of such Letter of Credit and the expiration of such Letter of Credit. Each Issuing Bank also will give the Agent and the Borrower (i) daily notice of the amount available to be drawn under each outstanding Letter of Credit and (ii) a quarterly summary indicating, on a daily basis during such quarter, the issuance of any Letter of Credit and the amount thereof, the expiration of any Letter of Credit and any payment on drafts presented under Letters of Credit.

          (d) Each Issuing Bank that issues a Letter of Credit, by the issuance of a Letter of Credit and without any further action on the part of such Issuing Bank or the Lenders in respect thereof, hereby grants to each Lender, and each Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Lender's Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit, effective upon the issuance of such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Agent, on behalf of such Issuing Bank, in accordance with Section 2.02(e), such Lender's Applicable Percentage of each Letter of Credit Disbursement made by such Issuing Bank and not reimbursed by the Borrower when due in accordance with subsection
(g) of this Section; provided that the Lenders shall not be obligated to make
                     --------
any such payment with respect to any wrongful Letter of Credit Disbursement made as a result of the gross negligence or wilful misconduct of the applicable Issuing Bank.

          (e) Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to subsection (d) above in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever (subject only to the proviso in subsection
(d) above).

          (f) During the Revolving Loan Availability Period (and thereafter, so long as any Letter of Credit remains outstanding), the Borrower shall pay (i) to the Agent for the account of the Lenders ratably in proportion to their Revolving Loan Commitments a fee on the amount available to be drawn under each outstanding Letter of Credit at a rate per annum equal to the applicable Euro-Dollar Margin from time to time in effect with respect to Revolving Euro-Dollar Loans (minus 0.375%, in the case of documentary or trade Letters of Credit), and
(ii) to each Issuing Bank for its own account, a fee at the rate per annum specified in such Issuing Bank's Issuing Bank Agreement on the amount available to be drawn under each outstanding Letter of Credit issued by such Issuing Bank. Such fees shall accrue from and including the Effective Date to but excluding the last day of the Revolving Loan Availability Period (provided that such fees shall continue to accrue so long as any Letter of Credit remains outstanding). Accrued fees under this subsection shall be calculated by the Agent as of each Quarterly Payment Date and as of the Termination Date. The Agent shall make such calculation and notify the Borrower of the amount so calculated within three Domestic Business Days after each date as of which such calculation is so required, and such fees shall be payable by the Borrower upon receipt of such notice. In addition to the foregoing, the Borrower shall pay directly to each Issuing Bank, for its own account, such Issuing Bank's customary processing and documentation fees in connection with the issuance or amendment of or payment on any Letter of Credit, payable within 15 days after demand therefor by such Issuing Bank.

          (g) If an Issuing Bank shall pay any draft presented under a Letter of Credit, the Borrower shall pay to the Agent, on behalf of such Issuing Bank, an amount equal to the amount of such draft before 12:00 Noon (New York City time), on the day on which such Issuing Bank shall have notified the Borrower that payment of such draft will be made. The Agent will promptly pay any such amounts received by it to such Issuing Bank. If the Borrower shall fail to pay any amount required to be paid by it under this subsection when due, such unpaid amount shall bear interest, for each day from and including the due date to but excluding the date of payment, at a rate per annum equal to the interest rate applicable to overdue Base Rate Revolving Loans.

          (h) The Borrower's obligation to reimburse Letter of Credit Disbursements as provided in subsection (g) above shall be absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever, and irrespective of:

          (i) any lack of validity or enforceability of any Letter of Credit or any other Loan Document;

          (ii) the existence of any claim, setoff, defense or other right which the Borrower, any Subsidiary or any other person may at any time have against the beneficiary under any Letter of Credit, any Issuing Bank, the Agent or any Lender or any other Person in connection with this Agreement, any other Loan Document or any other related or unrelated agreement or transaction;

          (iii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

          (iv) payment by any Issuing Bank under a Letter of Credit against presentation of a draft or other document which does not comply with the terms of such Letter of Credit; provided that such payment was not
                                     --------
     wrongfully made as a result of the gross negligence or wilful misconduct of the applicable Issuing Bank; and

          (v) any other act or omission or delay of any kind or any other circumstance or event whatsoever, whether or not similar to any of the foregoing and whether or not foreseeable, that might, but for the provisions of this subsection (h), constitute a legal or equitable discharge of the Borrower's obligations hereunder.

          (i) It is expressly understood and agreed that, for purposes of determining whether a wrongful payment under a Letter of Credit resulted from an Issuing Bank's gross negligence or wilful misconduct, an Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary and, in making any payment under any Letter of Credit (i) an Issuing Bank's exclusive reliance on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including reliance on the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary thereunder equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect, if such document on its face appears to be in order, and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever and (ii) any noncompliance in any immaterial respect of the documents presented under such Letter of Credit with the terms thereof shall, in each case, be deemed not to constitute wilful misconduct or gross negligence of the applicable Issuing Bank. It is further understood and agreed that, notwithstanding the proviso to clause (iv) of subsection (h) above, the Borrower's obligation hereunder to reimburse Letter of Credit Disbursements will not be excused by the gross negligence or wilful misconduct of an Issuing Bank to the extent that such Letter of Credit Disbursement actually discharged a liability of, or otherwise benefited, or was recovered by, the Borrower; provided that the foregoing shall not be construed to excuse an Issuing Bank
--------
from liability to the Borrower to the extent of any direct damages suffered by the Borrower that are caused by such Issuing Bank's gross negligence or wilful misconduct in determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof.

          (j) Each Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a
Letter of Credit.   Each Issuing Bank shall as promptly as possible give
telephonic notification, confirmed by telex or telecopy, to the Agent and the Borrower of such demand for payment and whether such Issuing Bank has made or will make a Letter of Credit Disbursement thereunder, provided that the failure to give such notice shall not relieve the Borrower of its obligation to reimburse any such Letter of Credit Disbursement in accordance with this Section. The Agent shall promptly give each Lender notice thereof.

          (k) In the event that the Borrower is required pursuant to the terms of this Agreement or any other Loan Document to provide cash collateral in respect of the Letter of Credit Exposure, the Borrower shall deposit in an account with the Security Agent, for the benefit of the Lenders, an amount in cash equal to the Letter of Credit Exposure (or such lesser amount as shall be required hereunder or thereunder). Such deposit shall be held by the Security Agent as collateral for the payment and performance of the Obligations. The Security Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits in Temporary Cash Investments, which investments shall be made as directed by the Borrower (unless such investments shall be contrary to applicable law or regulation or a Default shall have occurred and be continuing, in which case investments shall be made at the option and sole but reasonable discretion of the Security Agent), such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall automatically be applied by the Security Agent to reimburse each Issuing Bank for Letter of Credit Disbursements and, if the maturity of the Loans has been accelerated, to satisfy the Obligations. If the Borrower is required to provide an amount of cash collateral hereunder as a result of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Domestic Business Days after all Events of Default have been cured or waived. If the Borrower is required to provide an amount of cash collateral hereunder pursuant to Section 2.08(d), such amount (to the extent not applied as aforesaid) shall be returned to the Borrower upon demand; provided that, after giving effect to such return,
                             --------
(i) the sum of the Letter of Credit Exposure plus the aggregate outstanding principal amount of Revolving Loans would not exceed the lesser of the aggregate Revolving Loan Commitments or the Borrowing Base and (ii) no Default shall have occurred and be continuing.

          (l) All letters of credit outstanding under the Existing Credit Agreement as of the Effective Date shall be deemed to have been issued hereunder on the Effective Date and shall constitute "Letters of Credit" for all purposes of the Loan Documents.

          (m) The Borrower, the Agent and any Lender that is willing to be an Issuing Bank hereunder may agree that such Lender shall be an Issuing Bank by the execution and delivery of an agreement substantially in the form of Exhibit I (an "Issuing Bank Agreement"). The Agent shall notify the Lenders of the identity of any Issuing Bank appointed pursuant to this subsection (m). The Borrower also may terminate the status of any Issuing Bank as an Issuing Bank hereunder at any time by at least three Domestic Business Days' prior notice to such Issuing Bank and the Agent, and the Agent shall thereupon notify the Lenders of such termination; provided that such termination shall operate only
                             --------
to relieve such Issuing Bank of its obligation to issue Letters of Credit hereunder and shall not affect such Issuing Bank's status as an Issuing Bank or its rights and obligations hereunder with respect to any Letters of Credit previously issued by it.

                                  ARTICLE III

                                  CONDITIONS

          SECTION 3.01.  Effectiveness.  This Agreement shall become effective
                         --------------
on the date that each of the following conditions shall have been satisfied (or waived in accordance with Section 10.05):

          (a) receipt by the Agent of counterparts hereof signed by each of the parties hereto (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Agent in form satisfactory to it of telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party);

          (b) receipt by the Agent for the account of each Lender of a duly executed Note or Notes, dated on or before the Effective Date complying with the provisions of Section 2.03;

          (c) receipt by the Agent of (i) opinions of each of Riordan & McKinzie, Richards & O'Neil, Foley, Hoag & Elliot and Ice Miller Donadio & Ryan, in each case as counsel for the Borrower, substantially in the forms of Exhibits G-1, G-2, G-3 and G-4 hereto, respectively, and covering such additional matters relating to the transactions contemplated hereby as the Required Lenders may reasonably request and (ii) the opinions of counsel to be delivered pursuant to the Asset Purchase Agreements, together with letters from such counsel to the effect that the Lenders may rely upon their respective opinions as though addressed to the Lenders;

          (d) receipt by the Agent of a certificate signed by the Chairman and Chief Executive Officer and any Vice President of the Borrower, dated the Effective Date, to the effect set forth in clauses (c) and (d) of Section 3.02;

          (e) receipt by the Agent of counterparts of the Guarantee Agreement duly executed by the parties thereto;

          (f) receipt by the Security Agent of counterparts of the Pledge Agreement, duly executed by the parties thereto, and certificates representing all outstanding shares of capital stock of each corporate Subsidiary existing on the Effective Date, accompanied by stock powers endorsed in blank;

          (g) receipt by the Security Agent of counterparts of the Security Agreement, duly executed by the parties thereto, and a duly completed and executed Perfection Certificate from the Borrower, substantially in the form of Exhibit H hereto;

          (h) receipt by the Security Agent of copies of each document (including each Uniform Commercial Code financing statement) required by law or reasonably requested by the Security Agent to be filed, registered or recorded in order to create in favor of the Security Agent for the benefit of the Lenders a valid, legal and perfected security interest in or lien on the collateral that is the subject of the Security Agreement;

          (i) receipt by the Security Agent of the results of a search of the Uniform Commercial Code filings made with respect to the Borrower and its Subsidiaries in the States in which are located the chief executive offices of such persons and the other jurisdictions in which Uniform Commercial Code filings are to be made pursuant to the preceding paragraph, together with copies of such financing statements disclosed by such search, and accompanied by evidence that each lien indicated in any such financing statement is permitted hereunder or has been released;

          (j) receipt by the Security Agent of (i) counterparts of a Mortgage with respect to each Mortgaged Property, satisfactory in form and substance to the Security Agent and signed on behalf of the record owner of such Mortgaged Property, (ii) a policy or policies of title insurance issued by a nationally recognized title insurance company, insuring the Lien of each such Mortgage as a valid first Lien on the Mortgaged Property described therein, free of any other Liens except as permitted by Section 5.17, together with such endorsements, coinsurance and reinsurance as the Security Agent or the Required Lenders may reasonably request, (iii) such surveys, abstracts, appraisals and legal opinions as may be required pursuant to such Mortgages or as the Security Agent or the Required Lenders may reasonably request, including FIRREA appraisals to the extent required by applicable law or regulation; and (iv) with respect to the warehouse facilities located in the state of Indiana, a policy or policies of flood insurance issued by a nationally recognized insurance company;

          (k) receipt by the Security Agent of an initial Borrowing Base Certificate as of the Saturday closest to the last day of October, 1996;

          (l) receipt by the Security Agent of counterparts of the Trademark Collateral Agreements, duly executed by the parties thereto;

          (m) receipt by the Agent of true and complete copies of the Transaction Documents and all other agreements and documents relating to or to be entered into in connection with the Acquisition, and satisfaction of the Lenders with the form and substance thereof (it being understood that the form and substance of the Transaction Documents delivered to the Lenders prior to the execution and delivery of this Agreement and the forms of other agreements and documents attached as exhibits thereto shall be considered satisfactory);

          (n) the Convertible Subordinated Debt shall have been issued on terms and conditions satisfactory to the Lenders and the Agent shall have received true and complete copies of the Subordinated Debt Documents executed and delivered in connection therewith which shall be in form and substance satisfactory to the Lenders (it being understood that the terms and conditions of the Convertible Subordinated Debt disclosed to the Lenders prior to the execution and delivery of this Agreement, and the forms of the Subordinated Debt Documents delivered to the Lenders prior to the execution and delivery of this Agreement, shall be considered satisfactory);

          (o) receipt by the Lenders of satisfactory evidence that the Borrower, its partners and their respective affiliates shall have obtained all consents and approvals of, and shall have made all filings and registrations with, any Governmental Authority required in order to consummate the Acquisition, in each case without the imposition of any condition which, in the judgment of the Required Lenders, presents a reasonable possibility of a Material Adverse Effect;

          (p) receipt by the Lenders of a pro forma (giving effect to the Acquisition) consolidated balance sheet of the Borrower as of a recent date, which shall not be materially inconsistent with information disclosed to the Lenders prior to the execution and delivery of this Agreement;

          (q) the Required Lenders shall not have advised the Agent that, in their judgment, there shall have occurred a material adverse change in the assets, financial condition, prospects or results or operations of the Borrower and its Subsidiaries (including the assets and business to be acquired pursuant to the Acquisition), taken as a whole;

          (r) receipt by the Borrower of at least $50,000,000 of additional cash equity contributions and the availability of cash balances of the Borrower (prior to giving effect to such additional cash equity) in an amount not less than $4,000,000;

          (s) the Acquisition shall be consummated on the Effective Date in accordance with the terms and conditions of the Asset Purchase Agreements without giving effect to any amendment, modification, waiver or breach thereof that, in the judgment of the Required Lenders, is materially adverse to the interests of the Lenders;

          (t) the purchase price for the Acquisition shall not exceed $222,800,000 of cash consideration (plus working capital and tax adjustment payments to be made after the Effective Date as provided in the Asset Purchase Agreements) and issuance of the Convertible Subordinated Debt;

          (u) the Agent and the Documentation Agent shall be reasonably satisfied that the total fees and expenses payable by the Borrower and its Subsidiaries in connection with the Acquisition and the Financing Transactions shall not exceed $15,000,000;

          (v) the Borrower shall have made arrangements satisfactory to the Agent and the Documentation Agent to repay all loans outstanding under the Existing Credit Agreement, together with accrued and unpaid interest, fees and other amounts owing thereunder, to terminate all lending commitments thereunder, and to obtain the release and termination of all Liens securing obligations thereunder, in each case on the Effective Date, and after giving effect thereto and to the Acquisition the only Debt of the Borrower and its Subsidiaries on the Effective Date will be Loans, Subordinated Debt and other Debt that was permitted by the Existing Credit Agreement;

          (w) receipt by the Agent of all fees and other compensation payable to the Agent, the Documentation Agent, the Lenders or the Security Agent on or prior to the Effective Date pursuant to their agreements with the Borrower;

          (x) receipt by the Agent of the certificate to be delivered on the Effective Date pursuant to Section 5.03(b) and satisfaction of the Lenders with the amount and scope of the Borrower's insurance coverage set forth therein and the identity of the insurers providing such coverage; and

          (y) receipt by the Agent of all documents it may reasonably request relating to the existence of the Borrower and its Subsidiaries, the corporate authority for and the validity of the Loan Documents, and any other matters relevant hereto, all in form and substance satisfactory to the Agent;

provided that this Agreement shall not become effective or be binding on any
--------
party hereto unless all of the foregoing conditions are satisfied not later than January 27, 1997. The Agent shall promptly notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding on all parties hereto.

          SECTION 3.02.  Each Credit Event.  The obligation of any Lender to
                         ------------------
make a Loan on the occasion of any Borrowing (it being understood that, for purposes of this Section, a "Borrowing" does not include a change or continuation of the Type of, or the duration of the Interest Period applicable to, a previously outstanding Borrowing pursuant to Section 2.04) and of the Issuing Bank to issue, extend or renew a Letter of Credit is subject to the satisfaction of the following conditions:

          (a)  receipt by the Agent of a Notice of Borrowing as required by
     Section 2.02 or a notice requesting issuance, extension or renewal of a Letter of Credit as required by Section 2.13(c), as applicable;

          (b) the fact that, immediately after such Borrowing or the issuance, extension or renewal of such Letter of Credit, the aggregate outstanding principal amount of the Loans of each Class and the Letter of Credit Exposure will not exceed the limitations set forth in Sections 2.01 and 2.13(a);

          (c) the fact that, immediately after such Borrowing or issuance of such Letter of Credit, no Default shall have occurred and be continuing; and

          (d) the fact that the representations and warranties of the Borrower contained in this Agreement and the other Loan Documents shall be true on and as of the date of such Borrowing or issuance, extension or renewal of such Letter of Credit (except to the extent such representations and warranties expressly relate solely to an earlier date).

Each Borrowing hereunder and the issuance, extension or renewal of each Letter of Credit hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing or issuance as to the facts specified in clauses (b), (c) and (d) of this Section.


                                  ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES

          The Borrower represents and warrants that:

          SECTION 4.01.  Existence and Power.  The Borrower is a limited
                         --------------------
partnership (or, if the Borrower shall become a corporation pursuant to a Conversion, a corporation) duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and has all powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted or proposed to be conducted.

          SECTION 4.02.  Corporate and Governmental Authorization; No
                         ----------------------------------------------

Contravention.  The execution, delivery and performance by each of
--------------
the Borrower and its Subsidiaries of this Agreement and the other Loan Documents to which it is to be a party and the consummation of the Financing Transactions and the Acquisition are within its powers, have been duly authorized by all necessary action on the part of the Borrower, its partners, the Subsidiaries and their respective stockholders or partners (as applicable), require no action by or in respect of, or filing with, any Governmental Authority (other than (i) such as have been duly taken or made, (ii) filings required to perfect Liens granted under the Security Documents and (iii) compliance with "bulk sales"
laws) and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the partnership agreement, certificate of incorporation or By-laws (as applicable) of the Borrower or any Subsidiary or of any judgment, injunction, order or decree or (to the extent that such contravention or default could result in a Material Adverse Effect) any agreement or other instrument binding upon the Borrower or any Subsidiary or result in the creation or imposition of any Lien (other than the Liens of the Security Documents) on any asset of the Borrower or any of its Subsidiaries, in each case both before and after giving effect to the Transactions.

          SECTION 4.03.  Binding Effect.  This Agreement constitutes a valid and
                         ---------------
binding agreement of the Borrower and the other Loan Documents, when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of each of the Borrower and the Subsidiaries party thereto, in each case enforceable in accordance with its terms.

          SECTION 4.04.  Financial Information; Title to Properties.  (a)  The
                         -------------------------------------------
consolidated balance sheet of the Borrower as of February 3, 1996 and the related consolidated statements of operations, partnership equity and cash flows for each of the two fiscal years ended February 3, 1996, reported on by Coopers & Lybrand and set forth in the Descriptive Memorandum, copies of which have been delivered to each of the Lenders, fairly present, in conformity with generally accepted accounting principles, the consolidated financial position of the Borrower as of such date and the results of its operations and cash flows for such years.

          (b) The unaudited consolidated balance sheet of the Borrower as of August 3, 1996, and the related unaudited consolidated statements of operations and cash flows for the 13-week and 26-week periods ended August 3, 1996, set forth in the Descriptive Memorandum, copies of which have been delivered to each of the Lenders, fairly present, in conformity with generally accepted accounting principles applied on a basis consistent with the financial statements referred to in subsection (a) of this Section (except as disclosed therein), the consolidated financial position of the Borrower as of such date and the results of its operations for such periods (subject to normal year-end adjustments).

          (c) The unaudited pro forma consolidated statement of income for the fiscal year ended February 3, 1996, set forth in the Descriptive Memorandum, has been derived from the historical financial statements for such period referred to in subsection (a) of this Section adjusted to give effect to the Transactions on the basis described therein. Such pro forma consolidated statement of income presents fairly, on a pro forma basis, the Borrower's consolidated income for such period, assuming that the adjustments specified therein had occurred as described therein.

          (d) Since February 3, 1996, there has been no material adverse change in the assets, financial condition or results of operations of the Borrower and its Consolidated Subsidiaries, considered as a whole (it being understood that the consummation of the Transactions on the Effective Date shall not be considered to constitute such a material adverse change).

          (e) Each of the Borrower and the Subsidiaries has good and marketable title to, or valid leasehold interests in, all its material properties and assets, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or proposed to be conducted or to utilize such properties and assets for their intended purposes.

          SECTION 4.05.  Litigation.  There is no injunction, stay, decree or
                         -----------
order of any Governmental Authority or any action, suit or proceeding pending against, or to the knowledge of the Borrower threatened against or affecting, the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision, which in any such case could have a Material Adverse Effect or which in any manner draws into question the validity of any Transaction Document, this Agreement or the other Loan Documents.

          SECTION 4.06.  Compliance with ERISA.  Each member of the ERISA Group
                         ----------------------
has, in all material respects, fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any Plan,
(ii) failed to make any contribution or payment to any Plan, or made any amendment to any Plan, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code or (iii) incurred any material liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

          SECTION 4.07.  Taxes.  The Borrower and its Subsidiaries have filed or
                         ------
caused to be filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid or caused to be paid all taxes shown to be due on such returns or pursuant to any assessment received by the Borrower or any Subsidiary, except where the same may be contested in good faith by appropriate proceedings. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Borrower, adequate.

          SECTION 4.08.  Subsidiaries.  Each of the Borrower's Subsidiaries is a
                         -------------
corporation, a general partnership or a limited partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and has all corporate or partnership powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted. As of the Effective Date, after giving effect to the Acquisition, the only Subsidiaries of the Borrower shall be the Subsidiaries identified on Schedule 4.08, each of which shall be a Permitted Subsidiary.

          SECTION 4.09.  Not an Investment Company.  The Borrower is not an
                         --------------------------
"investment company", nor is it controlled by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

          SECTION 4.10.  Compliance with Laws.  Neither the Borrower nor any of
                         ---------------------
the Subsidiaries is in violation of any law, rule or regulation, or in default with respect to any judgment, writ, injunction or decree applicable to it of any Governmental Authority, that (individually or in the aggregate) could result in a Material Adverse Effect.

          SECTION 4.11.  Agreements.  (a)  Except as disclosed in the
                         -----------
Descriptive Memorandum, neither the Borrower nor any of the Subsidiaries is a party to any agreement or instrument or subject to any partnership or corporate restriction that has resulted or could result in a Material Adverse Effect. Neither the Borrower nor any of the Subsidiaries is a party to any agreement or instrument or subject to any restriction (other than restrictions on the payment of dividends or partnership distributions imposed by law) that restricts or impairs (i) the ability of the Borrower and its Subsidiaries to grant to the Security Agent Liens on any of their assets to secure the Obligations or (ii) the ability of any Subsidiary to pay dividends on its capital stock or distributions to its partners, as applicable.

          (b) Neither the Borrower nor any of the Subsidiaries is in default in any manner under any provision of any indenture or other agreement or instrument evidencing Debt, or any other agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound, where such default could result in a Material Adverse Effect.

          SECTION 4.12.  Federal Reserve Regulations.  Neither the Borrower nor
                         ----------------------------
any of the Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

          SECTION 4.13.  Disclosure.  All information (including the Descriptive
                         -----------
Memorandum but excluding projected financial information) furnished in writing by or on behalf of the Borrower or any Subsidiary to the Agent or any Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby was true and accurate in all material respects or based on reasonable estimates on the date as of which such information was stated or certified. The Borrower has disclosed to the Lenders in writing any and all facts (other than prevailing economic conditions affecting similarly situated businesses generally) known to any officer of the Borrower which materially and adversely affect or may materially and adversely affect (to the extent the Borrower can now reasonably foresee) the business, financial position or results of operations of the Borrower and its Consolidated Subsidiaries, considered as a whole. All projected financial information which has been furnished by or on behalf of the Borrower or any Subsidiary to the Agent or any Lender was, at the time so furnished, believed by the Borrower to have been prepared in a reasonable manner and based on reasonable assumptions with respect to the Borrower's business; provided that no representation is made by the Borrower
                     --------
that the future results of the Borrower will equal those set forth in such projected financial information.

          SECTION 4.14.  Governmental Approvals.  As of the Effective Date, all
                         -----------------------
consents and approvals of, and filings and registrations with, and all other actions in respect of, all Governmental Authorities required in order to consummate the Transactions shall have been obtained, given, filed or taken and shall be in full force and effect, other than filings required in order to perfect Liens granted under the Security Documents.

          SECTION 4.15.  Security Interests.  (a)  The security interests
                         -------------------
created in favor of the Security Agent under the Pledge Agreement will at all times after the execution and delivery of the Pledge Agreement constitute valid, first-priority, perfected security interests in the Pledged Securities (as defined therein), and such Pledged Securities will be subject to no Liens (other than unperfected Liens imposed by law) or security interests of any other Person. No filings or recordings are or will be required in order to perfect the security interests in the Pledged Securities created under the Pledge Agreement.

          (b) Upon the completion of the filings and recordations in the filing and recording offices specified in the Perfection Certificate referred to in
Section 3.01, the security interests created in favor of the Security Agent for the benefit of the Lenders under the Security Documents will constitute valid, perfected security interests in the collateral subject thereto, subject only to Liens permitted by the Loan Documents.

          SECTION 4.16.  Employment and Management Agreements.  Except as
                         -------------------------------------
disclosed in Schedule 4.16, as of the Effective Date (after giving effect to the Transactions) there are no (a) employment agreements covering management employees of the Borrower, (b) agreements for management or consulting services to which the Borrower is a party or by which it is bound, or (c) collective bargaining agreements or other labor agreements covering any of the employees of the Borrower.

          SECTION 4.17.  Capitalization.  As of the Effective Date, the only
                         ---------------
general partner in the Borrower is VGP. As of the Effective Date, there are no outstanding subscriptions, options, warrants, calls, rights (including preemptive rights) or other agreements or commitments of any nature relating to any partnership interests in the Borrower, except as provided for in the Partnership Agreement and except with respect to management plans and arrangements and the Convertible Subordinated Debt.

          SECTION 4.18.  Environmental Matters.  Except as disclosed in the
                         ----------------------
environmental audit reports delivered to the Agent prior to the date of execution of this Agreement, each of the Borrower and the Subsidiaries has complied with all Environmental and Safety Laws, except for any noncompliance that, individually or in the aggregate, could not reasonably be anticipated to result in a Material Adverse Effect. None of the Borrower and the Subsidiaries has received notice of any failure so to comply which alone or together with any other such failure could result in a Material Adverse Effect. Except as disclosed in the environmental audit reports delivered to the Agent prior to the date of execution of this Agreement, the facilities of the Borrower and the Subsidiaries do not treat, store or dispose of any hazardous wastes, hazardous substances, hazardous materials, toxic substances or toxic pollutants, as those terms are used in any Environmental and Safety Laws, in violation thereof where such violation could result, individually or together with other violations, in a Material Adverse Effect.

                                   ARTICLE V

                                   COVENANTS

          The Borrower agrees that, so long as any Lender has any Commitment hereunder or any amount payable under any Loan Document remains unpaid or any Letter of Credit remains outstanding:

          SECTION 5.01.  Information.  The Borrower will deliver to each of the
                         ------------
Lenders:

          (a) as soon as available and in any event within 90 days after the end of each fiscal year of the Borrower, consolidated and consolidating balance sheets of the Borrower and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated and consolidating statements of income and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Coopers & Lybrand or other independent public accountants of nationally recognized standing;

          (b) as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Borrower, consolidated balance sheets of the Borrower and its Consolidated Subsidiaries as of the end of such quarter and the related consolidated statements of income and cash flows for such quarter and for the portion of the Borrower's fiscal year ended at the end of such quarter, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of the Borrower's previous fiscal year, all certified (subject to normal year-end adjustments) as to fairness of presentation, generally accepted accounting principles and consistency by the chief financial officer or the chief accounting officer of the Borrower;

          (c) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate of the chief financial officer or the chief accounting officer of the Borrower (i) setting forth in reasonable detail a list of Investments in order to establish whether the Borrower was in compliance with Section 5.16, (ii) setting forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with the requirements of Sections 5.21, 5.22 and 5.23 on the date of such financial statements, (iii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto, (iv) stating whether, since the date of the most recent financial statements previously delivered pursuant to this Section, there has been any material change in the generally accepted accounting principles applied in the preparation of such statements and, if so, describing such change, (v) identifying any Reinvestment Events that occurred during the previous six-month period and the status of the reinvestment of the Net Cash Proceeds thereof, (vi) as long as the Borrower is a partnership, setting forth the Tax Distribution Amount and a reasonably detailed calculation thereof, and
     (vii) in the case of each such certificate delivered on or after the Pricing Adjustment Date, setting forth the Pricing Ratio and a reasonably detailed calculation thereof;

          (d) simultaneously with the delivery of each set of financial statements referred to in clause (a) above, a statement of the firm of independent public accountants which reported on such statements (i) stating whether anything has come to their attention to cause them to believe that any Default existed on the date of such statements and (ii) confirming the calculations set forth in the officer's certificate delivered simultaneously therewith pursuant to subclauses (ii), (vi) and (vii) of clause (c) above;

          (e) as soon as available and in any event within 20 days after the Saturday closest to the last day of each calendar month, a summary consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of such Saturday and the related summary consolidated statement of income for the fiscal month then ended and for the portion of the Borrower's fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal month and the corresponding portion of the Borrower's previous fiscal year, prepared in accordance with generally accepted accounting principles (subject to normal year-end adjustments);

          (f) within 20 days after the Saturday closest to the last day of each calendar month (commencing with the month ending November 30, 1996), a Borrowing Base Certificate as of such Saturday certified by the chief financial officer or chief accounting officer of the Borrower (which certificate the Agent and the Security Agent shall have the right to audit at the expense of the Borrower; provided that not more than two such audits
                                     --------
     may be conducted at the Borrower's expense during any fiscal year of the Borrower unless an Event of Default has occurred and is continuing);

          (g) prompt notice of any default or alleged default under or breach or alleged breach of the Trademark Agreements or Credit Card Agreements;

          (h) prompt notice of each Prepayment Event or Reinvestment Event, including a reasonably detailed calculation of the Net Cash Proceeds therefrom;

          (i) within five days after any officer of the Borrower obtains knowledge of any Default, if such Default is then continuing, a certificate of the chief financial officer or the chief accounting officer of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

          (j) promptly upon the delivery or mailing thereof to the partners in the Borrower (or, following a Conversion, the shareholders of the Borrower or its Parent Corporation, as applicable), copies of all reports, financial information (including budgets or projections), proxy statements and other information so delivered or mailed;

          (k) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which the Borrower, its Parent Corporation or Finance Corp. shall have filed with the Securities and Exchange Commission;

          (l) if and when any member of the ERISA Group (i) becomes aware of or gives or is required to give notice to the PBGC of any Reportable Event with respect to any Plan which might constitute grounds for or result in a termination of such Plan by the PBGC under Title IV of ERISA, or knows that the plan administrator of any Plan has become aware of or has given or is required to give notice of any Reportable Event, a copy of the notice of such Reportable Event given or required to be given to the PBGC if any such notice is required; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA under circumstances that would result in a material amount of withdrawal liability, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate or appoint a trustee to administer any Plan, a copy of such notice; or (iv) within 10 days after the due date for filing with the PBGC pursuant to Section 412(n) of the Internal

     Revenue Code a notice of failure to make a required installment or other payment with respect to a Plan, a statement of the chief financial officer or the chief accounting officer of the Borrower setting forth details as to such failure and the action that the Borrower proposes to take with respect thereto, together with a copy of any such notice given to the PBGC;

          (m) promptly upon delivery thereof to the holders of Subordinated Debt, copies of any and all reports, notices, financial information (including any budgets or projections) and other information delivered to such holders, to the extent not duplicative of information previously delivered to the Lenders; and

          (n) from time to time such additional information regarding the financial position or business of the Borrower and its Subsidiaries as the Agent, at the request of any Lender, may reasonably request.

          SECTION 5.02.  Payment of Obligations.  The Borrower will pay and
                         -----------------------
discharge, and will cause each Subsidiary to pay and discharge, at or before maturity, all their respective material obligations and liabilities, including, without limitation, tax liabilities, except in connection with a good faith contest with the applicable obligee, and will maintain, and will cause each Subsidiary to maintain, in accordance with generally accepted accounting principles, appropriate reserves for the accrual of any of the same.

          SECTION 5.03.  Maintenance of Property; Insurance; Casualty and
                         ------------------------------------------------
Condemnation.  (a)  The Borrower will keep, and will cause each Subsidiary to
-------------
keep, all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted.

          (b) The Borrower will maintain, and will cause each Subsidiary to maintain, (i) physical damage insurance on all real and personal property on an all risks basis (including the perils of flood and quake), covering the repair and replacement cost of all such property and consequential loss coverage for business interruption and extra expense (such consequential loss coverage to be in a reasonable amount in relation to the Borrower's gross revenues), (ii) public liability insurance (including products/completed operations liability coverage) in such amounts (on a per occurrence basis) as is customary with prudent companies similarly situated in the same or similar businesses, and (iii) such other insurance coverage in such amounts and with respect to such risks as shall be required by the terms of any other Loan Document or as the Required Lenders may reasonably request. All such insurance shall be provided by financially sound and reputable insurers or such other insurers as the Required Lenders may approve in writing. The Borrower will deliver to the Lenders (i) on the Effective Date, a certificate dated such date showing the amount of coverage as of such date, (ii) upon request of any Lender through the Agent from time to time full information as to the insurance carried, (iii) within five days of receipt of notice from any insurer a copy of any notice of cancellation or material change in coverage from that existing on the Effective Date and (iv) forthwith, notice of any cancellation or nonrenewal of coverage by the Borrower.

          (c) The Borrower will furnish to the Agent and the Lenders prompt written notice of any casualty or other insured damage to any portion of any Mortgaged Property or the commencement of any action or proceeding for the taking of any Mortgaged Property or any part thereof or interest therein under power of eminent domain or by condemnation or similar proceeding. If any such event results in Net Cash Proceeds (whether in the form of insurance proceeds, condemnation award or otherwise), the Security Agent is authorized to collect such Net Cash Proceeds and, if received by the Borrower or any Subsidiary, such Net Cash Proceeds shall be paid over to the Security Agent; provided that if the
                                                            --------
aggregate Net Cash Proceeds in respect of such event are less than $5,000,000, such Net Cash Proceeds shall be paid over to the Borrower unless a Default has occurred and is continuing. All such Net Cash Proceeds retained by or paid over to the Security Agent shall be held by the Security Agent and released from time to time to pay the costs of repairing, restoring or replacing the affected property in accordance with the terms of the applicable Mortgage, subject to the provisions of the applicable Mortgage regarding application of such Net Cash Proceeds during a Default. If any Net Cash Proceeds retained by or paid over to the Security Agent as provided above continue to be held by the Security Agent on the date that is two years after the collection of such Net Cash Proceeds, then such Net Cash Proceeds shall be applied to prepay Term Loans as provided in Section 2.08(e).

          SECTION 5.04.  Conduct of Business and Maintenance of Existence.  (a)
                         -------------------------------------------------
The Borrower will continue, and will cause each Subsidiary to continue, to engage in business of the same general type as conducted by the Borrower and its Subsidiaries prior to the Effective Date, and will preserve, renew and keep in full force and effect, and will cause each Subsidiary to preserve, renew and keep in full force and effect, their respective existences (except that the Borrower may become a corporation pursuant to a Conversion) and their respective rights, privileges and franchises necessary or desirable in the normal conduct of business.

          (b) All outstanding shares of Finance Corp.'s capital stock shall be owned directly by the Borrower, Finance Corp.'s only business or activity shall be the issuance of the Subordinated Debt and activities incidental thereto and Finance Corp. shall not own or acquire any assets.

          (c) The only business or activity of a Permitted Subsidiary (other than Finance Corp.) shall be (i) creative design activities associated with the preparation of catalogues in connection with the Borrower's business, (ii) the production and distribution of such catalogues,

(iii) other activities incidental to the Borrower's business, (iv) the leasing of property and employment of management and employees for purposes of the foregoing activities, (v) other activities incidental to such Permitted Subsidiary's business and (vi) ownership of interests in other Permitted Subsidiaries. Without limiting the generality of the foregoing, Permitted Subsidiaries (including Finance Corp.) shall not own or acquire any inventory or collect or hold any revenues or other proceeds generated from the sale of inventory, all of which activities shall be conducted by the Borrower. The Borrower will not permit any Permitted Subsidiary to incur any Debt (other than pursuant to the Guarantee Agreement, the Security Documents and a Subordinated Guarantee Agreement and, in the case of Finance Corp., the Subordinated Debt) or other liability (other than liabilities for franchise taxes and similar liabilities incidental to its existence).

          SECTION 5.05.  Compliance with Laws.  The Borrower will comply, and
                         ---------------------
cause each Subsidiary to comply, with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, Environmental and Safety Laws and ERISA and the rules and regulations thereunder) except where the necessity of compliance therewith is contested in good faith by appropriate proceedings or where the failure to comply, either alone or combined with other failures to comply, could not have a Material Adverse Effect.

          SECTION 5.06.  Inspection of Property, Books and Records.  The
                         ------------------------------------------
Borrower will keep, and will cause each Subsidiary to keep, proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities; and will permit, and will cause each Subsidiary to permit, representatives of any Lender at such Lender's expense to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective offi-
cers, employees and independent public accountants, all at such reasonable times and as often as may reasonably be desired; provided that (a) reasonable advance
                                           --------
notice shall be given to the Borrower of any such visit or inspection of properties and (b) the Borrower shall be afforded an opportunity to participate in any such discussions with independent public accountants.

          SECTION 5.07.  Fiscal Year.  The Borrower will cause its fiscal year
                         ------------
to end on the Saturday closest to January 31 in each year.

          SECTION 5.08.  Further Assurances.  The Borrower will execute any and
                         -------------------
all further documents, financing statements, agreements and instruments, and take all further action, which may be required under applicable law, or which the Required Lenders or the Agent or Security Agent may reasonably request, in order to effectuate the transactions contemplated by the Loan Documents and in order to grant, preserve, protect and perfect the validity and first priority of the security interests created or intended to be created by the Security Documents. In addition, (a) the Borrower will deliver prompt written notice to the Lenders of each Permitted Acquisition describing the assets and properties acquired and the Borrower will, at the Borrower's cost and expense, promptly secure the Obligations by pledging or creating, or causing to be pledged or created, first priority (subject to Liens incurred prior to the applicable Permitted Acquisition) perfected security interests with respect to such assets and properties as the Agent or the Required Lenders shall reasonably designate, and (b) if the Borrower shall form or acquire any additional Subsidiary, the Borrower will, at the Borrower's expense, cause such Subsidiary to become a party to the Guarantee Agreement and the Security Agreement and pledge (or cause to be pledged) the capital stock of such Subsidiary under the Pledge Agreement. Such additional security interests and Liens will be created under security agreements, mortgages, deeds of trust and other instruments and documents in form and substance reasonably satisfactory to the Required

Lenders, and the Borrower shall deliver or cause to be delivered to the Lenders all such instruments and documents (including legal opinions, title insurance policies and lien searches) as the Required Lenders shall reasonably request to evidence compliance with this Section 5.08. The Borrower agrees to provide such evidence as the Required Lenders shall reasonably request as to the perfection and (subject to Liens incurred prior to the applicable Permitted Acquisition) first priority status of each such security interest and Lien.

          SECTION 5.09.  Subsidiaries; Partnerships.  The Borrower will not have
                         ---------------------------
any Subsidiaries other than (i) Wholly-Owned Consolidated Subsidiaries acquired pursuant to Permitted Acquisitions and liquidated or merged into the Borrower within 90 days after the date of acquisition and (ii) Permitted Subsidiaries. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any partnership (other than a partnership that is a Permitted Subsidiary) or joint venture.

          SECTION 5.10.  Amendment of Certain Documents.  The Borrower will not
                         -------------------------------
permit any amendment or modification to be made to, or any waiver of its rights or the rights of any Subsidiary under, any Transaction Document or Subordinated Debt Document, other than (a) amendments, modifications and waivers with respect to the Credit Card Agreements that are not, individually or in the aggregate, materially adverse to the interests of the Lenders, (b) amendments, modifications and waivers with respect to the Trademark Agreement that are not, individually or in the aggregate, adverse to the interests of the Borrower or the Lenders, (c) amendments, modifications and waivers with respect to the Subordinated Debt Documents limited to (i) immaterial changes necessary to comply with the Trust Indenture Act of 1939, as amended, in connection with registration under the Securities Act of 1933 and (ii) other changes that would not result in the Subordinated Debt governed by such Subordinated Debt Documents having terms and conditions that would not be permitted terms and conditions for Subordinated Debt incurred to refinance the Convertible Subordinated Debt or the Subordinated Notes (as the case may be), as described in the proviso to clause (ii) of Section 5.11(a), and (d) amendments to the Partnership Agreement that will not have the effect of increasing the amount of Tax Advances or Tax Distributions and that are not, individually or in the aggregate, adverse to the interests of the Borrower or the Lenders; provided
                                                                    --------
that any such amendment, modification or waiver permitted hereunder shall be made only after prior notice to the Lenders, and copies thereof shall be delivered to the Lenders.

          SECTION 5.11.  Debt; Preferred Stock; Rate Protection Agreements.  (a)
                         --------------------------------------------------
The Borrower will not, nor will it permit any of its Subsidiaries to, incur or at any time be liable with respect to any Debt, except:

          (i)  Debt outstanding under this Agreement and the other Loan
     Documents;

          (ii) unsecured Subordinated Debt in an aggregate principal amount not exceeding $125,000,000 (in respect of the Subordinated Notes or any permitted refinancing thereof) and $20,000,000 (in respect or the Convertible Subordinated Debt or any permitted refinancing thereof) at any time outstanding; provided that any Subordinated Debt incurred to refinance
                       --------
     the Subordinated Notes or the Convertible Subordinated Debt shall have terms and conditions no less favorable to the Borrower and the Lenders than the Subordinated Notes or the Convertible Subordinated Debt, as the case may be, and, without limiting the generality of the foregoing, shall (A) not require any payment of principal earlier than the original scheduled maturity date of the Subordinated Notes or the Convertible Subordinated Debt, as the case may be (except pursuant to mandatory repurchase provisions that are the same as, or more favorable to the Borrower than, those applicable to the Subordinated Notes or the Convertible Subordinated Debt, as the case may be), (B) bear interest at a fixed rate that is equal to or less than the rate of interest borne by the Subordinated Notes or the Convertible Subordinated Debt, as the case may be, and (C) have terms of subordination, covenants, events of default, mandatory offers to repurchase and other material terms that are the same as, or more favorable to the Borrower and the Lenders than, those applicable to the Subordinated Notes or the Convertible Subordinated Debt, as the case may be; provided
                                                                     --------
     further that any Subordinated Debt to be incurred after the Effective Date
     -------
     shall not be incurred without reasonable prior notice to the Lenders and prior delivery to the Lenders of copies of the Subordinated Debt Documents to be executed and delivered in connection therewith;

          (iii) Capital Financing Debt in an aggregate principal amount not exceeding (A) $10,000,000 at any time outstanding prior to the end of the fiscal year ending on the Saturday closest to January 31, 1998, and (B) $30,000,000 at any time outstanding thereafter;

          (iv) unsecured Debt for borrowed money issued solely for cash consideration; provided that the incurrence of such Debt shall constitute a
                    --------
     Debt Prepayment Event and (A) all the proceeds of such Debt shall be applied forthwith to the prepayment of Term Loans or, after the Term Loans are fully repaid, the reduction of Revolving Loan Commitments and (B) notwithstanding any contrary provision in this Agreement, any prepayment of Term Loans of either Class required by clause (A) above shall be applied to reduce subsequent scheduled repayments thereof pursuant to Section 2.08(a) in reverse chronological order;

          (v) Debt arising under the Credit Card Agreements, to the extent that payment obligations thereunder are deemed to constitute Debt; provided that
                                                                   --------
     the foregoing shall not be construed to permit the sale of accounts receivable pursuant to the Credit Card Agreements with recourse to the Borrower or otherwise on terms and conditions (other than price) materially less favorable to the Borrower than those specified in the Credit Card Agreements as in effect on the Effective Date;

          (vi) other unsecured Debt in an aggregate principal amount not exceeding $5,000,000 at any time outstanding;

          (vii) Debt in respect of the financing of insurance premiums for insurance obtained in the ordinary course of business; provided that the
                                                            --------
     amount of such Debt relating to any policy of insurance shall not at any time exceed the amount that the Borrower or a Subsidiary would be entitled to receive as a refund of insurance premium if such insurance policy were to be cancelled at such time; and

          (viii) unsecured Debt of any Wholly-Owned Consolidated Subsidiary owing to the Borrower in respect of an Investment made by the Borrower in such Subsidiary in compliance with Section 5.16;

provided that the Borrower shall not permit any Subsidiary to incur or become
--------
liable for any Debt, whether or not permitted above, other than (1) Subordinated Debt of Finance Corp. permitted under clause (ii) above, (2) Debt of a Wholly-Owned Consolidated Subsidiary acquired pursuant to a Permitted Acquisition that is outstanding at the time of such acquisition to the extent permitted under clause (vi) above, (3) Debt arising under the Guarantee Agreement or any Security Document to which such Subsidiary is a party, (4) Subordinated Debt arising under a Subordinated Guarantee Agreement to which such Subsidiary is a party, if such Subsidiary is required to enter into such Subordinated Guarantee Agreement by the terms of the Subordinated Debt Documents and if such Subsidiary also Guarantees the Obligations pursuant to the Guarantee Agreement, and (5) Debt permitted under clause (vii) or (viii) above.

          (b) The Borrower will not, nor will it permit any of its Subsidiaries to, issue any additional capital stock or partnership interests other than, in the case of the Borrower, (i) additional partnership interests issued in accordance with the Partnership Agreement and (ii) common stock and Permitted Preferred Stock issued in connection with or after a Conversion.

          (c) The Borrower will, commencing 90 days after the Effective Date, from time to time enter into, and maintain in effect, such Rate Protection Agreements as shall be necessary so that at all times at least 45% of its long-term Debt (determined on a consolidated basis in accordance with generally accepted accounting principles) consists of Debt that bears a fixed rate of interest and Debt that is hedged pursuant to Rate Protection Agreements to effectively bear interest at a fixed rate or to cap the rate of interest thereon.

          SECTION 5.12.  Restricted Payments.  The Borrower will not, nor will
                         --------------------
it permit any of its Subsidiaries to, declare or make or agree to make, directly or indirectly, any Restricted Payment, except (a) the Borrower may pay interest on the Subordinated Debt as and when due unless prohibited by the terms of subordination applicable thereto; (b) the Borrower may refinance Subordinated Debt with the proceeds of, or exchange Subordinated Debt for, Subordinated Debt permitted under clause (ii) of Section 5.11(a) if no Default has occurred and is continuing or would result therefrom; (c) the Borrower may make Tax Advances and Tax Distributions if (i) no Default described in clause (a) of Section 6.01 has occurred and is continuing, (ii) the Borrower is a partnership at the time such Tax Advance or Tax Distribution is made and (iii) the aggregate cumulative amount of Tax Advances and Tax Distributions does not exceed the aggregate cumulative Tax Distribution Amounts for periods completed since the Effective Date; (d) the Borrower may make Restricted Payments to VGP, VLP or their holding company as reimbursement of out-of-pocket expenses actually incurred by such Affiliates to third parties (not including other Affiliates or employees of Affiliates) in connection with their respective existences, the administration of the Borrower and the Subsidiaries and activities incidental thereto, provided that aggregate Restricted Payments pursuant to this clause (d) shall not exceed $250,000 during any fiscal year of the Borrower; (e) the Borrower may make Restricted Payments in order to redeem, repurchase or otherwise reacquire equity interests in the Borrower (including Restricted Payments to any partner or shareholder in the Borrower in order to permit such partner or shareholder (either directly or indirectly through additional payments or distributions to its parent entities) to redeem, repurchase or otherwise reacquire equity interests in such partner, shareholder or parent entity) from members of the Borrower's management, if (i) no Default has occurred and is continuing and (ii) after giving effect to any such Restricted Payment, the aggregate cumulative amount of Restricted Payments made pursuant to this clause (e) shall not exceed the sum of $2,000,000 plus the amount of Net Cash Proceeds received by the Borrower on or after the Effective Date and prior to making such Restricted Payment from the issuance of additional partnership interests or equity securities to members of management of the Borrower and from capital contributions attributable to the issuance by any partner or shareholder in the Borrower or any parent entity thereof of additional equity securities to members of management of the Borrower; provided
                                                                       --------
that Management Notes may be forgiven or returned without regard to the limitation in clause (e)(ii) above and the forgiveness or return thereof shall not be treated as Restricted Payments for purposes of determining compliance with such clause (e)(ii); (f) if an Equity Prepayment Event occurs with respect to which the Equity Prepayment Percentage is greater than 0.0%, the Borrower may purchase, redeem, prepay or acquire Subordinated Debt if (i) no Default has occurred and is continuing, (ii) any Restricted Payments made pursuant to this clause (f) shall be made within the 90-day period provided for in Section 2.08(e) following delivery by the Borrower to the Agent of a notice in accordance with Section 2.08(e) electing to make such

Restricted Payments in lieu of prepaying Term Loans as a result of an Equity Prepayment Event, (iii) the aggregate amount of Restricted Payments made pursuant to this clause (f) during any 90-day period referred to above shall not exceed the Subordinated Debt Prepayment Amount specified in the applicable notice and (iv) the aggregate principal amount of Subordinated Debt permitted by clause (ii) of Section 5.11(a) shall be permanently reduced by the aggregate principal amount of Subordinated Debt purchased, redeemed, prepaid or acquired pursuant to this clause (f); and (g) if an Equity Prepayment Event occurs with respect to which the Equity Prepayment Percentage is 0.0%, the Borrower may purchase, redeem, prepay or acquire Subordinated Debt provided that (i) no Default has occurred and is continuing, (ii) within two Domestic Business Days after each Restricted Payment pursuant to this clause (g) the Borrower shall make an optional prepayment of Term Loans in accordance with Section 2.09 in an aggregate principal amount equal to the amount of such Restricted Payment and notify the Agent that such optional prepayment is being made in order to permit Restricted Payments pursuant to this clause (g) and (iii) the sum of the aggregate Restricted Payments made pursuant to this clause (g) plus the aggregate principal amount of Term Loans required to be prepaid as a result of the foregoing clause (ii) of this clause (g) shall not exceed the excess of (A) the Net Cash Proceeds from all Equity Prepayment Events after the Effective Date with respect to which the Equity Prepayment Percentage was 0.0% over (B) the aggregate amount of cash consideration paid by the Borrower in connection with Permitted Acquisitions in reliance upon Net Cash Proceeds referred to in clause
(A).

          SECTION 5.13.  Mergers, Consolidations, Acquisitions and Sales of
                         --------------------------------------------------
Assets.  (a)  The Borrower will not, nor will it permit any of its Subsidiaries
-------
to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or purchase or otherwise acquire (in one transaction or a series of related transactions) any material assets, except that (i) the foregoing shall not prohibit the consummation of the

Acquisition, (ii) the foregoing shall not prohibit the acquisition of assets in the ordinary course of business (including Capital Expenditures permitted by
Section 5.24), (iii) the foregoing shall not prohibit Permitted Acquisitions, subject to 30 days' prior written notice to the Lenders of such Permitted Acquisition describing the material terms of such Acquisition and delivery to the Lenders prior to consummation of such Permitted Acquisition of a certificate of the chief financial officer or the chief accounting officer of the Borrower, setting forth calculations establishing to the reasonable satisfaction of the Agent that the Borrower will be in compliance with Section 5.23 upon giving effect to such Permitted Acquisition, (iv) the foregoing shall not prohibit a Conversion in accordance with Article IX, (v) if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing any Wholly-Owned Consolidated Subsidiary (other than Finance Corp.) may merge or liquidate into the Borrower in a transaction in which the Borrower is the survivor and (vi) the foregoing shall not prohibit capital contributions to the Borrower made in cash or Investments by the Borrower in Subsidiaries permitted under Section 5.16; provided that the acquisition of assets by
                              --------
Subsidiaries shall be subject to the further restrictions set forth in Section 5.04.

          (b) The Borrower will not, nor will it permit any of its Subsidiaries to, sell, assign, transfer or otherwise dispose of any asset, including any stock, without the prior written consent of the Required Lenders to such sale, assignment, transfer or disposition and the terms thereof; provided, however,
                                                           --------  -------
that the foregoing shall not prohibit a Conversion in accordance with Article IX or the sale of (i) inventory in the ordinary course of business, (ii) used or surplus equipment in the ordinary course of business, (iii) credit card receivables pursuant to the Credit Card Agreements, and (iv) other tangible personal property and real property not exceeding $3,000,000 in fair market value in any fiscal year of the Borrower; provided further,
                                          ----------------
however, that such sales shall be made for fair market value and solely for
-------
cash consideration.

          SECTION 5.14.  Transactions with Affiliates.  The Borrower will not,
                         -----------------------------
nor will it permit any of its Subsidiaries to, directly or indirectly, (a) make any Investment in an Affiliate, (b) sell, lease or otherwise transfer any assets to or perform services for an Affiliate, (c) purchase, lease or acquire assets or services from an Affiliate, or (d) enter into any other transaction directly or indirectly with or for the benefit of an Affiliate (including, without limitation, Guarantees and assumptions of obligations of an Affiliate); provided
                                                                        --------
that (i) the Borrower or any of its Subsidiaries may enter into any such transaction with an Affiliate that does not involve the payment of financial or management advisory fees or similar consideration to an Affiliate if the monetary or business consideration arising therefrom would not be less advantageous to the Borrower or such Subsidiary than the monetary or business consideration which it would obtain in a comparable arm's length transaction with a Person not an Affiliate, (ii) the foregoing shall not prohibit the grant of warrants or options to acquire equity interests in the Borrower pursuant to management incentive arrangements, (iii) the foregoing shall not prohibit the Restricted Payments permitted under Section 5.12 and (iv) the foregoing shall not prohibit the Transactions or the execution, delivery and performance by the Borrower of a stockholders agreement and registration rights agreement substantially in the respective forms attached to the Partnership Agreement and
(v) the foregoing shall not prohibit the payment described in Schedule 5.14.

          SECTION 5.15.  Sale and Lease-Back Transactions.  The Borrower will
                         ---------------------------------
not, nor will it permit any of its Subsidiaries to, enter into any arrangement, directly or indirectly, with any Person whereby it shall sell or transfer any asset, real or personal, whether now owned or hereafter acquired, and thereafter rent or lease such asset or other assets which it intends to use for substantially the same purpose or purposes as the asset being sold or transferred, except that the Borrower may enter into any such arrangement within 90 days after acquiring the asset that is sold or transferred; provided that (i) for purposes of
                                       --------
determining compliance with clause (iii) of Section 5.11(a), such arrangement shall be deemed to constitute Capital Financing Debt in a principal amount equal to the amount that would constitute Debt if such arrangement were accounted for as a capital lease and (ii) the Borrower shall not enter into any such arrangement if, after giving effect thereto, the Borrower would not be in compliance with clause (iii) of Section 5.11(a).

          SECTION 5.16.  Investments.  The Borrower will not, nor will it permit
                         ------------
any of its Subsidiaries to, make or acquire any Investment in any Person (including any Subsidiary) other than:

          (a)  Temporary Cash Investments;

          (b) the acquisition by the Borrower of all the outstanding capital stock of a corporation pursuant to a Permitted Acquisition;

          (c)  the Management Notes;

          (d)  Tax Advances permitted under Section 5.12; and

          (e) Investments consisting of advances and capital contributions made by the Borrower in cash to any Permitted Subsidiary; provided that (i) such
                                                          --------
     Investments in Finance Corp. shall be limited to amounts necessary to discharge franchise taxes and similar liabilities incidental to its existence, (ii) such Investments in any other Permitted Subsidiary shall be limited to amounts necessary to discharge liabilities permitted to be incurred by such Subsidiaries under Section 5.04, (iii) no such Investment shall be made more than five Domestic Business Days prior to the date that payment is to be made in respect of the liability to be discharged with the proceeds of such Investment and (iv) such Investments shall be represented by promissory notes or capital stock pledged pursuant to the Pledge Agreement or partnership interests subject to a perfected Lien in favor of the Security Agent.

          SECTION 5.17.  Negative Pledge.  The Borrower will not, nor will it
                         ----------------
permit any of its Subsidiaries to, create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except Liens granted under the Security Documents and except:

          (a) any Lien (other than a Lien securing Debt) existing on any asset (other than an asset subject to a security interest granted under the Pledge Agreement or the Security Agreement) prior to the acquisition thereof by the Borrower or a Consolidated Subsidiary and not created in contemplation of such acquisition;

          (b) Liens for taxes not delinquent or being contested in good faith and by appropriate proceedings;

          (c) deposits or pledges to secure obligations under workers' compensation, social security or similar laws, or under unemployment insurance;

          (d) mechanics', workers', materialmen's, warehousemen's, landlords' or other like Liens arising in the ordinary course of business with respect to obligations which are not due or which are being contested in good faith;

          (e) easements, rights-of-way, charges, covenants, restrictions and matters of public record, survey defects and imperfections of title that do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business, in each case affecting real property;

          (f) the reservation by any prior grantor of any right, title or interest in and to all oil, gas and other hydrocarbon substances, minerals, ores and metals of every nature and kind in and under real property that do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business;

          (g)  any Liens securing Capital Financing Debt; provided that such
                                                          --------
     Lien does not attach to any asset other than the asset financed by such Capital Financing Debt and proceeds thereof;

          (h) Liens, if any, on credit card receivables sold pursuant to the Credit Card Agreements that arise under the Credit Card Agreements by virtue of such sale and proceeds thereof;

          (i) Liens incurred in the ordinary course of business to secure performance of surety and indemnity bonds, leases and other contracts (other than to secure Debt);

          (j) interests (other than Debt) of a lessor or lessee arising under a lease;

          (k) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with imported goods, which duties are not delinquent or are being contested in good faith by appropriate proceedings;

          (l) unperfected Liens on inventory arising in the ordinary course of business securing trade accounts payable to suppliers of such inventory which are not past due or which are being contested in good faith; and

          (m) Liens arising in the ordinary course of its business which (i) do not attach to any asset subject to a security interest granted under the Security Documents, (ii) do not secure Debt or any other monetary obligation (other than judgments and appeal bonds not exceeding $2,000,000 in the aggregate) and (iii) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business.

          SECTION 5.18.  Use of Proceeds and Letters of Credit.  The Letters of
                         --------------------------------------
Credit and the proceeds of the Loans made under this Agreement will be used by the Borrower only for the purposes set forth in the preliminary statement of this Agreement. None of such proceeds will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any Margin Stock.

          SECTION 5.19.  Grants of Negative Pledges or Dividend Restrictions.
                         ----------------------------------------------------
The Borrower will not, nor will it permit any of its Subsidiaries to, agree to or become bound by any agreement or other arrangement that would restrict or impair (i) the ability of the Borrower and its Subsidiaries to grant to the Security Agent a Lien on any of their respective properties or assets (provided that the foregoing shall not prohibit restrictions in (a) agreements entered into in connection with the incurrence of Capital Financing Debt that restrict or impair the ability to grant Liens on the asset financed thereby while such Capital Financing Debt remains outstanding or (b) the Credit Card Agreements that restrict or impair the ability to grant Liens on accounts receivable sold thereunder) or (ii) the ability of any Subsidiary of the Borrower to pay dividends on its capital stock.

          SECTION 5.20.  Changes in Accounting.  The Borrower will not, nor will
                         ----------------------
it permit any of its Subsidiaries to, change its accounting policies or practices from those utilized in the preparation of the financial statements of the Borrower referred to in Section 4.04, except as permitted or required by generally accepted accounting principles consistently applied.

          SECTION 5.21  Fixed Charge Coverage Ratio.  The Fixed Charge Coverage
                        ----------------------------
Ratio for the period of four consecutive fiscal quarters ending on the last day of each fiscal quarter of the Borrower set forth below will not be less than the ratio set forth below opposite such fiscal quarters:

Fiscal Quarter Ending on:                               Ratio
-------------------------                               -----
February 1, 1997                                      1.90:1.0
May 3, 1997                                           1.90:1.0
August 2, 1997                                        1.90:1.0
November 1, 1997                                      2.20:1.0
January 31, 1998                                      2.20:1.0
May 2, 1998                                           2.20:1.0
August 1, 1998                                        2.20:1.0
October 31, 1998                                      2.40:1.0
January 30, 1999                                      2.40:1.0
May 1, 1999                                           2.40:1.0
July 31, 1999                                         2.40:1.0
October 30, 1999                                      2.75:1.0
January 29, 2000                                      2.75:1.0
April 29, 2000                                        2.75:1.0
July 29, 2000                                         2.75:1.0
October 28, 2000                                       3.0:1.0
February 3, 2001                                       3.0:1.0
May 5, 2001                                            3.0:1.0
August 4, 2001                                         3.0:1.0
November 3, 2001                                       3.0:1.0
February 2, 2002                                       3.0:1.0
May 4, 2002                                            3.0:1.0
August 3, 2002                                         3.0:1.0
November 2, 2002                                       3.0:1.0
February 1, 2003                                       3.0:1.0

          SECTION 5.22.  Minimum Adjusted Net Worth.  Consolidated Adjusted Net
                         ---------------------------
Worth will not at any date be less than Minimum Adjusted Net Worth at such date.

          SECTION 5.23.  Debt Coverage Ratio.  The Debt Coverage Ratio will not
                         --------------------
at any time during any period set forth below be greater than the ratio set forth below with respect to such period:

                     Period
------------------------------------------------
From and Including            To and Excluding               Ratio:
-------------------------   --------------------             ------
Effective Date              January 31, 1998                 4.5:1
January 31, 1998            January 30, 1999                 3.9:1
January 30, 1999            January 29, 2000                3.40:1
January 29, 2000            February 3, 2001                 2.8:1
February 3, 2001            February 2, 2002                2.25:1
February 2, 2002, and at all times thereafter                2.0:1

          SECTION 5.24.  Capital Expenditures.  Capital Expenditures during any
                         ---------------------
fiscal year of the Borrower, commencing with the fiscal year ending on the Saturday closest to January 31, 1998, will not exceed the sum of (a) $12,500,000 plus (b) during any fiscal year of the Borrower other than the first such fiscal year, the excess of $12,500,000 over the amount of Capital Expenditures during the immediately preceding fiscal year; provided that additional Capital
                                       --------
Expenditures not exceeding an aggregate of $30,000,000 for all such periods will be permitted in excess of those permitted by clauses (a) and (b) above, except that not more than $7,000,000 of such additional Capital Expenditures shall be permitted during the first two such fiscal years; and provided further that, to the extent that Capital Expenditures after the Effective Date but prior to the Saturday closest to January 31, 1997 do not exceed $4,000,000, the excess of $4,000,000 over the actual amount expended during such period may be added to the amount of Capital Expenditures permitted under clause (a) above for the fiscal year ending on the Saturday closest to January 31, 1998.


                                  ARTICLE VI

                                   DEFAULTS


          SECTION 6.01.  Events of Default.  If one or more of the following
                         ------------------
events ("Events of Default") shall have occurred and be continuing:

          (a) the Borrower shall fail to pay (i) when due any principal of any Loan or any reimbursement obligation in respect of a Letter of Credit Disbursement or (ii) within three Domestic Business Days of the date due, any interest on any Loan, any fees or any other amount payable hereunder or under any other Loan Document;

          (b) the Borrower shall fail to observe or perform (i) any covenant contained in clause (a) or (b) of Section 5.01 for three Domestic Business Days after notice thereof has been given to the Borrower by the Agent at the request of any Lender or (ii) any covenant contained in clause (i) of
     Section 5.01 or in Section 5.07 or in Sections 5.09 to 5.24, inclusive;

          (c) the Borrower or any Subsidiary shall fail to observe or perform any covenant or agreement contained in any Loan Document (other than those covered by clause (a) or (b) above) for 10 days after written notice thereof has been given to the Borrower by the Agent at the request of any Lender;

          (d) any representation, warranty, certification or statement made by the Borrower or any Subsidiary in any Loan Document or in any certificate, financial statement or other document delivered pursuant to any

     Loan Document shall prove to have been incorrect in any material respect when made (or deemed made);

          (e) the Borrower or any Subsidiary shall fail to make any payment of principal, interest or premium in respect of any Material Debt (other than the Obligations) at maturity;

          (f) any event or condition (including, without limitation, failure to make any payment when due) shall occur which results in the acceleration of the maturity of any Material Debt or enables (or, with the giving of notice or lapse of time or both, would enable) the holder of such Debt or any Person acting on such holder's behalf to accelerate the maturity thereof or to require the prepayment, redemption or repurchase thereof or to terminate any commitment to lend such Debt;

          (g) any of the Trademark Agreements (other than those referred to in clause (ii) of the definition thereof) or the Credit Card Agreements shall be canceled, terminated or repudiated (other than termination of a Credit Card Agreement in connection with the replacement thereof with another Credit Card Agreement), or any event shall occur that results in any of such Trademark Agreements having a term that expires earlier than the initial term thereof, or any default, breach or other event shall occur that would permit a termination of any of such Trademark Agreements (if the Trademark Collateral Agreement were not in effect) or the Credit Card Agreements and shall continue beyond any applicable grace period;

          (h) the Borrower or any Subsidiary (i) shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or (ii) shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or (iii) shall make a general assignment for the benefit of creditors, or (iv) shall fail generally to pay its debts as they become due, or (v) shall take any corporate action to authorize any of the foregoing;

          (i) an involuntary case or other proceeding shall be commenced against the Borrower or any Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Borrower or any Subsidiary under the Federal bankruptcy laws as now or hereafter in effect;

          (j) any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $1,000,000 which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA or
     Section 412 of the Internal Revenue Code; or notice of intent to terminate a Plan or Plans having aggregate Unfunded Liabilities in excess of $2,000,000 (collectively, a "Material Plan") shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any Material Plan or a proceeding shall be instituted by a fiduciary of any Plan against any member of the ERISA Group to enforce

     Section 515 or 4219(c)(5) of ERISA where the amount in controversy exceeds $2,000,000 and such proceeding shall not have been dismissed within 30 days thereafter; or a Reportable Event or Reportable Events shall have occurred with respect to a Material Plan and the Agent shall have notified the Borrower that the Required Lenders have made a determination that, on the basis of such Reportable Event or Reportable Events, there are reasonable grounds for the termination of such Material Plan by the PBGC or for the appointment by an appropriate United States District Court of a trustee to administer such Material Plan;

          (k) one or more judgments or orders for the payment of money in an aggregate amount in excess of $2,000,000 shall be rendered against the Borrower, any Subsidiary or any combination thereof and shall continue unsatisfied and unstayed for a period of 10 days, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of the Borrower or any Subsidiary to enforce any such judgment;

          (l)  a Change of Control shall occur; or

          (m) any security interest purported to be created by any Security Document shall cease to be, or shall be asserted by the Borrower or any Subsidiary not to be, a valid, perfected, first priority security interest in respect of any material amount of collateral, other than as a result of an act or omission of the Security Agent, the Agent or any Lender and subject to exceptions as to priority expressly permitted under the Loan Documents;

then, and in every such event, the Agent shall (i) if requested by Lenders having more than 50% in aggregate amount of the Commitments, by notice to the Borrower terminate the Commitments and they shall thereupon terminate, (ii) if requested by Lenders holding Notes evidencing more than 50% in aggregate principal amount of the Loans, by notice to the Borrower declare the Notes (together with accrued interest thereon) to be, and the Notes shall thereupon become, immediately due and payable (in whole or, in the sole discretion of the Lenders, from time to time in part) without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower, (iii) if requested by Lenders having more than 50% of the Letter of Credit Exposure, require cash collateral as contemplated by
Section 2.13(k) in an amount not exceeding the Letter of Credit Exposure, (iv) exercise and direct the Security Agent to exercise remedies available under the Guarantee Agreement, the Security Documents or otherwise, as requested by the Required Lenders, or (v) any combination of the foregoing; provided that in the
                                                           --------
case of any of the Events of Default specified in clause (h) or (i) above with respect to the Borrower without any notice to the Borrower or any other act by the Agent or the Lenders, the Commitments shall thereupon terminate and the Notes (together with accrued interest thereon) shall become immediately due and payable (in whole) without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

          SECTION 6.02.  Notice of Default.  The Agent shall give notice to the
                         ------------------
Borrower under clause (b)(i) or (c) of Section 6.01 promptly upon being requested to do so by any Lender, and shall thereupon notify all the Lenders thereof.

                                  ARTICLE VII

                  THE AGENT, SECURITY AGENT AND ISSUING BANKS


          SECTION 7.01.  Appointment and Authorization.  Each Lender irrevocably
                         ------------------------------
appoints and authorizes each of the Agent, the Security Agent and any Issuing Bank (each being referred to as an "Agent" for purposes of this Article VII) to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to such Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto.

          SECTION 7.02.  Agent and Affiliates.  Each Lender that is an Agent
                         ---------------------
shall have the same rights and powers under this Agreement as any other Lender and may exercise or refrain from exercising the same as though it were not an Agent, and each such Lender and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or affiliate of the Borrower as if it were not an Agent.

          SECTION 7.03.  Action by Agent.  The obligations of any Agent under
                         ----------------
the Loan Documents are only those expressly set forth herein and therein. Without limiting the generality of the foregoing, no Agent shall be required to take any action with respect to any Default, except as expressly provided in
Article VI.

          SECTION 7.04.  Consultation with Experts.  Each Agent may consult with
                         --------------------------
legal counsel (who may be counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

          SECTION 7.05.  Liability of Agent.  Neither any Agent nor any of its
                         -------------------
directors, officers, agents, or employees shall be liable for any action taken or not taken by it in connection herewith (i) with the consent or at the request of the Required Lenders or (ii) in the absence of its own gross negligence or willful misconduct. Neither any Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of the Borrower or any Subsidiary; (iii) the satisfaction of any condition specified in Article III, except receipt of items required to be delivered to it; or (iv) the validity, effectiveness or genuineness of this Agreement, any other Loan Document or Transaction Document or any other instrument or writing furnished in connection herewith. No Agent shall incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a telecopy, bank wire, telex or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

          SECTION 7.06.  Indemnification.  Each Lender shall, ratably in
                         ----------------
accordance with its Loans, Letter of Credit Exposure and unused Commitment, indemnify each Agent (to the extent not reimbursed by the Borrower) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such Agent's gross negligence or willful misconduct) that such Agent may suffer or incur in connection with this Agreement or any other Loan Document or any action taken or omitted by such Agent hereunder or thereunder.

          SECTION 7.07.  Credit Decision.  Each Lender acknowledges that it
                         ----------------
has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

          SECTION 7.08.  Successor Agent.  Any Agent (other than an Issuing Bank
                         ----------------
in respect of Letters of Credit issued by it) may resign at any time by giving written notice thereof to the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor to such Agent after consultation with the Borrower (but the foregoing shall not be construed to require any consent or approval by the Borrower). If no successor to such Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent gives notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which, in the case of the Agent under this Agreement, shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of its appointment as an Agent by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations. After any retiring Agent's resignation, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent.

          SECTION 7.09.  Agents Fees.  The Borrower shall pay to each Agent for
                         ------------
its own account fees in the amounts and at the times previously agreed upon between the Borrower and such Agent.

          SECTION 7.10.  Sub-Agents.  Each Agent may perform any of its
                         -----------
obligations and exercise any of its rights under the Loan Documents by or through sub-agents. The provisions of this Article VII shall inure to the benefit of any sub-agent of any Agent in the same manner and to the same extent as they inure to the benefit of such Agent.

                                 ARTICLE VIII

                            CHANGE IN CIRCUMSTANCES


          SECTION 8.01.  Basis for Determining Interest Rate Inadequate or
                         -------------------------------------------------
Unfair.  If on or prior to the first day of any Interest Period for any Euro-
-------
Dollar Borrowing:

          (a) the Agent is advised by the Euro-Dollar Reference Banks that deposits in dollars (in the applicable amounts) are not being offered to the Euro-Dollar Reference Banks in the relevant market for such Interest Period, or

          (b) Lenders having 50% or more of the aggregate amount of the Commitments or Loans of the relevant Class advise the Agent that the Adjusted London Interbank Offered Rate, as the case may be, as determined by the Agent will not adequately and fairly reflect the cost to such Lenders of funding their Euro-Dollar Loans for such Interest Period, the Agent shall forthwith give notice thereof to the Borrower and the Lenders, whereupon until the Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligations of the Lenders to make Euro-Dollar Loans shall be suspended. Unless the Borrower notifies the Agent at least two Domestic Business Days before the date of any Euro-Dollar Borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, such Borrowing shall instead be made as a Base Rate Borrowing.

          SECTION 8.02.  Illegality.  If, on or after the date of this
                         -----------
Agreement, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Euro-Dollar Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Lender (or its Euro-Dollar Lending Office) to make, maintain or fund its Euro-Dollar Loans and such Lender shall so notify the Agent, the Agent shall forthwith give notice thereof to the other Lenders and the Borrower, whereupon until such Lender notifies the Borrower and the Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Lender to make Euro-Dollar Loans shall be suspended. Before giving any notice to the Agent pursuant to this Section, such Lender shall designate a different Euro-Dollar Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Lender, be otherwise disadvantageous to such Lender. If such Lender shall determine that it may not lawfully continue to maintain and fund any of its outstanding Euro-Dollar Loans to maturity and shall so specify in such notice, the Borrower shall immediately prepay in full the then outstanding principal amount of each such Euro-Dollar Loan, together with accrued interest thereon. Concurrently with prepaying each such Euro-Dollar Loan, the Borrower shall borrow a Base Rate Loan in an equal principal amount from such Lender (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other Lenders), and such Lender shall make such a Base Rate Loan.

          SECTION 8.03.  Increased Cost and Reduced Return.  (a)  If on or after
                         ----------------------------------
the date hereof the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Applicable Lending Office) with any request or directive

(whether or not having the force of law) of any such authority, central bank or comparable agency:

          (i) shall subject any Lender (or its Applicable Lending Office) to any tax, duty or other charge with respect to its Euro-Dollar Loans, its Notes, its participations in Letters of Credit or its obligation to make Euro-Dollar Loans or acquire participations in Letters of Credit, or shall change the basis of taxation of payments to any Lender (or its Applicable Lending Office) of the principal of or interest on its Euro-Dollar Loans or any other amounts due under this Agreement in respect of its Euro-Dollar Loans or its obligation to make Euro-Dollar Loans (except for changes in the rate of tax on, or determined by reference to, the overall net income of such Lender or its Applicable Lending Office imposed by the jurisdiction in which such Lender's principal executive office or Applicable Lending Office is located); or

          (ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding with respect to any Euro-Dollar Loan any such requirement included in an applicable Euro-Dollar Reserve Percentage) against assets of, deposits with or for the account of, or credit extended by, any Lender (or its Applicable Lending Office) or shall impose on any Lender (or its Applicable Lending Office) or on the London interbank market any other condition affecting its Euro-Dollar Loans, its Notes, its participations in Letters of Credit or its obligation to make Euro-Dollar Loans or acquire participations in Letters of Credit;

and the result of any of the foregoing is to increase the cost to such Lender (or its Applicable Lending Office) of making or maintaining any Euro-Dollar Loan or holding or acquiring a participation in any Letter of Credit, or to reduce the amount of any sum received or receivable by such Lender (or its Applicable Lending Office) under this Agreement or under its Note with respect thereto, by an amount deemed by such Lender to be material, then, within 15 days after demand by such Lender (with a copy to the Agent), the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction.

          (b) If any Lender shall have determined that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Lender (or its Parent) as a consequence of such Lender's obligations hereunder to a level below that which such Lender (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, within 15 days after demand by such Lender (with a copy to the Agent), the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender (or its Parent) for such reduction.

          (c) Each Lender will promptly notify the Borrower and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender, be otherwise disadvantageous to such Lender. A certificate of any Lender claiming compensation under this

Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

          SECTION 8.04.  Base Rate Loans Substituted for Affected Fixed Rate
                         ---------------------------------------------------
Loans.  If (a) the obligation of any Lender to make Euro-Dollar Loans has been
------
suspended pursuant to Section 8.02 or (b) any Lender has demanded compensation under Section 8.03(a) and the Borrower shall, by at least five Euro-Dollar Business Days' prior notice to such Lender through the Agent, have elected that the provisions of this Section shall apply to such Lender, then, unless and until such Lender notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer apply:

          (i) all Loans which would otherwise be made by such Lender as Euro-Dollar Loans shall be made instead as Base Rate Loans (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other Lenders); and

          (ii) after each of its Euro-Dollar Loans has been repaid, all payments of principal which would otherwise be applied to repay Euro-Dollar Loans shall be applied to repay its Base Rate Loans instead.

          SECTION 8.05.  Replacement of Lenders.  In the event (a) any Lender
                         -----------------------
delivers a notice under Section 8.02 or (b) any Lender demands compensation pursuant to Section 8.03, then the Borrower may, at its sole expense and effort, require such Lender to assign, without recourse (in accordance with Section 10.06), all of its rights and obligations under this Agreement and the Notes to an Assignee which shall assume such assigned obligations; provided that (i) such
                                                          --------
assignment shall not conflict with any law, rule or regulation or order of any court or other Governmental Authority having jurisdiction, (ii) the

Borrower shall have received the written consent of the Agent (and of an Issuing Bank, if such Lender has a Revolving Loan Commitment) and (iii) such Assignee (or, in the case of amounts other than principal, interest and accrued Fees, the Borrower) shall have paid to the transferor Lender in immediately available funds an amount equal to the sum of the principal of and interest accrued to the date of such payment on the outstanding Loans and participations in Letter of Credit Disbursements of such Lender, plus all Fees and other amounts accrued for the account of such Lender hereunder (including any amounts under Section 2.11 and Section 8.03, it being understood that such assignment shall be treated as a prepayment for purposes of Section 2.11); provided further that if prior to any
                                          ----------------
such assignment the circumstances or event that resulted in such Lender's notice under Section 8.02 or demand for compensation under Section 8.03, as the case may be, cease to cause such Lender to suffer increased costs or reductions in amounts received or receivable or reduction in return on capital, or cease to have the consequences specified in Section 8.02, as the case may be (including as a result of any action taken by such Lender), or if such Lender shall waive its right to claim further compensation under Section 8.03 in respect of such circumstances or event or shall withdraw its notice under Section 8.02 in respect of such circumstances or event, as the case may be, then such Lender shall not thereafter be required to make any such assignment hereunder.

          SECTION 8.06.  Taxes.  (a) For the purposes of this Section 8.06, the
                         ------
following terms have the following meanings:

          "Taxes" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings with respect to any payment by the Borrower pursuant to this Agreement or under any Note, and all liabilities with respect thereto, excluding (i) in the case of each Lender,
                 ---------
each Issuing Bank and the Agent, taxes imposed on its income, and franchise or similar taxes imposed on it, by a jurisdiction under the laws of which such Lender, such Issuing Bank or the Agent (as the case may be) is organized or in which its principal executive office is located or, in the case of each Lender, in which its Applicable Lending Office is located and (ii) in the case of each Lender, any United States withholding tax imposed on such payments but only to the extent that such Lender is subject to United States withholding tax at the time such Lender first becomes a party to this Agreement.

          "Other Taxes" means any present or future stamp or documentary taxes and any other excise or property taxes, or similar charges or levies, which arise from any payment made pursuant to this Agreement or under any other Loan Document or from the execution or delivery of, or otherwise with respect to, this Agreement or any other Loan Document.

          (b) Any and all payments by the Borrower to or for the account of any Lender, any Issuing Bank or the Agent hereunder or under any Note shall be made without deduction for any Taxes or Other Taxes; provided that, if the Borrower
                                                --------
shall be required by law to deduct any Taxes or Other Taxes from any such payments, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) such Lender, such Issuing Bank or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions,
(iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and (iv) the Borrower shall furnish to the Agent, at its address referred to in Section 10.01, the original or a certified copy of a receipt evidencing payment thereof.

          (c) The Borrower agrees to indemnify each Lender, each Issuing Bank and the Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section) paid by such Lender, such Issuing Bank or the Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be paid within 15 days after such Lender, such Issuing Bank or the Agent (as the case may be) makes demand therefor.

          (d) Each Lender organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Lender listed on the signature pages hereof and on or prior to the date on which it becomes a Lender in the case of each other Lender, and from time to time thereafter if requested in writing by the Borrower (but only so long as such Lender remains lawfully able to do so), shall provide the Borrower and the Agent with Internal Revenue Service form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender is entitled to benefits under an income tax treaty to which the United States is a party which exempts the Lender from United States withholding tax or reduces the rate of withholding tax on payments of interest for the account of such Lender or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States.

          (e) For any period with respect to which a Lender has failed to provide the Borrower or the Agent with the appropriate form pursuant to Section 8.06(d) (unless such failure is due to a change in treaty, law or regulation occurring subsequent to the date on which such form originally was required to be provided), such Lender shall not be entitled to indemnification under Section 8.06(b) or (c) with respect to Taxes imposed by the United States; provided that
                                                                   --------
if a Lender, which is otherwise exempt from or subject to a reduced rate of withholding tax, becomes subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

          (f) If the Borrower is required to pay additional amounts to or for the account of any Lender pursuant to this Section, then such Lender will change the jurisdiction of its Applicable Lending Office if such change (i) will eliminate or reduce any such additional payment which may thereafter accrue and
(ii) in the judgment of such Lender, is not otherwise disadvantageous (other than in a de minimis respect) to such Lender.
          -- -------

                                  ARTICLE IX

                            CONVERSION OF BORROWER

          SECTION 9.01.  General.  The purpose of this Article is to provide for
                         --------
the ability of the Borrower and its partners to reorganize the initial ownership structure of the Borrower so that the Borrower becomes a corporation, and/or becomes wholly owned by a corporation, in order to facilitate an offering of equity interests in the Borrower, either directly by the Borrower or indirectly by a parent corporation that holds (directly or indirectly) all the partnership interests in or capital stock of the Borrower, as applicable. Any such reorganization, regardless of form or method, is referred to herein as a "Conversion". The following Sections of this Article describe alternative methods of Conversion and certain conditions applicable thereto. In addition to the conditions set forth below, any Conversion shall be subject to the condition that no Default (including, without limitation, any Change of Control) shall have occurred and be continuing at the time of, or result from, such Conversion.

          SECTION 9.02.  New Corporate Borrower.  Subject to the conditions set
                         -----------------------
forth below, a Conversion may be accomplished by (a) the transfer (including transfers accomplished by merger or consolidation) of all the assets of the Borrower, including all real and personal property, all cash and Investments and all rights under contracts and agreements (including the Trademark Agreement and Credit Card Agreements) and other intangible assets, to a corporation organized under the laws of any State in the United States of America or the laws of the District of Columbia (such corporation being referred to herein as the "Corporate Borrower"), and (b) the assumption by the Corporate Borrower of all liabilities and other obligations of the Borrower, including the Obligations. Any Conversion pursuant to this Section shall be subject to the satisfaction (or waiver in accordance with Section 10.05) of the following conditions:

          (i) immediately prior to such Conversion, the Corporate Borrower shall not have any material assets or liabilities (other than (A) liabilities fully indemnified by The Limited and (B) liabilities that also constitute liabilities of the Borrower prior to such Conversion) and shall not have any subsidiaries (other than the Borrower and the Subsidiaries);

          (ii) receipt by the Security Agent of copies of each document (including each Uniform Commercial Code financing statement) required by law or reasonably requested by the Security Agent to be filed, registered or recorded in order to maintain the validity, perfection and priority of the security interests and liens granted under the Security Documents;

          (iii) receipt by the Lenders of satisfactory evidence that the Borrower and its Subsidiaries and the Corporate Borrower shall have obtained all consents and approvals of, and shall have made all filings and registrations with, any Governmental Authority, or any party to any contract or agreement with the Borrower or any Subsidiary, or any other third party, required to be obtained in order to consummate such Conversion, in each case without the imposition of any condition which, in the judgment of the Required Lenders, could have a Material Adverse Effect;

          (iv) receipt by the Agent of reasonable advance notice of such Conversion together with drafts of all documentation to be entered into in order to consummate such Conversion (which shall include assumption agreements, in form and substance satisfactory to the Agent, for the assumption by the Corporate Borrower of the Obligations) and a reasonable opportunity to comment upon such drafts;

          (v) receipt by the Agent of all documents it may reasonably request relating to the existence of the Corporate Borrower, the corporate authority for such Conversion, and any other matters relevant thereto, all in form and substance satisfactory to the Agent, including, without limitation, (A) an opinion of counsel (who shall be reasonably satisfactory to the Agent if other than Riordan & McKinzie) comparable to that delivered on the Effective Date pursuant to clause (c)(i) of Section 3.01 and covering such additional matters relating to such Conversion as the Agent or the Required Lenders may reasonably request and (B) a certificate signed by the President and any Vice President of each of the Borrower and the Corporate Borrower to the effect set forth in clauses (c) and (d) of
     Section 3.02; and

          (vi)   such Conversion shall be consummated on a single date.

Upon consummation of a Conversion in accordance with this Section 9.02, the Corporate Borrower shall be deemed to be the "Borrower" for all purposes of this Agreement and the other Loan Documents.

          SECTION 9.03.  Holding Company Structure.  Subject to the conditions
                         --------------------------
specified below, a Conversion may be accomplished by the transfer (including transfers accomplished by merger or consolidation) to a single corporation organized under the laws of any State in the United States of America or of the District of Columbia (which corporation will become the Parent Corporation as a result of such Conversion) of all outstanding partnership interests (and any options, warrants or rights to purchase, and any securities convertible into or exchangeable for, partnership interests, if the same are to remain outstanding after such Conversion) in the Borrower, either directly or by transfer (including transfers accomplished by merger or consolidation) to such corporation of all outstanding capital stock of any corporation holding, directly or indirectly, a partnership interest. Any Conversion pursuant to this Section shall be subject to the satisfaction (or waiver in accordance with Section 10.05) of the conditions specified in clauses (iii) and (iv) of Section
9.02 and the following additional conditions:

          (i) after giving effect to such Conversion, (A) the Borrower will be, directly or indirectly, wholly owned by the Parent Corporation, (B) the Parent Corporation will not have any subsidiaries, other than the Borrower and the Subsidiaries and subsidiaries resulting from transfers to the Parent Corporation of capital stock of corporations holding partnership interests in the Borrower as described above, and (C) neither the Parent Corporation nor any of its subsidiaries described above shall have any material assets (other than partnership interests in the Borrower and assets of the Borrower and the Subsidiaries) or liabilities (other than (1) liabilities fully indemnified by The Limited, (2) liabilities that also constituted liabilities of the Borrower prior to such Conversion and (3) liabilities of the Borrower and the Subsidiaries);

          (ii) the Parent Corporation shall enter into an agreement with the Agent, in form and substance satisfactory to the Agent, pursuant to which the Parent Corporation will agree that neither it nor any of its subsidiaries (other than the Borrower and the Subsidiaries) will engage in any business or activity other than the ownership of the Borrower and activities incidental thereto; and

          (iii) receipt by the Agent of all documents it may reasonably request relating to the existence of the Parent Corporation, the corporate authority for such Conversion, and any other matters incidental thereto, all in form and substance satisfactory to the Agent.

          SECTION 9.04.  Liquidation.  Subject to the conditions specified
                         ------------
below, a Conversion may be accomplished by (a) the transfer (including transfers accomplished by merger or consolidation) to any corporation that would satisfy the requirements to qualify as a Corporate Borrower as provided in Section 9.02 of all outstanding partnership interests (and any options, warrants or rights to purchase, and any securities convertible into or exchangeable for, partnership interests) in the Borrower and (b) the liquidation of the Borrower (which may be accomplished by operation of law) into such corporation. Any Conversion pursuant to this Section shall be subject to the satisfaction (or waiver in accordance with Section 10.05) of the conditions specified in clauses (i), (ii),
(iii), (iv) and (v) of Section 9.02 (as though such corporation into which the Borrower is to be liquidated were to be a Corporate Borrower), except, as to the condition specified in clause (i) of Section 9.02, the corporation into which the Borrower is to be liquidated may own partnership interests in the Borrower. Upon consummation of a Conversion in accordance with this Section 9.04, the corporation into which the Borrower is liquidated shall be deemed to be the "Borrower" for all purposes of this Agreement and the other Loan Documents.

          SECTION 9.05.  Post-Conversion Actions.  Promptly following a
                         ------------------------
Conversion, the Borrower shall distribute to the Agent, the Security Agent, the Issuing Banks and the Lenders copies of all documentation executed and delivered in connection therewith.


                                   ARTICLE X

                                 MISCELLANEOUS

          SECTION 10.01.  Notices.  All notices, requests and other
                          --------
communications to any party hereunder shall be in writing (including bank wire, telex, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of the Borrower, each Issuing Bank or the Agent, at its address or telecopy number set forth on the signature pages hereof (with a copy to Freeman Spogli & Co. Incorporated, 599 Lexington Avenue, 18th Floor, New York, NY 10022, Attention: Mr. J.M. Roth, in the case of any notice to the Borrower relating to a Default), (y) in the case of any Lender, at its address or telex number set forth in its Administrative Questionnaire or (z) in the case of any party, at such other address or telecopy or telex number as such party may hereafter specify for the purpose by notice to the Agent and the Borrower. Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified in this Section and the appropriate answer back is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (iii) if given by any other means, when delivered at the address specified in this Section; provided that notices
                                                         --------
to the Agent under Article II or Article VIII shall not be effective until received.

          SECTION 10.02.  No Waivers.  No failure or delay by the Agent, the
                          -----------
Security Agent, any Issuing Bank or any Lender in exercising any right, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

          SECTION 10.03.  Expenses; Documentary Taxes; Indemnification.  (a)
                          ---------------------------------------------
The Borrower shall pay (i) all reasonable out-of-pocket expenses of the Agent, the Security Agent, the Documentation Agent and (in the case of expenses relating to the issuance of a Letter of Credit) the Issuing Bank, including fees and disbursements of special counsel for the Agent and the Documentation Agent, in connection with the preparation of this Agreement and the other Loan Documents, any primary or secondary syndication of the credit facilities hereunder, any waiver or consent hereunder or thereunder or any amendment hereof or thereof or any Default or alleged Default hereunder or any Conversion or proposed Conversion and (ii) if an Event of Default occurs, all reasonable out-of-pocket expenses incurred by the Agent, the Security Agent, any Issuing Bank or any Lender, including fees and disbursements of counsel, in connection with such Event of Default and collection, bankruptcy and other enforcement proceedings resulting therefrom. The Borrower shall indemnify each Lender against any transfer taxes, documentary taxes, assessments or charges made by any Governmental Authority by reason of the execution and delivery of this Agreement or the other Loan Documents.

          (b) The Borrower agrees to indemnify the Agent, the Security Agent, the Documentation Agent, each Issuing Bank and each Lender and hold the Agent, the Security Agent, each Issuing Bank and each Lender harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel, which may be incurred by any Lender (or by the Agent, the Documentation Agent, the Security Agent or any Issuing Bank in connection with its actions as such) in connection with any investigative, administrative or judicial proceeding (whether or not the Agent, the Documentation Agent, the Security Agent, such Issuing Bank or such Lender shall be designated a party thereto) relating to or arising out of any Loan Document or any actual or proposed use of proceeds of Loans or Letters of Credit hereunder; provided that neither the Agent, the Documentation Agent, the Security Agent,
--------
any Issuing Bank nor any Lender shall have the right to be indemnified hereunder for its own gross negligence or wilful misconduct as determined by a court of competent jurisdiction.

          (c) The provisions of this Section 10.03 shall remain in effect and survive regardless of any termination of this Agreement or the repayment of the Obligations.

          SECTION 10.04.  Sharing of Set-Offs.  Each Lender agrees that if it
                          --------------------
shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of its claims in respect of Letter of Credit Disbursements and principal and interest due with respect to any Note held by it which is greater than the proportion received by any other Lender in respect of the aggregate amount of claims in respect of Letter of Credit Disbursements and principal and interest due with respect to any Note held by such other Lender, the Lender receiving such proportionately greater payment shall purchase such participations in the claims in respect of Letter of Credit Disbursements and Notes held by the other Lenders, and such other adjustments shall be made, as may be required so that all such payments of claims in respect of Letter of Credit Disbursements and of principal and interest with respect to the Notes held by the Lenders shall be shared by the Lenders pro rata; provided that nothing in this Section shall impair the right
                  --------
of any Lender to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Borrower other than its indebtedness under the Loan Documents. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Letter of Credit or Note, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower in the amount of such participation.

          SECTION 10.05.  Amendments and Waivers.  Any provision of this
                          -----------------------
Agreement or any other Loan Document may be amended or waived if, but only if, such amendment or waiver is in writing and is signed or otherwise approved in writing by the Borrower and the Required Lenders (and, if the rights or duties of the Agent, the Security Agent or the Issuing Banks are affected thereby, by the Agent, the Security Agent or the Issuing Banks, as the case may be);

provided that no such amendment or waiver shall (i) increase the Commitment of
--------
any Lender or subject any Lender to any additional obligation without the consent of such Lender, (ii) reduce the principal of or rate of interest on any Loan or any fees hereunder without the consent of each Lender affected thereby,
(iii) postpone the date fixed for any payment of principal of any Loan under
Section 2.08(a), (b) or (c) or for any reimbursement of a Letter of Credit Disbursement or payment of interest on any Loan or any fees hereunder or for any reduction or termination of any Commitment without the consent of each Lender affected thereby, (iv) permit the termination of the Trademark Agreement or any Credit Card Agreements, or any amendment or waiver thereof that would be materially adverse to the interests of the Borrower or the Lenders, without the consent of each Lender, (v) permit the release of any material amount of collateral under any Security Document (except as provided therein), without the consent of each Lender, (vi) change the percentage of the Commitments, the percentage of the aggregate unpaid principal amount of the Notes or the number of Lenders which shall be required for the Lenders or any of them to take any action under this Section or any other provision of this Agreement, without the consent of each Lender, (vii) change any provisions of any Loan Document in a manner that by its terms adversely affects the rights in respect of payments due to Lenders holding Loans of any Class differently than those holding Loans of any other Class, without the consent of Lenders holding a majority in interest of the outstanding Loans and unused Commitments of each affected Class (in addition to any other consent required under any other clause of this Section) or (viii) change the rights of Lenders holding Tranche B Term Loans to decline mandatory prepayments as provided in Section 2.08, without the consent of Lenders holding a majority in interest of the outstanding Tranche B Term Loans.

          SECTION 10.06.  Successors and Assigns.  (a)  The provisions of this
                          -----------------------
Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or otherwise transfer any of its rights under this Agreement (other than pursuant to a Conversion in accordance with Article IX) without the prior written consent of all Lenders.

          (b) Any Lender may at any time grant to one or more banks or other institutions (each a "Participant") participating interests in any or all of its Commitment or its Loans or its participations in Letters of Credit. In the event of any such grant by a Lender of a participating interest to a Participant, whether or not upon notice to the Borrower and the Agent, such Lender shall remain responsible for the performance of its obligations hereunder, and the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement pursuant to which any Lender may grant such a participating interest shall provide that such Lender shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such
                                                           --------
participation agreement may provide that such Lender will not agree to any modification, amendment or waiver described in clause (i), (ii), (iii), (iv) or
(v) of Section 10.05 without the consent of the Participant. The Borrower agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of

Article VIII and Section 2.11 with respect to its participating interest. An assignment or other transfer which is not permitted by subsection (c) or (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b).

          (c) Any Lender may at any time assign to one or more banks or other financial institutions (each an "Assignee") all, or a proportionate part of all, of its rights and obligations under this Agreement and the Notes, and such Assignee shall assume such rights and obligations, pursuant to an instrument executed by such Assignee and such transferor Lender, after consultation with the Borrower regarding such assignment (but the foregoing shall not be construed to require any consent or approval by the Borrower) and with (and subject to) the subscribed consent of the Agent (except in the case of assignments to Affiliates of Lenders) and, in the case of an assignment of a Revolving Loan Commitment, the Issuing Banks; provided that (i) each such assignment shall be
                               --------
in a minimum amount of $5,000,000 or, if less, all the remaining rights and obligations of the transferor Lender, and (ii) any such assignment of rights and obligations in respect of any Class of Loans or Commitments shall be made ratably of all rights and obligations in respect of such Class but shall not require a ratable assignment of rights and obligations in respect of another Class. Upon execution and delivery of such an instrument, payment by such Assignee to such transferor Lender of an amount equal to the purchase price agreed between such transferor Lender and such Assignee, delivery to the Agent of an executed copy of such instrument and payment to the Agent by the Assignor of a processing fee of $3,500, then such Assignee shall be a Lender party to this Agreement and shall have all the rights and obligations of a Lender with a Commitment as set forth in such instrument of assumption, and the transferor Lender shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (c), the transferor Lender, the Agent and the Borrower shall make appropriate arrangements so that, if required, a new Note or Notes are issued to the Assignee, at the Borrower's expense. If the Assignee is not incorporated under the laws of the United States of America or a state thereof, it shall deliver to the Borrower and the Agent certification as to exemption from deduction or withholding of any United States Federal income taxes in accordance with Section 8.06.

          (d) Any Lender may at any time assign all or any portion of its rights under this Agreement and its Notes to a Federal Reserve Bank. No such assignment shall release the transferor Lender from its obligations hereunder.

          (e) No Assignee, Participant or other transferee of any Lender's rights shall be entitled to receive any greater payment under Section 8.03 or
8.06 than such Lender would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower's prior written consent or by reason of the provisions of Section 8.02, 8.03 or 8.06 requiring such Lender to designate a different Applicable Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

          SECTION 10.07.  Collateral.  Each of the Lenders represents to the
                          -----------
Agent and each of the other Lenders that it in good faith is not relying upon any Margin Stock as collateral in the extension or maintenance of the credit provided for in this Agreement.

          SECTION 10.08.  Waiver of Trial by Jury.  Each of the parties hereto
                          ------------------------
irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement or any other Loan Document or the transactions contemplated hereby.

          SECTION 10.09.  New York Law.  THIS AGREEMENT AND EACH NOTE SHALL BE
                          -------------
CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

          SECTION 10.10.  Counterparts; Integration.  This Agreement may be
                          --------------------------
signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

          SECTION 10.11.  Limitation on Recourse.  Notwithstanding any contrary
                          -----------------------
provision of this Agreement or any other Loan Document, it is expressly agreed that the Agent, the Security Agent, each Issuing Bank and each Lender shall look solely to the assets of the Borrower (and of any Subsidiary party to the Guarantee Agreement or any Security Document) for the payment and performance of the obligations of the Borrower hereunder and thereunder, without recourse against any partner in the Borrower or any assets of such partner on account of such obligations.

          SECTION 10.12.  Interest Rate Limitation.  Notwithstanding anything
                          -------------------------
herein or in the Notes to the contrary, if at any time the applicable interest rate, together with all fees and charges which are treated as interest under applicable law (collectively the "Charges"), as provided for herein or in any other Loan Document, or otherwise contracted for, charged, received, taken or reserved by any Lender, shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by such Lender in accordance with applicable law, the rate of interest payable under the Note or Notes held by such Lender, together with all Charges payable to such Lender, shall be limited to the Maximum Rate.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                  BRYLANE, L.P.,

                                    by VGP CORPORATION, General
                                       Partner,

                                       by /s/ Mark J. Doran
                                          ---------------------------------

                                         Title: Vice President, Treasurer and
                                                Secretary
                                         463 Seventh Avenue
                                         21st Floor
                                         New York, NY 10018
                                         Attention of Chief
                                              Financial Officer
                                        Telecopy number:212-613-9567

                                  MORGAN GUARANTY TRUST COMPANY
                                  OF NEW YORK, as Agent,

                                     by /s/ Adam J. Silver
                                        -----------------------------------
                                       Title: Associate
                                       60 Wall Street
                                       New York, N.Y. 10260
                                       Attention of Deborah A. Brodheim
                                       Telex number:177615 MGT UT
                                       Telecopy number:212-648-5018


                                  MORGAN GUARANTY TRUST COMPANY
                                  OF NEW YORK,

                                     by /s/ Adam J. Silver
                                        -----------------------------------
                                       Title: Associate

                                                                           -133-
                                  MERRILL LYNCH CAPITAL
                                       CORPORATION,

                                       by
                                         ---------------------------------
                                         Title:
                                         World Financial Center
                                         North Tower
                                         250 Vesey Street
                                         7th Floor
                                         New York, NY 10281-1307


                                  BANK OF AMERICA,

                                       by
                                         ---------------------------------
                                         Title:
                                         335 Madison Avenue
                                         New York, NY 10017


                                  THE BANK OF NOVA SCOTIA,

                                       by /s/ J. ALAN EDWARDS
                                         --------------------------------
                                         Title: AUTHORIZED SIGNATORY
                                         One Liberty Plaza
                                         165 Broadway
                                         26th Floor
                                         New York, NY 10006


                                  BANKBOSTON

                                       by
                                         --------------------------------
                                         Title:
                                         100 Federal Street
                                         Boston, MA 02106-2016

                                  DEUTSCHE BANK AG, NEW YORK BRANCH AND/OR
                                  CAYMAN ISLANDS BRANCH

                                       by /s/ David H. Kahn
                                         --------------------------------
                                         Title: Assistant Vice President
                                         31 West 52nd Street
                                         New York, NY 10019

                                       by /s/ Belinda Wheeler
                                         --------------------------------
                                         Title: Assistant Vice President
                                         31 West 52nd Street
                                         New York, NY 10019


                                  FLEET NATIONAL BANK,

                                       by /s/ Eugenie M. Sullivan
                                         --------------------------------
                                         Title: Senior Vice President
                                         One Federal Street
                                         Boston, MA 02211


                                  WELLS FARGO, BANK, N.A.

                                       by /s/ Delia B. Fance
                                         --------------------------------
                                         Title: Vice President
                                         333 South Grand Avenue
                                         9th Floor
                                         Los Angeles, CA 90071

                                  THE FUJI BANK, LIMITED,

                                       by /s/ Peter L. Chinnici
                                         --------------------------------
                                         Title: Joint General Manager
                                         225 West Wacker Drive
                                         Suite 2000
                                         Chicago, IL 60606


                                  THE LONG-TERM CREDIT BANK OF JAPAN, LTD.,

                                       by /s/
                                         --------------------------------
                                         Title: Joint General Manager
                                         350 South Grand Avenue
                                         Suite 3000
                                         Los Angeles, CA 90071


                                  PNC BANK, NATIONAL ASSOCIATION

                                       by /s/ M.J. Williams
                                         --------------------------------
                                         Title: Vice President
                                         249 Fifth Avenue
                                         2nd Floor
                                         Pittsburgh, PA 15222-2707


                                  UNION BANK OF CALIFORNIA,

                                       by /s/ Richard A. Sutter
                                         --------------------------------
                                         Title: Vice President
                                         350 California Street
                                         San Francisco, CA 94104-1402

                                  BANQUE PARIBAS,

                                       by /s/ Deanna C. Walker
                                         --------------------------------
                                         Title: Assistant Vice President
                                         2121 San Jacinto
                                         Suite 930
                                         Dallas, TX 75201


                                       by /s/ Kenneth E. Moore, Jr.
                                         --------------------------------
                                         Title: Vice President


                                  CORESTATES BANK,

                                       by /s/ Irene Rosen Marks
                                         --------------------------------
                                         Title: Vice President
                                         1345 Chestnut Street
                                         Philadelphia, PA 19101


                                  CAISSE NATIONALE DE CREDIT AGRICOLE,

                                       by /s/ Craig Welch
                                         --------------------------------
                                         Title: First Vice President
                                         520 Madison Avenue
                                         New York, NY 10022


                                  IMPERIAL BANK,

                                       by /s/ Ray Vadalma
                                         --------------------------------
                                         Title: Senior Vice President
                                         9920 South La Cienega Boulevard
                                         Suite 1015
                                         Inglewood, CA 90301

                                  NATIONAL CITY BANK OF INDIANA

                                       by /s/ Larry J. Mayers
                                         --------------------------------
                                         Title: Vice President
                                         101 West Washington Street
                                         Indianapolis, IN 46255


                                  NIPPON CREDIT BANK, LTD.,

                                       by /s/ Barry S. Fein
                                         --------------------------------
                                         Title: Assistant Vice President
                                         245 Park Avenue
                                         30th Floor
                                         New York, NY 10167


                                  THE SUMITOMO BANK, LTD.,

                                       by /s/ James Broadley and /s/
                                         ---------------------------------
                                         Title: Vice President and Vice
                                                President
                                         450 Lexington Avenue
                                         Suite 1700
                                         New York, NY 10017

                                                                           -138-
                                  ARAB BANKING CORPORATION,

                                       by /s/ Louise Billero
                                         --------------------------------
                                         Title: Vice President
                                         277 Park Avenue
                                         32nd Floor
                                         New York, NY 10172-3299


                                  VAN KAMPEN AMERICAN, CAPITAL PRIME RATE
                                  INCOME TRUST

                                       by /s/ Jeff Maillet
                                         --------------------------------
                                         Title: Senior Vice President and
                                                Director
                                         One Parkview Plaza
                                         5th Floor
                                         Oakbrook Terrace, IL 60181


                                  MASSACHUSETTS MUTUAL LIFE INSURANCE
                                  COMPANY,

                                       by /s/ John B. Joyce
                                         --------------------------------
                                         Title: Managing Director
                                         1295 State Street
                                         Springfield, MA 01109


                                  EATON VANCE SENIOR DEBT PORTFOLIO,

                                       by
                                         ---------------------------------
                                         24 Federal Street
                                         Boston, MA 02110

                                                                           -139-
                                  INDOSUEZ CAPITAL,

                                       by
                                         --------------------------------
                                         Title:
                                         1211 6th Avenue
                                         7th Floor
                                         New York, NY 10036


                                  ING CAPITAL ADVISORS, INC., as Agent for Bank Syndication Account,

                                       by /s/ Michael Hath
                                         --------------------------------
                                         Title: Vice President
                                         333 South Grand Avenue
                                         Suite 400
                                         Los Angeles, CA 90071


                                  PROTECTIVE LIFE INSURANCE COMPANY,

                                       by /s/ Mark K. Okada
                                         --------------------------------
                                         Title: Executive Vice President of
                                                Protective Asset Management,
                                                L.L.C.
                                         13455 Noel Road
                                         Suite 1150
                                         Dallas, TX 75240


                                  KZH HOLDING CORPORATION,

                                       by /s/ Robert Goodwin
                                         --------------------------------
                                         Title: Authorized Signatory
                                         c/o Chase Manhattan Bank
                                         450 West 33rd Street
                                         15th Floor
                                         New York, NY 10001

                                  BANQUE PARIBAS,

                                       by /s/
                                         --------------------------------
                                         Title: Vice President
                                         787 7th Avenue
                                         32nd Floor
                                         New York, NY 10001

                                  AMSOUTH BANK OF ALABAMA,

                                       by /s/ John Hooker
                                         --------------------------------
                                         Title: Commercial Banking Officer
                                         1900 5th Avenue North
                                         11th Floor
                                         Birmingham, AL 35203


                                  THE BANK OF NEW YORK

                                       by /s/ Michael V. Flannery
                                         --------------------------------
                                         Title: Vice President
                                         One Wall Street
                                         New York, NY 10286

           Exhibit A-1 is being filed separately as Exhibit 10.15 to the Registration Statement.

          Exhibit A-2 is being filed separately as Exhibit 10.16 to the Registration Statement.

                                                                     EXHIBIT A-3


                                REVOLVING NOTE



New York, New York
[      ], 19[  ]

          For value received, BRYLANE, L.P., a Delaware limited partnership (the
"Borrower"), promises to pay to the order of           (the "Lender") on the
last day of the Revolving Loan Availability Period, for the account of its Applicable Lending Office, the unpaid principal amount of all Revolving Loans made by the Lender to the Borrower pursuant to the Credit Agreement referred to below. The Borrower also promises to pay interest on the unpaid principal amount of such Revolving Loans on the dates and at the rate or rates provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of Morgan Guaranty Trust Company of New York, 60 Wall Street, New York, New York.

          All Revolving Loans made by the Lender, and all repayments of the principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, appropriate notations to evidence the foregoing information with respect to each such Revolving Loan then outstanding shall be endorsed by the Lender on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Lender to make any such
                        --------
recordation or endorsement shall not affect the obligations of the Borrower hereunder or under any of the other Loan Documents.

          This note is one of the Notes referred to in the Credit Agreement dated as of December , 1996, among the Borrower, the lenders listed on the signature pages thereof, Morgan Guaranty Trust Company of New York, as Administrative

Agent and Merrill Lynch Capital Corporation, as Documentation Agent (as the same may be amended from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the mandatory and optional prepayment hereof and the acceleration of the maturity hereof.

          Notwithstanding any contrary provision of the Credit Agreement or any other Loan Document, it is expressly agreed that the Agent, the Security Agent, the Documentation Agent, the Issuing Bank and each Bank shall look solely to the assets of the Borrower (and of any Subsidiary party to the Guarantee Agreement or any Security Document) for the payment and performance of the obligations of the Borrower hereunder and thereunder, without recourse against any partner in the Borrower or any assets of such partner on account of such obligations.


                                       BRYLANE, L.P.,

                                         by VGP CORPORATION,
                                            General Partner,

                                            by
                                              -----------------------------
                                              Title:

                        LOANS AND PAYMENTS OF PRINCIPAL

                   Amount         Amount of       Unpaid
                     of           Principal      Principal      Notations
  Date              Loan           Repaid         Balance        Made By
---------          ------         ---------      ---------      ---------

                                                                       EXHIBIT B
                     [FORM OF BORROWING BASE CERTIFICATE]

          Reference is made to the Credit Agreement dated as of December 9, 1996 (the "Credit Agreement"), among Brylane, L.P., a Delaware limited partnership (the "Borrower"), the Lenders listed on the signature pages thereof, Morgan Guaranty Trust Company of New York, as Administrative Agent, and Merrill Lynch Capital Corporation, as Documentation Agent. This Certificate is a Borrowing Base Certificate prepared pursuant to Section 5.01(f) of the Credit Agreement. Capitalized terms used herein but not defined herein have the meanings assigned to them in the Credit Agreement.

          The undersigned chief financial officer, chief accounting officer or treasurer of the Borrower hereby certifies that the attached Schedule I sets forth an accurate computation determined in accordance with the terms of the Credit Agreement.


                                  [                  ],

                                     by______________________________
                                       Title:

Date:

Exhibit C is being filed separately as Exhibit 10.17 to the Registration Statement.

Exhibit D is being filed separately as Exhibit 10.14 to the Registration Statement.

Exhibit E is being filed separately as Exhibit 10.13 to the Registration Statement.

Exhibit F is being filed separately as Exhibit 10.18 to the Registration Statement.

                                                                     EXHIBIT G-1

                                [Letterhead of]

                               RIORDAN & MCKINZIE



To the Banks, the Agent,
  the Documentation Agent and the
  Security Agent Referred to Below
c/o Morgan Guaranty Trust Company
  of New York, as Agent
60 Wall Street
New York, New York 10260

     Re: Credit Agreement among Brylane, L.P., the lenders listed on the signature pages thereof, Morgan Guaranty Trust Company of New York, as Agent, and Merrill Lynch Capital Corporation, as Documentation Agent
     ----------------------------------------------------------------------

Ladies and Gentlemen:

     We have acted as counsel for Brylane, L.P., a Delaware limited partnership (the "Borrower"), Brylane Capital Corp., a Delaware corporation ("Finance Corp."), B.L. Management Services, Inc., a Delaware corporation (the "New York Holding Subsidiary"), B.L. Catalog Distribution, Inc., a Delaware corporation (the "Indiana Holding Subsidiary"), B.N.Y. Service Corp., a Delaware corporation ("B.N.Y. Service"), B.L. Management Services Partnership, a New York general partnership between the Borrower, the New York Holding Subsidiary and B.N.Y. Service (the "New York Partnership"), K.S. Management, Inc., a Delaware corporation ("K.S. Management"), [Chadwick's Management Corp.] and B.L. Catalog Distribution Partnership, an Indiana general partnership between the Borrower and the Indiana Holding Subsidiary (the "Indiana Partnership" and, together with Finance Corp., the New York Holding Subsidiary, the Indiana Holding Subsidiary, K.S. Management, B.N.Y. Service, [Chadwick's Management] and the New York Partnership, collectively the "Subsidiaries") in connection with the Credit Agreement dated as of December , 1996 (the "Credit Agreement") among the Borrower, the lenders listed on the signature pages thereof (the "Lenders"), Morgan Guaranty Trust Company of New York, as Agent, and Merrill Lynch Capital Corporation, as Documentation Agent. Capitalized terms not defined in this letter have the meanings given to them in the Credit Agreement. The Borrower and the

Subsidiaries are referred to herein collectively as the "Loan Parties" and individually as a "Loan Party."

     This opinion is delivered to you pursuant to Section 3.01(c) of the Credit Agreement. In connection with this opinion, we have examined and relied upon the following documents (all of the documents referred to in clauses (a) through (e) below being collectively referred to herein as the "Documents"):

     (a)  A copy of the Credit Agreement executed by the Borrower;

     (b)  A copy of the Guarantee Agreement dated as of December   , 1996,
executed by each of the Subsidiaries;

     (c) A copy of the Pledge Agreement dated as of December , 1996, executed by the Borrower;

     (d) A copy of the Security Agreement dated as of December , 1996, executed by the Borrower and each of the Subsidiaries;

     (e) A copy of the Mortgage dated as of December , 1996, executed by the Borrower;

     (f) Certificates of the Secretary of State of the State of Delaware dated as of December , 1996 as to the corporate existence and good standing of Finance Corp., the New York Holding Subsidiary, the Indiana Holding Subsidiary, B.N.Y. Service, K.S. Management and [Chadwick's Management], respectively, in the State of Delaware, together with "bring down" letters dated December , 1996, with respect thereto from CT Corporation;

     (g)  Certificates of the Secretary of State of the State of New York dated
as of December   , 1996 as to the existence and good standing as a foreign
corporation of Finance Corp., the New York Holding Subsidiary, B.N.Y. Service and K.S. Management, respectively, in the State of New York;

     (h) A certified copy of the Certificate of Incorporation of each of Finance Corp., the New York Holding Subsidiary, the Indiana Holding Subsidiary, B.N.Y. Service, K.S. Management and [Chadwick's Management], and all amendments thereto (such Loan Party's "Charter");

     (i) A certified copy of the bylaws of each of Finance Corp., the New York Holding Subsidiary, B.N.Y. Service, K.S. Management, [Chadwick's Management] and the Indiana Holding Subsidiary and all amendments thereto (such Loan Party's "Bylaws");

     (j) A certified copy of the Partnership Agreement of each of the Borrower, the New York Partnership and the Indiana Partnership and all amendments thereto (such Loan Party's "Partnership Agreement"); and

     (k) A copy of resolutions adopted by the Board of Directors of each of Finance Corp., the New York Holding Subsidiary, the Indiana Holding Subsidiary, B.N.Y. Service, K.S. Management and [Chadwick's Management], certified as being all proceedings and actions of such Board of Directors with respect to the Documents and the Transactions.

     We have been furnished with, and with your consent have relied upon, a certificate of officers or general partners, as applicable, of each of the Loan Parties, with respect to certain factual matters, including a listing of all of the material agreements and material instruments binding on or affecting such Loan Party (other than the Loan Documents) (each such certificate, a "Certificate"). We have also examined originals or copies of such partnership and corporate records, agreements and other instruments, and of certificates or comparable documents of public officials and of officers and representatives of the Loan Parties as we have deemed necessary as the basis for the opinions hereinafter set forth. In our examination of the documents referred to above, we have assumed the authenticity of all documents submitted to us as original or certified documents, the genuineness of all signatures on original or certified documents (other than the signatures of the officers and partners of the Loan Parties), the conformity to original documents of all documents submitted to us as copies thereof and the correctness and accuracy of all facts not independently established by us set forth in all certificates and reports identified in this opinion.

     We have investigated such questions of law for the purpose of rendering this opinion as we have deemed necessary. We are opining herein as to the effect on the subject transactions only of United States Federal law and the General Corporation Law of the State of Delaware. We are not opining on, and we assume no responsibility as to, the applicability to or effect on any of the matters covered herein of the laws of any other jurisdiction. In addition, except as expressly covered in this opinion, we are not expressing any opinion as to the effect of compliance by Lenders with any state or federal laws or regulations applicable to the transactions because of the nature of any of their businesses. We express no opinion with respect to federal securities or state securities or "blue sky" laws or state or federal antifraud, antitrust or environmental laws. We express no opinion with respect to the Borrower's or any other Person's compliance with their fiduciary duties.

     Based upon the foregoing, and in reliance thereon and subject to the limitations, qualifications and exceptions set forth below, we are of the following opinion:

     1. Each of Finance Corp., the New York Holding Subsidiary, the Indiana Holding Subsidiary, B.N.Y. Service, K.S. Management and [Chadwick's Management] is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Each of Finance Corp., the New York Holding Subsidiary, B.N.Y. Service, K.S. Management and [Chadwick's Management] is qualified as a foreign corporation and is in good standing in the State of New York. The Indiana Holding Subsidiary is not qualified as a foreign corporation and is not in good standing in any jurisdiction other than Delaware. Each of Finance Corp., the New York Holding Subsidiary, the Indiana Holding Subsidiary, B.N.Y. Service, K.S. Management and [Chadwick's Management] has the corporate power and corporate authority to own its properties and assets and to carry on its business as it is currently being, or is currently proposed to be, conducted.

     2. The execution, delivery and performance by each of Finance Corp., the New York Holding Subsidiary, the Indiana Holding Subsidiary, B.N.Y. Service, K.S. Management and [Chadwick's Management] of each Document to which it is a party and the consummation of the Financing Transactions and, to the extent involving Finance Corp., the New York Holding Subsidiary, the Indiana Holding Subsidiary, B.N.Y. Service, K.S. Management and [Chadwick's Management], respectively, the Transactions are within in its corporate powers, have been duly authorized and approved by all necessary corporate action on the part of each of them and on the part of each of their respective stockholders, require no action by or in respect of, or filing with, any federal Governmental Authority or with any Delaware Governmental Authority pursuant to the Delaware General

Corporation Law (other than (i) such as have been duly taken or made, (ii) filings required to perfect Liens granted under the Security Documents (iii) filings necessary to qualify the Borrower and certain of the Subsidiaries as foreign corporations in the States of Indiana and New York and (iv) filings in connection with the recordation of intellectual property rights transferred pursuant to the Transaction Documents).

     3. The execution, delivery and performance by each Loan Party of each Document to which it is a party and the consummation of the Financing Transactions and, to the extent involving such Loan Party, the Transaction do not contravene, or constitute a default under, or result in the creation or imposition of any lien (other than the Lien of the Security Documents) on any asset of such Loan Party, in each case both before and after giving effect to the Transactions, under (i) any provision of applicable federal law or federal regulations or any applicable provision of the Delaware General Corporation Law,
(ii) the Partnership Agreement, Charter or Bylaws of any Loan Party, (iii) any judgment, injunction, order or decree, known to us, and binding on any Loan Party or (iv) any contractual restriction contained in any document identified in any Certificate, except for contraventions, defaults or liens with respect to the Transaction that would not have a Material Adverse Effect; provided,
                                                               ---------
however, that we express no opinion as to whether or not such execution,
-------
delivery or consummation will contravene, constitute a default under or result in the imposition of any lien upon any asset of any Loan Party pursuant to any contractual restriction contained in any document identified in any Certificate with respect to financial ratios or tests or any aspects of the financial condition or results of operations of the Borrower. The foregoing opinion is limited to those laws and regulations that a lawyer exercising customary professional diligence would reasonably recognize as being directly applicable to the Loan parties, the Transaction or both.

     4. The borrowings by the Borrower pursuant to the Credit Agreement and the use of the proceeds of the Loans as contemplated thereby do not violate Regulations, G, T, U, or X of the Board of Governors of the Federal Reserve System.

     5. To the best of our knowledge, there is no injunction, stay, decree or order of any Governmental Authority, or any action, suit or proceeding pending or threatened against or affecting the Borrower or any of the

Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision, which in any such case could have a Material Adverse Effect or which in any manner draws into question the validity of any Transaction Document or Loan Document.

     6. The Borrower is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     7. Each Loan Party has duly executed and delivered each Document to which it is a party.

     As used in this opinion, the phrase "to the best of our knowledge" means to the best of our actual knowledge, which knowledge is based solely on inquiry within our firm and of the Loan Parties, without other inquiry or investigation.

     We advise you that certain members of this firm own interests in a partnership which owns interests in the Loan Parties.

     This opinion is rendered to you and is solely for your benefit in connection with the Credit Agreement. This opinion may not be relied on by you for any purpose other than in connection with this transaction, nor may be it relied upon by any other person, firm or corporation for any purpose without our prior written consent. Notwithstanding the foregoing, this opinion may be relied upon by any Person who subsequently becomes a Lender under the Credit Agreement.

                                       Very truly yours,


                                       ---------------------------------
                                       Riordan & McKinzie

                                                                     EXHIBIT G-2
                                [Letterhead of]

                           ICE MILLER DONADIO & RYAN



December  , 1996



To the Banks, the Agent, the
 Security Agent and the Documentation Agent
Referred to Below
c/o Morgan Guaranty Trust Company
 of New York, as Agent
60 Wall Street
New York, NY 10260

Ladies and Gentlemen:

     We have acted as special Indiana counsel to Brylane, L.P., a Delaware limited partnership ("Brylane" or the "Borrower"), Brylane Capital Corp., a Delaware corporation ("Finance Corp."), B.L. Management Services, Inc., a Delaware corporation ("New York Holding Subsidiary"), B.L. Catalog Distribution, Inc., a Delaware corporation ("Indiana Holding Subsidiary"), B.N.Y. Service Corp., a Delaware corporation ("B.N.Y. Service"), K.S. Management Services, Inc., a Delaware corporation ("K.S. Management"), [Chadwick's Management Corp.], B.L. Management Services Partnership, a New York general partnership between Brylane, New York Holding Subsidiary and B.N.Y. Service ("B.L. Management Services Partnership"), B.L. Catalog Distribution Partnership, an Indiana general partnership between Brylane and Indiana Holding Subsidiary ("B.L. Catalog Distribution Partnership" and, together with Finance Corp., New York Holding Subsidiary, Indiana Holding Subsidiary, B.L. Management Services Partnership, B.N.Y. Service, K.S. Management and [Chadwick's Management], collectively, the "Subsidiaries") in connection with (a) the Credit Agreement dated as of December , 1996 (the "Credit Agreement"), among the Borrower, the lenders listed on the signature pages thereof, Morgan Guaranty Trust Company of New York, as Agent, and Merrill Lynch Capital Corporation, as Documentation Agent, (b) the Guarantee Agreement dated as of December , 1996 (the "Guarantee Agreement"), among the Subsidiaries, the Agent and the Documentation Agent, (c) the Pledge Agreement dated as of December , 1996 (the "Pledge

Agreement"), among the Borrower and Morgan Guaranty Trust Company of New York, a Delaware corporation, as security agent (the "Security Agent"), (d) the Security Agreement dated as of December , 1996 (the "Security Agreement"), among the Borrower, the Subsidiaries and the Security Agent and (e) the Mortgage, Security Agreement, Fixture Filing and Assignment of Lease And Rents dated as of December , 1996 (the "Mortgage") by the Borrower to and with the Security Agent. Unless otherwise indicated, capitalized terms used herein but not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement.

     This opinion is delivered to you pursuant to Section 3.01(c) of the Credit Agreement. In connection with this opinion, we have examined and relied upon the following documents (all of the documents referred to in clauses (a) through (e) below being collectively referred to herein as the "Documents"):

     (a)  The Credit Agreement;

     (b)  The Guarantee Agreement;

     (c)  The Security Agreement;

     (d)  The Pledge Agreement;

     (e)  The Mortgage;

     (f) A certified copy of the Partnership Agreement of the Indiana Partnership and all amendments thereto (the "Partnership Agreement");

     (g) A copy of resolutions adopted by the Board of Directors of the Indiana Holding Subsidiary, certified as being all proceedings and actions of such Board of Directors with respect to the Documents and the Transactions;

     (h) The financing statements on Form UCC-1 attached hereto as Exhibit A
                                                                   ---------
(the "Financing Statements") to be filed with the Secretary of State of the State of Indiana (the "Filing Office"); and

     (i) A certificate dated December   , 1996 from the Indiana Partnership as
to pertinent resolutions of its general partners and certain other factual matters.

     We have been furnished with, and with your consent have relied upon, a certificate of general partners or officers, as applicable, of each of the Indiana Partnership, the Borrower and the Indiana Holding Subsidiary, with respect to certain factual matters (each such certificate, a "Certificate"). We have also examined originals or copies of such partnership and corporate records, agreements and other instruments, and of certificates or comparable documents of public officials and of officers and representatives of the Indiana Partnership, the Borrower or the Indiana Holding Subsidiary as we have deemed necessary as the basis for the opinions hereinafter set forth. In our examination of the documents referred to above, we have assumed the authenticity of all documents submitted to us as original or certified documents, the genuineness of all signatures on original or certified documents, the conformity to original documents of all documents submitted to us as copies thereof and the correctness and accuracy of all facts not independently established by us set forth in all certificates and reports identified in this opinion.

     We have investigated such questions of law for the purpose of rendering this opinion as we have deemed necessary. We are opining herein as to the effect on the subject transactions only of the law of the State of Indiana. We are not opining on, and we assume no responsibility as to, the applicability to or effect on any of the matters covered herein of the laws of any other jurisdiction. In addition, except as expressly covered in this opinion, we are not expressing any opinion as to the effect of compliance by Lenders with any state or federal laws or regulations applicable to the transactions because of the nature of any of their businesses. We express no opinion with respect to federal securities or state securities or "blue sky" laws or state or federal antifraud, antitrust or environmental laws. We express no opinion with respect to any Person's compliance with their fiduciary duties.

     In rendering the opinions expressed below, we have not made any investigation of the business, property or affairs of the Indiana Partnership, the Borrower, the Indiana Holding Subsidiary or any other party to the Loan Documents, and we have also assumed, without any independent investigation or verification of any kind, certain other facts and matters of law that are necessary to enable us to render the opinions hereinafter expressed. Those additional assumptions, upon which we have relied, are as follows:

     (A) The Indiana Holding Subsidiary is a corporation duly organized and validly existing and in good standing under the laws of the State of Delaware; and the Borrower is a limited partnership duly organized and validly existing and in good standing under the laws of the State of Delaware.

     (B) Each of the Loan Documents to which it is a party has been duly executed by authorized partners of the Indiana Partnership.

     (C) Each party to the Loan Documents (other than the Indiana Partnership) has been duly organized and is validly existing and in good standing under its jurisdiction of incorporation or formation, has full power and authority to enter into, execute, deliver, receive and perform each of the Loan Documents; the entry into, execution, delivery, receipt, and performance thereof by such parties have been duly authorized by all requisite action on the part of such parties; and each of the Loan Documents has been duly entered into, executed, received and delivered by such parties.

     (D) Each of the Loan Documents constitutes the legal, valid, binding and enforceable obligations of the parties thereto.

     (E) None of the documents identified in the Loan Documents but not reviewed by us contain provisions which are inconsistent with those of the Documents or provisions which would make unenforceable the Documents, or any of them, or any provision thereof.

     (F) All parties to any of the Loan Documents will duly file business activity reports with the Indiana Department of State Revenue (the "Indiana Business Activity Report") required under Ind. Code 6-8.1-6-6, unless exempt therefrom (and we hereby advise that such provision provides that, unless a corporation or other entity is exempt, it may not pursue in the Indiana courts any claim arising under Indiana law or arising out of a contract executed under Indiana law until the proper Indiana Business Activity Reports are filed).

     (G) The execution, delivery and performance of the Loan Documents by the parties thereto (each a "Signatory Party") do not and will not contravene, conflict with, violate or result in breach of (i) any law, statute or ordinance of any jurisdiction (other than the State of Indiana), (ii) any provision of the articles of incorporation, bylaws or partnership agreement of any Signatory Party other than the Indiana Partnership, and (iii) any approvals, consents, licenses, orders, writs, judgments, injunctions or decrees of any court, arbitrator, administrative agency or other governmental authority, or any indenture, mortgage, deed of trust, agreement, lease, ground lease or other instrument to which any Signatory Party is a party or by which any Signatory Party or any of its property or assets of any Signatory Party is bound or may be subject.

     (H) The Agent, the Documentation Agent and the Security Agent will at all times exercise the rights and remedies under the Loan Documents in good faith and in a manner which is commercially reasonable, and full and adequate consideration has been given for the undertakings of the Indiana Partnership under the Security Agreement and the Guarantee Agreement.

     (I) The principal place of business and chief executive office of each of the Indiana Holding Subsidiary and the Indiana Partnership is in the State of Indiana.

     (J) The names and addresses of the Indiana Partnership, the Indiana Holding Subsidiary and the Security Agent as set forth in the Financing Statements are the correct names and mailing addresses for the Indiana Partnership, the Indiana Holding Subsidiary and the Security Agent, as the case may be, and the address of the Security Agent set forth therein is an address from which information regarding the security interests in the personal property may be obtained.

     (K) The Indiana Partnership and the Indiana Holding Subsidiary have "rights" (as defined in the Uniform Commercial Code as enacted in the State of Indiana (the "Indiana UCC")) in the Collateral (as defined in the Security Agreement) located in the State of Indiana. The descriptions of the Collateral accurately and reasonably identify the property intended to be completely described, respectively, in the Security Agreement and the Financing Statements.

     (L) The pledge of the Indiana Holding Subsidiary's 1% general partnership interest in the Indiana Partnership (the "Pledged Partnership Interest") has been registered in the name of the Security Agent with the Indiana Partnership pursuant to Article 8 of the Indiana UCC.

     (M) The Mortgage secures a fee interest in real property, and the Mortgagee is either an entity qualified to do business in the state of Indiana or is a foreign banking corporation under the laws of such state.

     Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

     1. The Indiana Partnership is a general partnership duly organized and validly existing under the laws of the State of Indiana and has all partnership power and partnership authority to carry on its business as now conducted or proposed to be conducted.

     2. The execution, delivery and performance by the Indiana Partnership of the Credit Agreement and the other Loan Documents to which it is a party have been duly authorized by all necessary action on the part of the Indiana Partnership, its partners, and their respective stockholders or partners (as applicable), require no action by or in respect of, or filing with, any Governmental Authority in the State of Indiana (other than (i) such as have been duly taken or made, (ii) filings required to perfect Liens granted under the Security Documents and (iii) compliance with "bulk sales" laws) and do not contravene, or constitute a default under, any provision of Indiana law or regulation applicable to the Indiana Partnership or of the Partnership Agreement.

     3. To the extent Indiana law applies, the Security Agreement creates and constitutes a valid security interest in, lien on or pledge of the Collateral (as defined in the Security Agreement) of the Indiana Partnership and the Indiana Holding Subsidiary located in the State of Indiana only to the extent a lien or security interest therein or pledge thereof may be created solely by execution and delivery of an agreement between debtor and creditor (without the creditor obtaining possession of the collateral) under Indiana law. The Financing Statements relating to the Collateral (as defined in the Security Agreement) located in Indiana are in proper form for filing in the State of Indiana pursuant to the Indiana UCC and the filing thereof in the Filing Office will perfect the security interests created under the Security Agreement in such Collateral owned by the Indiana Partnership or the Indiana Holding Subsidiary on the date hereof and hereafter acquired and located in Indiana, to the extent that such security interests can be perfected by the filing of financing statements in Indiana pursuant to the Indiana UCC.

     4. Upon due execution and delivery, the Mortgage will constitute the legal, valid, and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms. The Mortgage is in proper form for recordation upon the land records of the town in the state of Indiana where the Mortgaged Property is located and upon proper recordation of the Mortgage upon said land records, the Mortgage will have a valid and perfected mortgage lien on the Mortgaged Property. The Fixture Filing is in proper form for recording on the land records of the town in the state of Indiana where the Mortgaged Property is located and upon proper recordation of the Fixture Filing upon said land records, the Security Agent, on behalf of the Secured Parties, will have a valid and perfected security interest in all of the Borrower's right, title and interest in and to the fixtures described therein and no further filing or refiling or other action is necessary in the state of Indiana in order to perfect or maintain such security interest.

     In addition to and without limiting the generality of any exceptions, qualifications, limitations and assumptions noted above, and without expanding any opinion expressed, the foregoing opinions, notwithstanding anything herein to the contrary, are subject to the following:

     (A)  The opinions expressed in numbered paragraph 3 may be:

     (i) limited or otherwise affected by bankruptcy, insolvency, reorganization, liquidation, readjustment of debt, receivership, moratorium, fraudulent conveyance, equity of redemption or other similar laws now or hereafter in effect governing the rights and remedies of debtors and creditors generally;

    (ii) with respect to specific enforcement of the terms of the Security Agreement which may restrict transferability of personal property described therein and secured thereby, limited or otherwise affected by (S) 9-311 of the Uniform Commercial Code as enacted in the State of Indiana (relating generally to the alienability of a debtor's rights in personal property);

   (iii) limited or otherwise affected by general principles of equity, regardless of whether considered in a proceeding at law or in equity.

     (B) In rendering these opinions we have made no examination of and express no opinion with respect to: (i) the Borrower's, the Indiana Holding Subsidiary's or the Indiana Partnership's rights in or title to the Collateral (as defined in the Security Agreement), (ii) what liens, security interests, charges or encumbrances thereon actually are of record, or (iii) the priority of the lien and security interests granted to the Security Agent.

     The opinions expressed herein are matters of professional judgment and are not a guarantee of result. We are qualified to practice law only in the State of Indiana. All of the opinions expressed in this opinion are limited to the laws of the State of Indiana. To the extent that any portion or portions of the Loan Documents is governed by the laws of any jurisdiction other than those of the State of Indiana, we express no opinion with respect to such portion or portions. The opinions expressed herein are effective as of the date hereof.
We express no opinions other than as
herein expressly set forth and no expansion of our opinions may be made by implication or otherwise. Our opinions are limited solely to the present laws of the State of Indiana and we do not undertake to advise you of any matter within the scope of this letter that comes to our attention after the date of this letter and disclaim any responsibility to advise you of any future changes in law or fact that may affect the opinions set forth herein.

     This opinion is rendered solely in connection with the transactions described above and for your benefit, and may be relied upon solely by you.


                                  Very truly yours,



                                  --------------------------
                                  Ice Miller Donadio & Ryan

                                                                     EXHIBIT G-3
                                [Letterhead of]

                               RICHARDS & O'NEIL


                                                                December  , 1993
To the Lenders, the Documentation Agent
and the Security Agent Referred to below
c/o Morgan Guaranty Trust Company
     of New York, as Agent
60 Wall Street
New York, NY 10260

          Re:  Credit Agreement dated as of December   , 1996 among Brylane
               L.P., the lenders listed on the signature pages thereof, Morgan Guaranty Trust Company of New York, as Agent and Merrill Lynch Capital Corporation, as Documentation Agent
               ---------------------------------------------------------------

Ladies and Gentlemen:

          We have acted as special New York counsel to Brylane, L.P., a Delaware limited partnership ("Brylane" or the "Borrower"), Brylane Capital Corp., a Delaware corporation ("Finance Corp."), B.L. Management Services, Inc., a Delaware corporation ("New York Holding Subsidiary"), B.L. Catalog Distribution, Inc., a Delaware corporation ("Indiana Holding Subsidiary"), B.N.Y. Service Corp., a Delaware corporation ("B.N.Y. Service"), K.S. Management Services, Inc., a Delaware corporation ("K.S. Management"), [Chadwick's Management Corp.], B.L. Management Services Partnership, a New York general partnership between Brylane, New York Holding Subsidiary and B.N.Y. Service ("B.L. Management Services Partnership"), B.L. Catalog Distribution Partnership, an Indiana general partnership between Brylane and Indiana Holding Subsidiary ("B.L. Catalog Distribution Partnership") and, together with

Finance Corp., New York Holding Subsidiary, Indiana Holding Subsidiary, B.L. Management Services Partnership, B.N.Y. Service, K.S. Management and [Chadwick's Management], collectively, the "Subsidiaries") in connection with the Credit Agreement, dated as of December , 1996 (the "Credit Agreement"), among Brylane, the lenders listed on the signature pages thereof (the "Lenders"), Morgan Guaranty Trust Company of New York, as Agent (the "Agent"), and Merrill Lynch Capital Corporation, as Documentation Agent (the "Documentation Agent"), and the consummation of the transactions contemplated thereby.

          This opinion is delivered to you pursuant to Section 3.01(c) of the Credit Agreement. All capitalized terms that are used but not defined herein shall have the respective meanings assigned to them in the Credit Agreement.
The Borrower and the Subsidiaries may be hereinafter referred to individually as a "Loan Party" and collectively as the "Loan Parties."

          In rendering this opinion, we have examined executed originals, counterparts or copies of each of the following:

            (i)  the Credit Agreement;
           (ii)  the Guarantee Agreement;
          (iii)  the Pledge Agreement;
           (iv)  the Security Agreement;
            (v) the Mortgage, Security Agreement, Fixture Filing and Assignment of Leases and Rents (the "Mortgage"); and
           (vi) the partnership agreement of B.L. Management Services Partnership (the "B.L. Management Services Partnership Agreement").

          We have also reviewed the forms of Notes. The Credit Agreement, the forms of Notes, the Guarantee Agreement, the Pledge Agreement, the Security Agreement and the Mortgage are herein referred to collectively as the "Operative Documents." The Operative Documents, the Partnership Agreement of Brylane and the B.L. Management Services Partnership Agreement are herein referred to collectively as the "Documents."

          As to various questions of fact material to this opinion, we have been furnished with and with your consent have relied upon, without any independent investigation or verification of any kind, the representations and warranties contained in the Documents and the other documents executed and delivered in connection therewith and upon certificates and other documents of officers, general partners and representatives of Brylane, the Subsidiaries and of public officials and we have made such other investigations as we have deemed relevant or necessary as the basis for the opinions hereinafter set forth. In our examination of the documents referred to above, we have assumed the genuineness of all signatures, and the incumbency, authority and power, of all Persons signing the Documents as or on behalf of the parties thereto, the authenticity and completeness of all documents submitted to us as original or certified documents, and the conformity to authentic original documents of all documents submitted to us as certified, conformed, facsimiled or photostatic copies.

          To the extent that the obligations of Brylane and the Subsidiaries may be dependent upon such matters, we have assumed for purposes of this opinion that: (i) each of Brylane and the Subsidiaries (other than B.L. Management Services Partnership) is duly incorporated or otherwise formed, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation; (ii) the execution, delivery and performance by each of Brylane and the Subsidiaries (other than B.L. Management Services Partnership) of each of the Documents to which it is a party (including the execution and delivery of the Notes by Brylane), and the consummation by each of Brylane and the Subsidiaries (other than B.L. Management Services Partnership) of the transactions contemplated thereby are within its corporate or other organizational power and authority and each document executed by each of Brylane and the Subsidiaries (other than B.L. Management Services Partnership) has been duly authorized, executed and delivered by all necessary action on its part; and
(iii) no other corporate or other action is required by the stockholders or partners of Brylane and the Subsidiaries (other than B.L. Management Services Partnership) to authorize the execution and delivery of the Documents by each of Brylane and the Subsidiaries (other than B.L. Management Services Partnership) or the consummation of the transactions contemplated thereby.

          To the extent that the obligations of Brylane and the Subsidiaries may be dependent upon such matters, we have assumed, for purposes of this opinion that: (i) each of the Lenders, the Agent, the Documentation Agent and the Security Agent are duly incorporated or otherwise duly formed, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation; (ii) each of the Lenders, the Agent, the Documentation Agent and the Security Agent has full corporate or other organizational power and authority to execute, deliver and perform its obligations under the Operative Documents and each of the other documents and agreements executed by it in connection therewith; (iii) each such document executed by the Lenders, the Agent, the Documentation Agent and the Security Agent has been duly authorized, executed and delivered by each of the Lenders, the Agent, the Documentation Agent and the Security Agent, as the case may be, and constitutes the legal, valid and binding obligation of each of such parties, enforceable against it in accordance with its terms; (iv) that each party to the Documents has complied with all legal requirements pertaining to its status as such status relates to its rights to enforce the Documents against the other party; (v) that there has not been any mutual mistake of fact or misunderstanding, fraud, duress or undue influence in connection with the Documents; and (vi) that there are no agreements or understandings among the parties to the Documents, written or oral, or usage of trade or course of prior dealing among such parties, that would, in any case, define, supplement or qualify the terms of the Documents.

          You also have advised us that in rendering the opinions set forth below we may assume that (A) with respect to the Pledge Agreement and the Security Agreement, Brylane or the Subsidiaries has "rights" in the Collateral (as defined in such agreements) within the meaning of Section 9-203 of the Uniform Commercial Code of the State of New York (the "New York UCC"), consistent with the purposes of the Pledge Agreement and the Security Agreement;
(B) the description of the Collateral reasonably identifies what is described;
(C) with respect to the Mortgage, (i) the Mortgage secures a fee interest in real property and (ii) the Mortgagee is either an entity qualified to transact business in the state of New York or a foreign banking corporation under the laws of such state; (D) the funds to be loaned or advanced to Brylane, as contemplated by the Credit Agreement, have been or will be, as applicable, delivered to and received by Brylane; and (E) each Subsidiary has received adequate consideration in connection with its obligations under the Guarantee Agreement and each of the other Operative Documents to which it is a party. We also have assumed that the holders of the Notes (whether the Lenders or any subsequent holders), the Agent, the

Documentation Agent and the Security Agent will act in good faith and will seek to enforce their rights and remedies under the Operative Documents in a commercially reasonable manner.

          We also have assumed that the constitutionality or validity of a relevant statute, rule, regulation or agency action is not in issue unless a reported decision has specifically addressed but not resolved, or has established, its unconstitutionality or invalidity.

          We have investigated such questions of law for the purpose of rendering this opinion as we have deemed necessary. We are attorneys admitted to practice only in the State of New York and we opine herein only as to the effect of the law of the State of New York on the subject transactions. We do not opine on, and we assume no responsibility as to, the applicability to or the effect on any of the matters covered herein of, the laws of any other jurisdiction, including, without limitation, federal laws. In addition, we do not express any opinion as to any law of the State of New York applicable to the environment, taxes, "bulk sales," securities, "blue sky" or antifraud matters.

          The opinions set forth below are subject to the following additional limitations, qualifications and exceptions:

          (a) the enforceability of the Operative Documents may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, or similar laws now or hereafter in effect relating to creditors' rights and remedies generally;

          (b) the remedies of specific performance and injunctive and other forms of relief are subject to general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity) and such enforceability may be subject to the discretion of the court before which any proceeding therefor may be brought;

          (c) certain remedial and exculpatory provisions contained in the Operative Documents may be unenforceable (including (i) certain self-help provisions and provisions which purport to create evidentiary standards; (ii) provisions which purport to restrict access to legal or equitable remedies or to waive or release any statutory provisions or common law rights or benefits that may not be waived or released; and (iii) under certain circumstances, provisions declaring that the failure to exercise or delay in exercising rights or remedies will not operate as a waiver of any such right or remedy);

          (d) no opinion is expressed as to the enforceability of provisions which purport to establish consent to the jurisdiction of any court; and

          (e) no opinion is expressed below with respect to the enforceability of provisions regarding indemnification against liabilities where such indemnification is contrary to public policy.

          The opinions set forth herein are as of the date of this letter and we do not render any opinion as to the effect of any matter which may occur subsequent to the date hereof.

          Based upon and subject to the foregoing, after giving effect to the consummation of the transactions contemplated by the Operative Documents, we are of the opinion that:

          1. B.L. Management Services Partnership is a general partnership duly organized and validly existing under the laws of the state of New York and has all partnership power and authority to carry on its business as now conducted or as proposed to be conducted.

          2. The execution, delivery and performance by B.L. Management Services Partnership of the Operative Documents to which it is a party are within its power and have been duly authorized by all necessary action on the part of B.L. Management Services Partnership and its partners.

          3. The execution, delivery and performance by each of the Loan Parties of the Operative Documents to which it is a party and the consummation of the Financing Transactions and, to the extent involving Brylane or any Subsidiary, the other Transactions, require no action by or in respect of, or filing with, any Governmental Authority of the State of New York other than (i) filings required to perfect Liens granted under the Security Documents; and (ii) such actions as have been duly taken or filings that have been made.

          4. The execution, delivery and performance by each of the Loan Parties of the Operative Documents to which it is a party do not, assuming compliance with the filing requirements referred to in paragraph 3 above, contravene, or conflict with, or constitute a violation of any provision of any present New York law or regulation binding upon or applicable to Brylane or the Subsidiaries nor result in the creation or imposition of any Lien (except as contemplated by the Operative Documents) on any asset of Brylane or the Subsidiaries, which contravention, conflict or violation, individually or in the aggregate, would have a material adverse effect on the business, condition (financial or other), results of operations or properties or prospects of Brylane and its Subsidiaries, taken as a whole.

          5. Each of the Credit Agreement and the Mortgage constitutes the valid and binding obligation of Brylane, enforceable against it in accordance with its terms. The Mortgage is in proper form for recordation upon the land records of the towns in the state of New York where the mortgaged property is located and, upon proper recordation of the Mortgage upon such land records, the Mortgagee will have a valid and perfected mortgage lien on the Mortgaged Property. The Fixture Filing is in proper form for recording on the land records of the town in the state of New York where the Mortgaged Property is located and, upon proper recordation of the Fixture Filing upon said land records, the Security Agent, on behalf of the Secured Parties, will have a valid and perfected security interest in all of the Borrower's right, title and interest in and to the fixtures described therein and no further filing or refiling or other action is necessary in the state of New York in order to perfect or maintain such security interest.

          6. The Notes, when executed and delivered by Brylane in accordance with the Credit Agreement, will constitute valid and binding obligations of Brylane, enforceable against it in accordance with its terms. Each of the Guarantee Agreement, the Pledge Agreement and the Security Agreement constitutes the valid and binding obligation of each of the Loan Parties that is a party thereto, enforceable against such party in accordance with its terms.

          7. The Security Agreement creates a valid security interest (the "Security Interest") in favor of the Security Agent, for the benefit of the Secured Parties in the Collateral (as each such term is defined in the Security Agreement). The Security Interest validly secures the Obligations, including the payment of any future Loans made by the Lenders to Brylane, whether or not at the time such Loans are made an Event of Default or other event not within the control of the Lenders has relieved or may relieve the Lenders from their obligations to make such Loans.

          8. Assuming that (i) financing statements covering the Collateral have been duly executed by the debtors and the Secured Parties and have been duly filed in the offices listed on Schedule I hereto, (ii) the correct names and addresses of the debtors and the Secured Parties are set forth in the financing statements and (iii) the representations made by the Loan Parties in the Documents with respect to locations of the Collateral and the Loan Parties are and remain true and correct, such filings are sufficient to perfect the security interests created by the Security Agreement in all right, title and interest of the debtors in those items and types of Collateral described in the Security Agreement in which a security interest may be perfected by filing a financing statement under the New York UCC.

          9. Upon delivery to the Security Agent pursuant to the Pledge Agreement of the shares of capital stock and the promissory notes listed on
Schedule I to the Pledge Agreement (the "Current Pledged Securities"), together with stock powers duly executed in blank, and assuming (i) the Security Agent takes possession of the certificates representing all Current Pledged Securities in the State of New York, (ii) the Security Agent is taking such Current Pledged Securities for value in good faith, and (iii) the Security Agent and the Secured Parties are without notice of any adverse claim with respect to the Current Pledged Securities within the meaning of Section 8-302 of the New York UCC, the security interest created in favor of the Security Agent for the benefit of the Secured Parties under the Pledge Agreement in the Current Pledged Securities constitutes a valid and perfected security interest; provided, however, that:
                                                     --------  -------

          (a) in the case of the issuance of additional securities in respect of the Current Pledged Securities and the pledge in accordance with the Pledge Agreement of additional securities (in each case as such term is defined in Section 8-102 of the New York UCC), the security interests therein will be perfected (A) with reference to certificated securities, only if possession thereof is obtained by the Security Agent in accordance with the provisions of the Pledge Agreement, and (B) with reference to uncertificated securities, only upon compliance with Section 8-321 of the New York UCC;

          (b) in the case of proceeds, continuation of perfection of the Security Agent's security interest therein is limited to the extent set forth in
Section 9-306 of the New York UCC; and

          (c) we express no opinion as to continuation of perfection of the security interest in the Current Pledged Securities to the extent they are held by the Security Agent other than in the State of New York.

          The foregoing opinions are subject to the qualification that we express no opinion as to (a) the creation, validity, attachment or perfection of the security interests created by the Pledge Agreement and the Security Agreement insofar as they are not governed by Articles 8 or 9 of the New York UCC; and (b) the adequacy of the description of the Collateral insofar as such description includes terms which are not defined under Articles 8 or 9 of the New York UCC.

          Our opinion expressed in paragraph 4 is limited to those laws and regulations that a lawyer exercising customary professional diligence would reasonably recognize as being directly applicable to the Loan Parties, the Transactions and the Financing Transactions.

          No opinion is expressed above as to any law, statute, rule or regulation which is applicable to the Transactions or the Financing Transactions because of the nature of any of the Agent's, the Documentation Agent's, the Security Agent's and the Lenders' businesses.

          This opinion is rendered only to you and is solely for your benefit in connection with the Credit Agreement. This opinion may not be relied upon by you for any other purpose, nor may it be relied upon by any other person, firm or corporation for any purpose without our prior express written consent.


                                             Very truly yours,


                                             ---------------------------
                                             Richards & O'Neil

                                                                     EXHIBIT G-4


                                [Letterhead of]

                             FOLEY, HOAG & ELLIOTT


                                                                December  , 1993
To the Lenders, the Documentation Agent
and the Security Agent Referred to below
c/o Morgan Guaranty Trust Company
     of New York, as Agent
60 Wall Street
New York, NY 10260

          Re:  Credit Agreement dated as of December   , 1996 among Brylane
               L.P., the lenders listed on the signature pages thereof, Morgan Guaranty Trust Company of New York, as Agent and Merrill Lynch Capital Corporation, as Documentation Agent
               ---------------------------------------------------------------

Ladies and Gentlemen:

          We have acted as special Massachusetts counsel to Brylane, L.P., a Delaware limited partnership ("Brylane" or the "Borrower"), Brylane Capital Corp., a Delaware corporation ("Finance Corp."), B.L. Management Services, Inc., a Delaware corporation ("New York Holding Subsidiary"), B.L. Catalog Distribution, Inc., a Delaware corporation ("Indiana Holding Subsidiary"), B.N.Y. Service Corp., a Delaware corporation ("B.N.Y. Service"), K.S. Management Services, Inc., a Delaware corporation ("K.S. Management"), [Chadwick's Management Corp.], B.L. Management Services Partnership, a New York general partnership between Brylane, New York Holding Subsidiary and B.N.Y. Service ("B.L. Management Services Partnership"), B.L. Catalog Distribution Partnership, an Indiana general partnership between Brylane and Indiana Holding Subsidiary ("B.L. Catalog Distribution Partnership" and, together with Finance

Corp., New York Holding Subsidiary, Indiana Holding Subsidiary, B.L. Management Services Partnership, B.N.Y. Service, K.S. Management and [Chadwick's Management], collectively, the "Subsidiaries") in connection with the Credit Agreement, dated as of December , 1996 (the "Credit Agreement"), among Brylane, the lenders listed on the signature pages thereof (the "Lenders"), Morgan Guaranty Trust Company of New York, as Agent (the "Agent"), and Merrill Lynch Capital Corporation, as Documentation Agent (the "Documentation Agent"), and the consummation of the transactions contemplated thereby.

          This opinion is delivered to you pursuant to Section 3.01(c) of the Credit Agreement. All capitalized terms that are used but not defined herein shall have the respective meanings assigned to them in the Credit Agreement.
The Borrower and the Subsidiaries may be hereinafter referred to individually as a "Loan Party" and collectively as the "Loan Parties."

          In rendering this opinion, we have examined executed originals, counterparts or copies of each of the following:

              (i)  the Credit Agreement;
             (ii)  the Guarantee Agreement;
            (iii)  the Pledge Agreement;
             (iv)  the Security Agreement;
              (v) the Mortgage, Security Agreement, Fixture Filing and Assignment of Leases and Rents (the "Mortgage"); and
             (vi) the partnership agreement of B.L. Management Services Partnership (the "B.L. Management Services Partnership Agreement").

          We have also reviewed the forms of Notes. The Credit Agreement, the forms of Notes, the Guarantee Agreement, the Pledge Agreement, the Security Agreement and the Mortgage are herein referred to collectively as the "Operative Documents." The Operative Documents, the Partnership Agreement of Brylane and the B.L. Management Services Partnership Agreement are herein referred to collectively as the "Documents."

          As to various questions of fact material to this opinion, we have been furnished with and with your consent have relied upon, without any independent investigation or verification of any kind, the representations and warranties contained in the Documents and the other documents executed and delivered in connection therewith and upon certificates and other documents of officers, general partners and representatives of Brylane, the Subsidiaries and of public officials and we have made such other investigations as we have deemed relevant or necessary as the basis for the opinions hereinafter set forth. In our examination of the documents referred to above, we have assumed the genuineness of all signatures, and the incumbency, authority and power, of all Persons signing the Documents as or on behalf of the parties thereto, the authenticity and completeness of all documents submitted to us as original or certified documents, and the conformity to authentic original documents of all documents submitted to us as certified, conformed, facsimiled or photostatic copies.

          To the extent that the obligations of Brylane and the Subsidiaries may be dependent upon such matters, we have assumed for purposes of this opinion that: (i) each of Brylane and the Subsidiaries is duly incorporated or otherwise formed, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation; (ii) the execution, delivery and performance by each of Brylane and the Subsidiaries of each of the Documents to which it is a party (including the execution and delivery of the Notes by Brylane), and the consummation by each of Brylane and the Subsidiaries of the transactions contemplated thereby are within its corporate or other organizational power and authority and each document executed by each of Brylane and the Subsidiaries has been duly authorized, executed and delivered by all necessary action on its part; and (iii) no other corporate or other action is required by the stockholders or partners of Brylane and the Subsidiaries to authorize the execution and delivery of the Documents by each of Brylane and the Subsidiaries or the consummation of the transactions contemplated thereby.

          To the extent that the obligations of Brylane and the Subsidiaries may be dependent upon such matters, we have assumed, for purposes of this opinion that: (i) each of the Lenders, the Agent, the Documentation Agent and the Security Agent are duly incorporated or otherwise duly formed, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation; (ii) each of the Lenders, the Agent, the Documentation Agent and the Security Agent has full corporate or other organizational power and authority to execute, deliver and perform its obligations under the Operative Documents and each of the other documents and agreements executed by it in connection therewith; (iii) each such document executed by the Lenders, the Agent, the Documentation Agent and the Security Agent has been duly authorized, executed and delivered by each of the Lenders, the Agent, the Documentation Agent and the Security Agent, as the case may be, and constitutes the legal, valid and binding obligation of each of such parties, enforceable against it in accordance with its terms; (iv) that each party to the Documents has complied with all legal requirements pertaining to its status as such status relates to its rights to enforce the Documents against the other party; (v) that there has not been any mutual mistake of fact or misunderstanding, fraud, duress or undue influence in connection with the Documents; and (vi) that there are no agreements or understandings among the parties to the Documents, written or oral, or usage of trade or course of prior dealing among such parties, that would, in any case, define, supplement or qualify the terms of the Documents.

          You also have advised us that in rendering the opinions set forth below we may assume that (A) with respect to the Pledge Agreement and the Security Agreement, Brylane or the Subsidiaries has "rights" in the Collateral (as defined in such agreements) within the meaning of Section 9-203 of the Uniform Commercial Code of the State of Massachusetts (the "Massachusetts UCC"), consistent with the purposes of the Pledge Agreement and the Security Agreement;
(B) the description of the Collateral reasonably identifies what is described;
(C) with respect to the Mortgage, (i) the Mortgage secures a fee interest in real property and (ii) the Mortgagee is either an entity qualified to transact business in the state of Massachusetts or a foreign banking corporation under the laws of such state; (D) the funds to be loaned or advanced to Brylane, as contemplated by the Credit Agreement, have been or will be, as applicable, delivered to and received by Brylane; and (E) each Subsidiary has received adequate consideration in connection with its obligations under the Guarantee Agreement and each of the other Operative Documents to which it is a party. We also have assumed that the holders of the Notes (whether the Lenders or any subsequent holders), the Agent, the Documentation Agent and the Security Agent will act in good faith and will seek to enforce their rights and remedies under the Operative Documents in a commercially reasonable manner.

          We also have assumed that the constitutionality or validity of a relevant statute, rule, regulation or agency action is not in issue unless a reported decision has specifically addressed but not resolved, or has established, its unconstitutionality or invalidity.

          We have investigated such questions of law for the purpose of rendering this opinion as we have deemed necessary. We are attorneys admitted to practice only in the State of Massachusetts and we opine herein only as to the effect of the law of the State of Massachusetts on the subject transactions. We do not opine on, and we assume no responsibility as to, the applicability to or the effect on any of the matters covered herein of, the laws of any other jurisdiction, including, without limitation, federal laws. In addition, we do not express any opinion as to any law of the State of Massachusetts applicable to the environment, taxes, "bulk sales," securities, "blue sky" or antifraud matters.

          The opinions set forth below are subject to the following additional limitations, qualifications and exceptions:

          (a) the enforceability of the Operative Documents may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, or similar laws now or hereafter in effect relating to creditors' rights and remedies generally;

          (b) the remedies of specific performance and injunctive and other forms of relief are subject to general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity) and such enforceability may be subject to the discretion of the court before which any proceeding therefor may be brought;

          (c) certain remedial and exculpatory provisions contained in the Operative Documents may be unenforceable (including (i) certain self-help provisions and provisions which purport to create evidentiary standards; (ii) provisions which purport to restrict access to legal or equitable remedies or to waive or release any statutory provisions or common law rights or benefits that may not be waived or released; and (iii) under certain circumstances, provisions declaring that the failure to exercise or delay in exercising rights or remedies will not operate as a waiver of any such right or remedy);

          (d) no opinion is expressed as to the enforceability of provisions which purport to establish consent to the jurisdiction of any court; and

          (e) no opinion is expressed below with respect to the enforceability of provisions regarding indemnification against liabilities where such indemnification is contrary to public policy.

          The opinions set forth herein are as of the date of this letter and we do not render any opinion as to the effect of any matter which may occur subsequent to the date hereof.

          Based upon and subject to the foregoing, after giving effect to the consummation of the transactions contemplated by the Operative Documents, we are of the opinion that:

          1. Chadwick's, Inc. is a corporation duly organized and validly existing under the laws of the state of Massachusetts and has all corporate power and authority to carry on its business as now conducted or as proposed to be conducted.

          2. The execution, delivery and performance by each of the Loan Parties of the Operative Documents to which it is a party and the consummation of the Financing Transactions and, to the extent involving Brylane or any Subsidiary, the other Transactions, require no action by or in respect of, or filing with, any Governmental Authority of the State of Massachusetts other than
(i) filings required to perfect Liens granted under the Security Documents; and
(ii) such actions as have been duly taken or filings that have been made.

          3. The execution, delivery and performance by each of the Loan Parties of the Operative Documents to which it is a party do not, assuming compliance with the filing requirements referred to in paragraph 3 above, contravene, or conflict with, or constitute a violation of any provision of any present Massachusetts law or regulation binding upon or applicable to Brylane or the Subsidiaries nor result in the creation or imposition of any Lien (except as contemplated by the Operative Documents) on any asset of

Brylane or the Subsidiaries, which contravention, conflict or violation, individually or in the aggregate, would have a material adverse effect on the business, condition (financial or other), results of operations or properties or prospects of Brylane and its Subsidiaries, taken as a whole.

          4. Each of the Credit Agreement and the Mortgage constitutes the valid and binding obligation of Brylane, enforceable against it in accordance with its terms. The Mortgage is in proper form for recordation upon the land records of the town in the state of Massachusetts where the mortgaged property is located and, upon proper recordation of the Mortgage upon such land records, the Mortgagee will have a valid and perfected mortgage lien on the Mortgaged Property. The Fixture Filing is in proper form for recording on the land records of the town in the state of Massachusetts where the Mortgaged Property is located and, upon proper recordation of the Fixture Filing upon said land records, the Security Agent, on behalf of the Secured Parties, will have a valid and perfected security interest in all of the Borrower's right, title and interest in and to the fixtures described therein and no further filing or refiling or other action is necessary in the state of Massachusetts in order to perfect or maintain such security interest.

          5. The Notes, when executed and delivered by Brylane in accordance with the Credit Agreement, will constitute valid and binding obligations of Brylane, enforceable against it in accordance with its terms. Each of the Guarantee Agreement, the Pledge Agreement and the Security Agreement constitutes the valid and binding obligation of each of the Loan Parties that is a party thereto, enforceable against such party in accordance with its terms.

          6. The Security Agreement creates a valid security interest (the "Security Interest") in favor of the Security Agent, for the benefit of the Secured Parties in the Collateral (as each such term is defined in the Security Agreement). The Security Interest validly secures the Obligations, including the payment of any future Loans made by the Lenders to Brylane, whether or not at the time such Loans are made an Event of Default or other event not within the control of the Lenders has relieved or may relieve the Lenders from their obligations to make such Loans.

          7. Assuming that (i) financing statements covering the Collateral have been duly executed by the debtors and the Secured Parties and have been duly filed in the offices listed on Schedule I hereto, (ii) the correct names and addresses of the debtors and the Secured Parties are set forth in the financing statements and (iii) the representations made by the Loan Parties in the Documents with respect to locations of the Collateral and the Loan Parties are and remain true and correct, such filings are sufficient to perfect the security interests created by the Security Agreement in all right, title and interest of the debtors in those items and types of Collateral described in the Security Agreement in which a security interest may be perfected by filing a financing statement under the Massachusetts UCC.

          8. Upon delivery to the Security Agent pursuant to the Pledge Agreement of the shares of capital stock and the promissory notes listed on
Schedule I to the Pledge Agreement (the "Current Pledged Securities"), together with stock powers duly executed in blank, and assuming (i) the Security Agent takes possession of the certificates representing all Current Pledged Securities in the State of Massachusetts, (ii) the Security Agent is taking such Current Pledged Securities for value in good faith, and (iii) the Security Agent and the Secured Parties are without notice of any adverse claim with respect to the Current Pledged Securities within the meaning of Section 8-302 of the Massachusetts UCC, the security interest created in favor of the Security Agent for the benefit of the Secured Parties under the Pledge Agreement in the Current Pledged Securities constitutes a valid and perfected security interest, provided, however, that:
--------  -------

          (a) in the case of the issuance of additional securities in respect of the Current Pledged Securities and the pledge in accordance with the Pledge Agreement of additional securities, (in each case as such term is defined in Section 8-102 of the Massachusetts UCC), the security interests therein will be perfected (A) with reference to certificated securities, only if possession thereof is obtained by the Security Agent in accordance with the provisions of the Pledge Agreement, and (B) with reference to uncertificated securities, only upon compliance with Section 8-321 of the Massachusetts UCC;

          (b) in the case of proceeds, continuation of perfection of the Security Agent's security interest therein is limited to the extent set forth in Section 9-306 of the Massachusetts UCC; and

          (c) we express no opinion as to continuation of perfection of the security interest in the Current Pledged Securities to the extent they are held by the Security Agent other than in the State of Massachusetts.

          The foregoing opinions are subject to the qualification that we express no opinion as to (a) the creation, validity, attachment or perfection of the security interests created by the Pledge Agreement and the Security Agreement insofar as they are not governed by Articles 8 or 9 of the Massachusetts UCC; and (b) the adequacy of the description of the Collateral insofar as such description includes terms which are not defined under Articles 8 or 9 of the Massachusetts UCC.

          Our opinion expressed in paragraph 4 is limited to those laws and regulations that a lawyer exercising customary professional diligence would reasonably recognize as being directly applicable to the Loan Parties, the Transactions and the Financing Transactions.

          No opinion is expressed above as to any law, statute, rule or regulation which is applicable to the Transactions or the Financing Transactions because of the nature of any of the Agent's, the Documentation Agent's, the Security Agent's and the Lenders' businesses.

          This opinion is rendered only to you and is solely for your benefit in connection with the Credit Agreement. This opinion may not be relied upon by you for any other purpose, nor may it be relied upon by any other person, firm or corporation for any purpose without our prior express written consent.


                                       Very truly yours,

                                       ------------------------------
                                       Foley, Hoag & Elliot

                                                                       EXHIBIT H
                                   [Form of]

                            PERFECTION CERTIFICATE


          The undersigned, the [Financial Officer] of BRYLANE, L.P., a Delaware limited partnership (the "Borrower"), with reference to (a) the Credit Agreement dated as of December 9, 1996 (the "Credit Agreement"), among the Borrower, the
                                   ----------------
lenders listed on the signature pages thereof, Morgan Guaranty Trust Company of New York, as administrative agent, and Merrill Lynch Capital Corporation, as documentation agent, and (b) the Security Agreement dated as of December , 1996 (the "Security Agreement"), among the Borrower, certain subsidiaries of the
      ------------------
Borrower and Morgan Guaranty Trust Company of New York, as security agent (all terms used but not defined herein having the meanings given them in the Credit Agreement and the Security Agreement), hereby certifies to the Agent, the Security Agent and each Lenders as follows:

          1.  Names.  (a)  The exact name of the Borrower and of each Subsidiary
              ------
Grantor under the Security Agreement as such name appears in its respective certificate of limited partnership, certificate of incorporation or partnership agreement, as applicable, is as follows:

          (b) The following is a list of all other names (including trade names or similar appellations) currently used by the Borrower and any Subsidiary Grantor or any of its divisions or other business units in connection with the conduct of its business or the ownership of its properties:

          2.  Current Locations.  (a)  The chief executive office of the
              ------------------
Borrower and each Subsidiary Grantor is located at the following address:

Name               Mailing Address               County         State
----               ---------------               ------         -----

          (b) The following are all locations where the Borrower or any Subsidiary Grantor maintains any books or records relating to any accounts receivable:

Name               Mailing Address               County         State
----               ---------------               ------         -----


          (c) The following are all the places of business of the Borrower or any Subsidiary Grantor not identified above:

Name               Mailing Address               County         State
----               ---------------               ------         -----


          3.   File Search Reports.  Attached hereto as Schedule 3(A) are true
               --------------------
copies of file search reports from the Uniform Commercial Code filing offices in each jurisdiction identified in Section 2 hereof with respect to the Borrower and each Subsidiary Grantor. Attached hereto as Schedule 3(B) is a true copy of each financing statement or other filing identified in such file search reports with respect to any Transferor.

          4.   UCC Filings.  A duly signed financing statement on Form UCC-1 in
               ------------
substantially the form of Schedule 4 hereto has been delivered to the Security Agent for filing in the Uniform Commercial Code filing office in each jurisdiction identified in Section 2(a) hereof with respect to the Borrower or any Subsidiary Grantor.

          5.   Schedule of Filings.  Attached hereto as Schedule 5 is a schedule
               --------------------
setting forth, with respect to the filings described in Section 4 above, each filing office in which such filing is to be made.

          IN WITNESS WHEREOF, we have hereunto set our hands this      day of
December 1996.


                                       ___________________________________
                                       Title:

                                                                       EXHIBIT I



                                       ISSUING BANK AGREEMENT dated as of [ ],
                                  among BRYLANE, L.P., a Delaware limited
                                  partnership (the "Borrower"), [________] (the "New Issuing Bank"), and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as administrative agent (the "Administrative Agent") for the lenders (the "Lenders") party to the Credit Agreement dated as of December 9, 1996 (as amended or modified, the "Credit Agreement"), among the Borrower, the Lenders, the Administrative Agent and MERRILL LYNCH CAPITAL CORPORATION, as documentation agent (the "Documentation Agent").


          The New Issuing Bank is a Lender party to the Credit Agreement. Capitalized terms used herein and not otherwise defined herein are used as defined in the Credit Agreement. The Borrower desires to appoint the New Issuing Bank as an "Issuing Bank" under the Credit Agreement, and the New Issuing Bank desires to accept such appointment.

          Accordingly, it is hereby agreed that, subject to the consent of the Administrative Agent, the New Issuing Bank shall be an "Issuing Bank" under the Credit Agreement, with all the rights, powers and obligations of an Issuing Bank thereunder.

          By its execution hereof, the Administrative Agent hereby consents to the appointment of the New Issuing Bank as an "Issuing Bank" under the Credit Agreement. The Borrower shall pay to the New Issuing Bank, for its own account, a fee at the rate of __% per annum on the amount available to be drawn on each outstanding Letter of Credit issued by the New Issuing Bank.

          This Agreement shall constitute a part of the Credit Agreement. Without limiting the generality of the foregoing, Sections 10.09 and 10.10 of the Credit Agreement shall apply to this Agreement.


          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.


                                       BRYLANE, L.P.,

                                         by VGP CORPORATION, General
                                            Partner,

                                            by_________________________________
                                              Name:
                                              Title:


                                       [NEW ISSUING BANK],

                                         by____________________________________
                                           Name:
                                           Title:
                                           [Address for notices]


                                       MORGAN GUARANTY TRUST COMPANY
                                       OF NEW YORK, as Administrative Agent,

                                       by______________________________________
                                         Name:
                                         Title: